As filed with the Securities and Exchange Commission on September 3, 2002
================================================================================
                                                    Registration No. ___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  NEVADA                              DALECO RESOURCES CORPORATION                             23-2860734
(State or Other Jurisdiction of Incorporation      (Name of Registrant in Our Chapter)         (I.R.S. Employer Identification No.)
             or Organization)

                                                                     1311                                Gary J. Novinskie
     120 North Church Street                               (Primary Standard Industrial              120 North Church Street
 West Chester, Pennsylvania 19380                          Classification Code Number)           West Chester, Pennsylvania 19380
          (610) 429-0181
(Address and telephone number of Principal                                                               (610) 429-0181
   (Address and telephone number of Principal                                                   (Name, address and telephone number
Executive Offices and Principal Place of Business)                                                      of agent for service)

                                                             Copies to:
                      Clayton E. Parker, Esq.                                      C. Warren Trainor, Esq.
                        Troy J. Rillo, Esq.                                 Ehmann, Van Denbergh & Trainor, P.C.
                   Kirkpatrick & Lockhart LLP                                   Suite 725, Two Penn Center
              201 S. Biscayne Boulevard, Suite 2000                               Philadelphia, Pa 19102
                      Miami, Florida 33131                                            (215) 851-9800
                        (305) 539-3300                                        Telecopier No.: (215) 851-9820
                 Telecopier No.: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                                          PROPOSED
                                                       PROPOSED           MAXIMUM
                                                        MAXIMUM           AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF          AMOUNT TO BE      OFFERING           OFFERING     REGISTRATION
   SECURITIES TO BE REGISTERED        REGISTERED         PRICE            PRICE (1)        FEE
                                                       PER SHARE(1)
---------------------------------------------------------------------------------------------------

Common stock, par value $0.01
per share                          35,988,580 Shares     $0.46          $16,554,747       $1,523.03
---------------------------------------------------------------------------------------------------
Common stock, par value $0.01
per share, underlying
convertible debentures                610,652 Shares  $0.55(2)             $335,859          $30.90
---------------------------------------------------------------------------------------------------
TOTAL                              37,239,232 Shares     $0.46          $17,130,047       $1,575.96
===================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of August 30, 2002.

(2) Represents the maximum price at which the debentures may be converted into shares of common stock of the issuer.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  Subject to completion, dated September 3, 2002

                          DALECO RESOURCES CORPORATION
                        37,239,232 SHARES OF COMMON STOCK


      This prospectus relates to the sale of up to 37,239,232 shares of Daleco's common stock by certain persons who are, or will become, stockholders of Daleco. Please refer to "Selling Stockholders" beginning on page 15. Daleco is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Daleco will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by Daleco.


      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On August 30, 2002, the last reported sale price of our common stock was $0.46 per share. These prices will fluctuate based on the demand for the shares of common stock.


      The selling stockholders consist of:

         o Cornell Capital Partners, who intends to sell up to an aggregate amount of 24,185,750 shares of common stock, including 22,727,272 shares of common stock to be acquired pursuant to the Equity Line of Credit, 610,652 shares of common stock to be acquired pursuant to the conversion of convertible debentures previously purchased from Daleco and 847,826 shares of common stock issued as a commitment fee pursuant to the Equity Line of Credit.

         o Westrock Advisors, Inc., an unaffiliated registered broker-dealer retained by Daleco as its placement agent in connection with the Equity Line of Credit, who intends to sell up to 21,739 shares of common stock received as a placement agent fee.

         o Other selling stockholders, who may sell up to 13,031,743 shares of common stock.


      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay Daleco 95% of the lowest daily volume weighted average price of its common stock for the 5 trading days immediately following the notice date of an advance. Daleco has paid Cornell Capital Partners a one-time commitment fee of $390,000, paid by the issuance of 847,826 shares of common stock. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Equity Line of Credit. The 5% discount, the one-time commitment fee and the 5% retainage are underwriting discounts.


      Daleco has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as its placement agent in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 21,739 shares of Daleco's common stock, which is equal to $10,000 at a closing bid of $0.46 on July 23, 2002. Westrock Advisors, Inc. is not participating as an underwriter in this offering.


      Brokers and dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.


      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.


      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.


      With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 36 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September __, 2002.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................2
THE OFFERING...................................................................3
RISK FACTORS...................................................................7
RISKS RELATED TO OUR BUSINESS..................................................7
RISKS RELATING TO THIS OFFERING...............................................11
FORWARD-LOOKING STATEMENTS....................................................14
SELLING STOCKHOLDERS..........................................................15
USE OF PROCEEDS...............................................................19
DILUTION......................................................................20
EQUITY LINE OF CREDIT.........................................................21
PLAN OF DISTRIBUTION..........................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................25
DESCRIPTION OF BUSINESS.......................................................35
MANAGEMENT....................................................................52
LEGAL PROCEEDINGS.............................................................58
PRINCIPAL STOCKHOLDERS........................................................59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................62
MARKET PRICE OF, AND DIVIDENDS ON, THE REGISTRANT'S COMMON
   EQUITY AND OTHER STOCKHOLDER MATTERS.......................................64
DESCRIPTION OF SECURITIES.....................................................67
EXPERTS.......................................................................70
LEGAL MATTERS.................................................................70
HOW TO GET MORE INFORMATION...................................................71
FINANCIAL STATEMENTS.........................................................F-1

--------------------------------------------------------------------------------


      Our audited financial statements for the fiscal year September 30, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY


                                    OVERVIEW

      Daleco Resources Corporation, a Nevada corporation, is a natural resources holding company whose subsidiaries are engaged in the exploration, development and production of oil and gas properties, the harvesting of timber concessions, the development and production of mineral interests and the sale and exchange of natural resources and content over the internet. Daleco Resources is the parent company for 10 wholly-owned subsidiaries: Westlands Resources Corporation, Sustainable Forest Industries, Inc., Deven Resources, Inc., DRI Operating Company, Inc., Tri-Coastal Energy, Inc., Tri-Coastal Energy, L.P., Clean Age Minerals, Incorporated (f/d/b/a Strategic Minerals, Inc.), CA Properties, Inc, The Natural Resources Exchange, Inc. and 16/6, Inc.


                                    ABOUT US

      Our principal office is located at 120 North Church Street, West Chester, Pennsylvania 19380. Our telephone number is (610) 429-0181.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of Daleco. The selling stockholders consist of:

      o Cornell Capital Partners, who intends to sell up to an aggregate amount of 24,185,750 shares of common stock, including 22,727,272 shares of common stock to be acquired pursuant to the Equity Line of Credit (assuming a purchase price of $0.44 under the Equity Line of Credit), 610,652 shares of common stock to be acquired pursuant to the conversion of convertible debentures previously purchased from Daleco (at a maximum conversion price of $0.552 per share on the closing date of the debentures. This amount could change if 80% of the average lowest three closing bid prices of our stock for the five trading days immediately preceding the date of conversion of the debenture is less than $0.552) and 847,826 shares of common stock issued as a commitment fee pursuant to the Equity Line of Credit.

      o Westrock Advisors, Inc., an unaffiliated registered broker-dealer retained by Daleco as its placement agent in connection with the Equity Line of Credit, who intends to sell up to 21,739 shares of common stock received as a placement agent fee.

      o Other selling shareholders, who may sell up to 13,031,743 shares of common stock.

      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $10 million. The amount of each advance is subject to an aggregate monthly maximum advance amount of $75,000 with a minimum of 5 trading days between advances with up to four advances per month. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 5% discount to the lowest daily volume weighted average price of our common stock for the 5 trading days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit, and received a one-time commitment fee of $390,000, paid by the issuance of 847,826 shares of common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

       Daleco has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as its placement agent in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 21,739 shares of Daleco's common stock, which is equal to $10,000 at a closing bid of $0.46 on July 23, 2002. Westrock Advisors, Inc. is not participating in this offering as an underwriter.


COMMON STOCK OFFERED                                    37,239,323 shares by selling stockholders

OFFERING PRICE                                          Market price

COMMON STOCK  OUTSTANDING  BEFORE THE OFFERING(1)       20,101,622  shares of common stock

USE OF PROCEEDS

                                                         We will not  receive  any  proceeds of
                                                         the  shares  offered  by  the  selling
                                                         stockholders.  Any proceeds we receive
                                                         from the sale of  common  stock  under
                                                         the Equity Line of Credit will be used
                                                         for  the  extraction,  processing  and
                                                         delivery  of our  mineral  and  timber
                                                         properties,  as  well  as for  general
                                                         working capital purposes.  See "Use of
                                                         Proceeds."

RISK  FACTORS                                            The securities  offered hereby involve
                                                         a high  degree  of risk and  immediate
                                                         substantial   dilution.    See   "Risk
                                                         Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                   DLOV

_______________

1      Excludes  warrants to purchase  3,214,579  shares of common  stock,  options to purchase
       5,610,000  shares of common stock,  8,000 shares of Class "A" 10%  Cumulative  Preferred
       Shares,  375,000  shares  of  Class  "B"  8%  Cumulative  Convertible  Preferred  Shares
       convertible into up to a maximum of 3,000,000 shares of common stock (converts at 85% of the average  closing  price of the five most recent days prior to the date of conversion with a minimum price of $1.25 per share), 85,116 shares of stock issued to Mr. Novinskie and Mr. Amir pursuant to their Key Man Agreements dated November 16, 2001 and debentures convertible into 610,652 shares of common stock (at 120% of the closing bid price on the date of the  closing of the Equity  Line of Credit,  or $0.552  cents per  share).  This figure includes  13,901,308 shares of common stock issued and outstanding and covered by this  offering,  consisting of 847,826  shares issued to Cornell  Capital  Partners as a commitment  fee pursuant to the Equity Line of Credit,  21,739 shares issued to Westrock
       Advisors,  Inc.  as a  placement  agent  fee,  10,590,665  shares  issued to the  former shareholders of Clean Age Minerals, 817,728 issued to Terra Silex Holdings, LLC, 983,350 shares issued to Leon Prince and Alexander Maguire (which was acquired from the original shareholders  of 16/6,  Inc.,  which was acquired by Daleco in Fiscal 2001 for 1,000,000 shares of common stock) and 640,000 shares issued to Sumitomo Corporation of America.

                                             SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                 NINE MONTHS ENDED                      YEAR ENDED
                                                       JUNE 30,                       SEPTEMBER 30,
                                             -------------------------------  -----------------------------------------
STATEMENT OF OPERATION DATA                   2002                   2001            2001                    2000
                                             ------------    ---------------  ----------------          ---------------
Revenue
  Oil and Gas Sales                       $       786,980    $      2,156,293     $   3,644,442    $     3,191,750
  Net Profit Interest Receipts                         --                  --                --             10,541
  Royalty Receipts                                 12,604              23,510            29,358             18,915
  Timber Sales                                         --                  --                --                 --
  Mineral Sales                                        --                  --                --                 --
                                             ------------    ----------------   ---------------      -------------
   Total Operating Income                 $       799,584    $      2,179,803     $   3,673,800    $     3,221,206
                                             ------------    ----------------   ---------------      -------------

  Interest Income                                      --                  --                --                 --
  Well Management                                  51,334             246,505           264,339            383,597
  Ptr. Management                                      --                  --            52,078             96,646
  Other Income                                         --                  --         2,234,722            878,685
                                             ------------    ----------------   ---------------      -------------
   Total Other Income                     $        51,334    $        246,505     $   2,551,139    $     1,358,928
                                             ------------    ----------------   ---------------      -------------

   Total Income                           $       850,918    $      2,426,308     $   6,224,939    $     4,580,134
                                             ============    ================   ===============      =============

Expenses

  Lease Operating Expenses -- Oil and Gas $       509,904    $        610,621     $   1,186,240    $     1,127,436
  Lease Operating Expenses -- Timber                   --                  --                --                 --
  Lease Operating Expenses -- Minerals                 --                  --            73,288                 --
  Net Profit Interest Expenses                         --                  --                --                 --
  Prod Tax                                         58,954             118,595           136,333            136,667
  DD&A (includes Depreciation)                  1,095,685             828,643         1,459,768            713,775
  Third Party Distributions                        39,767           1,115,002         3,007,617          1,750,410
                                             ------------    ----------------   ---------------      -------------
   Total Well Expense
                                          $     1,704,310    $      2,672,861     $   5,863,246    $     3,728,288
                                             ------------    ----------------   ---------------      -------------
Interest Expense                          $      $461,773    $        591,911           781,443            928,776
  General and Administrative Expenses             480,499             405,220           601,238            402,593
  Legal and Professional Expenses                 187,567             118,808           408,207            413,692
  Financial Advisor Fees                           30,000                  --                --                 --
  Shareholder Information                          23,413               6,296            12,592              6,509
  Amortization of Debt Costs                           --              51,843            69,124            103,689
  Amortization of Goodwill                             --                  --                --                 --
                                             ------------    ----------------   ---------------      -------------
  Total Expenses                          $     2,887,552    $      3,846,939   $     7,735,849    $     5,583,547
                                             ============    ================   ===============    ===============
Net Income (Loss)                         $   (2,036,644)    $      1,420,631   $   (1,510,910)    $   (1,003,413)
                                          ===============    ================   ===============    ===============
Basic and Fully Diluted Net Loss          $(0.11)/$(0.06)    $ (0.41)/$(0.06)   $(0.31)/$(0.06)    $(0.32)/$(0.04)
                                          ===============    ================   ===============    ===============

                                                                JUNE 30,          SEPTEMBER 30,
                                                                  2002                2001
CONSOLIDATED BALANCE SHEETS                                   -------------        -------------

ASSETS
  Current Assets
   Cash Accounts                                                 $     630,721    $   2,501,040
   C/Ds                                                                132,743           75,000
   Account receivables                                                 388,962          310,936
   Jib Receivables                                                          --               --
   Prepaid Mineral Royalties                                           409,642          409,642
   Other Current Assets                                                  5,369           18,274
                                                                 -------------    -------------
    Total Current Assets                                         $   1,567,437    $   3,314,891
                                                                 -------------    -------------
Other Assets
  Investment in Mining Joint Venture                              $         --    $          --
  Goodwill                                                             813,357          813,357
  Accumulated Amortization Goodwill                               (   813,357)        (813,357)
    Net Goodwill                                                            --               --
  Debt Placement Costs                                                 584,815          584,815
  Accumulated Amortization                                        (   584,815)        (584,815)
    Net Debt Placement Costs                                                --               --
  Equity Placement Costs                                                    --               --
  Accumulated Amortization Equity Costs                                     --               --
    Net Equity Placement                                                    --               --
  Other Assets                                                              --               --
                                                                 -------------    -------------
    Total Other Assets                                            $         --    $          --
                                                                 -------------    -------------

Fixed Assets
  Oil and Gas Properties                                          $ 12,607,950    $  12,607,950
  Accumulated DD&A                                                 (6,027,950)      (5,807,950)
    Net Oil and Gas Property                                         6,580,000       6,800,000
  Mineral Properties                                                12,609,100      12,609,100
  Accumulated DD&A                                                          --              --
    Net Mineral Property                                            12 609,100      12,609,100
  Timber Properties                                                  1,028,342       1,028,342
  Accumulated DD&A                                                 (1,028,342)     (1,028,342)
    Net Timber Property                                                     --              --
  Technology/Patent Rights                                           7,767,000       7,767,000
  Accumulated DD&A                                                 (1,208,148)       (633,363)
    Net Tech./Patent Rights                                          6,558,852       7,133,637
  Property, Equipment, Furniture & Fixtures                            514,749         485,648
  Accum. Depr (P, E, P & P)                                          (472,105)       (173,020)
    Net (P, E, P & P)                                                   42,644         312,628
  Leasehold Improvements                                                    --              --
  Accu. Amort. (Lease Improvements)                                         --              --
    Net Lease Improvements                                                  --              --
                                                                  ------------     ------------
    Total Fixed Assets                                            $ 25,790,596     $26,855,365
                                                                  ============     ===========

    Total Assets                                                  $ 27,358,033     $30,170,256
                                                                  ============     ===========


                                                                JUNE 30,          SEPTEMBER 30,
                                                                  2002                2001
CONSOLIDATED BALANCE SHEETS                                   -------------        -------------




LIABILITIES
   Trade A/P                                                $    721,982          $ 1,403,176
  Notes Payable                                                  112,543              126,542
  Note Due Related Pty.                                          688,946              551,964
  HFI Financing                                                5,154,783            5,154,783
  Loans--1st Regional                                            100,000              100,000
  Clean Age Minerals Loans                                       514,881              514,881
  Sonata and Standard Energy Financing                                --              349,092
  Accrued Interest Expense                                     2,148,265            2,188,226
  Accrued Dividend Expense                                     1,337,929            1,701,689
  Accrued Expense Reimbursements                                  56,031               43,454
  Accrued Salary Expense                                         170,595              111,220
                                                             --------------       --------------
   Total Current Liabilities                                $ 11,005,956          $12,245,009
                                                             --------------       --------------
  Long Term Debt                                            $         --          $        --

   Total Long Term Debt                                     $         --          $        --

   Total Liabilities                                        $ 11,005,956          $12,245,009
                                                             --------------       --------------

EQUITY
  Beginning Retained Earnings                               $(19,743,005)         $(16,674,186)
  Current Period Income/(loss)                                  (478,738)           (1,510,911)
  Add. Paid in Capital                                         36,378,167            36,041,640
  Preferred Stock                                                   3,830                20,178
  Common Stock                                                    191,822                48,526
                                                             --------------       --------------
   Total Equity                                             $  16,352,077         $  17,925,247
                                                             --------------       --------------

   Total Liabilities and Equity                             $  27,358,033         $  30,170,256
                                                            ===============       ==============

                                  RISK FACTORS

      Daleco is subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

      We have historically lost money. In the year ended September 30, 2001 and for the nine months ended June 30, 2002, we had a net loss of ($1,510,910) and ($2,036,644), respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations historically have not been profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations in the future.

WE ARE IN BREACH OF OBLIGATIONS RELATING TO CERTAIN OUTSTANDING PROMISSORY NOTES

      Daleco has defaulted on a number of obligations. We do not have sufficient resources to satisfy all these obligations if demand is made. These obligations are described below:

      HELLER FINANCIAL. In August 1997, Daleco entered into an arrangement with Heller Financial, Inc., now HFI Financial, Inc., whereby Heller agreed to provide Daleco with up to $15,000,000 in financing. In January 1999, Heller declared the loan to be in default, as a result of the pledged properties failure to generate the required interest payments. This was attributable to the decrease in the low worldwide prices for oil. Although we have brought the note current, the declaration of default remains outstanding. The obligations to Heller are non-recourse to Daleco and payable solely out of the oil and properties pledged to Heller as collateral. Because the obligations to Heller are non-recourse to us, Heller's only recourse would be to foreclose on the oil and gas properties securing its note. We have no independent obligation to Heller to satisfy its loan. All of the proceeds from production from those oil and gas properties goes to Heller under the loan documents. As such, we would not be materially adversely affected by their loss.

      MR. AMIR. Funds have been made available to us by Mr. Amir, an officer and director of Daleco, in the form of unsecured loans. As of June 30, 2002, Daleco was indebted to Mr. Amir in the amount of $812,531, consisting of the following:

      o Note dated October 1, 1995, bearing interest at the rate of prime, plus 3% in the principal amount of $91,062.00.

      o Note dated October 1, 1995 bearing interest at the rate of 7% in the principal amount of $435,884.

      o Note dated July 20, 1998 in the face amount of $25,000 bearing interest at the rate of 2% over the prime rate charged by the Huntington National Bank of Columbus, Ohio, through the maturity date, November 21, 1998 and 18% thereafter. As of June 30, 2002, this amounted to $41,758.

      o Note dated June 17, 2002 bearing interest at the rate of 7% in the principal amount of $137,000.

      o Mr. Amir was also entitled to payment of $25,000 under his Key Man Contract on June 30, 2002.

      o Prior to conversion of his Series A Preferred Stock into common stock, Mr. Amir was entitled to have received dividends in the amount of $91,550.72, of which $59,337.72 remains outstanding.

      o As of June 30, 2002, Daleco owed Mr. Amir $11,762.41 in unreimbursed expenses and $16,667 in accrued but unpaid salary.

      MR. NOVINSKIE. Under the terms of Mr. Novinskie's employment agreement, Mr. Novinskie was to have received a cash bonus of $25,000 as of June 30, 2002. This bonus was not paid. As of June 30, 2002, Daleco owed Mr. Novinskie $38,120 in unreimbursed expenses and $16,667 in accrued but unpaid salary and $25,000 in accrued and unpaid bonuses.

      CLEAN AGE MINERALS. Pursuant to Paragraph 5.1 of the Agreement and Plan of Merger by and among Clean Age Minerals, Incorporated and Strategic Minerals, Inc. and Daleco dated September 19, 2000, obligations of Clean Age Minerals to certain officers, directors and third parties were to have been satisfied within one year of the merger. The indebtedness totaled $514,881 and was evidenced by Notes dated September 19, 2000. The Notes were due and payable on or before September 18, 2001 and provide for interest at the rate of 8% per annum. These Notes remain outstanding. As of June 30, 2002, the total amount payable on these notes is $586,979, representing principal of $514,881 and accrued but unpaid interest of $72,098. Of this amount, $153,593 representing $134,811 in principal and $18,782 in accrued but unpaid interest is due and owing to Mr. Robert E. Martin, a director of Daleco and President of Clean Age Minerals.

      MR. ERLICH. We are also indebted to Mr. Erlich, a former officer and director of Daleco, in the amount of $111,180 (which amount includes principal and accrued and unpaid interest).

      MRS. TRAINOR. As of June 30, 2002, $41,758 is owed by us to the wife of Mr. Trainor, a director of Daleco, under a Note dated July 20, 1998 in the face amount of $25,000 bearing interest at the rate of 2% over the prime rate charged by the Huntington National Bank of Columbus, Ohio, through the maturity date, November 21, 1998 and 18% thereafter.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

      We have primarily relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available if needed or on terms more favorable than that offered under the Equity Line of Credit or obtained by us in the past. Our inability to obtain adequate financing may result in our need to curtail business operations and delay the development of our assets. A lack of capital resulting in our inability to develop and market our assets would be materially harmful to our business and may result in a lower stock price. Although we do not believe that we will need to raise any capital over and above the $10,000,000 Equity Line of Credit, there is the possibility that we might elect not to draw down under the Equity Line of Credit because of unfavorable stock prices or other factors. In that case, we may need to raise additional capital to fund our anticipated operating expenses, development and marketing of our assets through other sources.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

      Our independent auditors have added an explanatory paragraph to its audit opinions issued in connection with the year ended September 30, 2001 and 2000 financial statements, which states that our recurring net losses, negative operating cash flow, and uncertainty as to our ability to realize the full value of the non-metallic minerals acquired in the acquisition of Clean Age Minerals, which raises substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our ability to obtain additional funding will determine our ability to continue as a viable entity and the level at which we can conduct our operations

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2002 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES ON THAT DATE

      We had a working capital deficit of $9,438,519 as of June 30, 2002, which means that our current liabilities exceeded our current assets by $9,438,519. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2002 were not sufficient to satisfy all of our liabilities listed as current on that date. However, of the $9,438,519 of working capital deficit, $6,982,954 is our non-recourse obligation to Heller. This means that Heller may only look to the oil and gas properties securing that note for payment of that obligation. We have no independent obligation to Heller to repay the note should the oil and gas properties securing that note be insufficient to satisfy that note.

      Additionally, $1,087,669 of the working capital deficit was owed to insiders or affiliates of ours who have agreed to defer repayment of our indebtedness to them until our cash flow position improves. Other than the Heller loan, all of our liabilities are unsecured.

OIL AND GAS EXPLORATION IS A HIGHLY SPECULATIVE BUSINESS AND NO ASSURANCES CAN BE GIVEN THAT DALECO WILL BE SUCCESSFUL IN ITS EXPLORATION AND EXTRACTION ACTIVITIES

      Searching for oil and/or natural gas is a highly speculative activity that may be marred by numerous unproductive efforts. A well may be dry, while even, a productive well may not produce enough oil and/or gas to generate a profit or even a return of the investment. Exploration involves a high degree of risk of loss. No assurances can be given that Daleco will be successful if it commences exploratory or developmental drilling of its current reserves or newly acquired leaseholds believed to hold commercial quantities of oil or gas reserves.

A MATERIAL DECLINE IN THE PRICE OF OIL OR NATURAL GAS WOULD HARM DALECO'S BUSINESS PROSPECTS BECAUSE THE VALUE OF ANY OIL OR NATURAL GAS RESERVES DALECO MAY DISCOVER WOULD ALSO DECLINE

      A material decline in the market prices of oil or natural gas would materially harm Daleco's business prospects. Such a decline in market prices would result in a lower price for any oil or natural gas reserves Daleco may have. This would cause a devaluation of such reserves.

THE MARKET PRICE FOR OIL IS SUBJECT TO MANY FACTORS BEYOND DALECO'S CONTROL

      The prices at which Daleco sells oil or natural gas, both in intrastate and interstate commerce is established by third parties over which Daleco has no control. Although oil and gas are deregulated, current legislation allows the President or Congress to impose price controls. Unless price controls are imposed, the price paid for such deregulated oil or natural gas is expected to reflect market conditions and contractual arrangements existing at the time the oil or natural gas is sold and could vary widely, depending on such criteria as the location, quality, quantity of oil or natural gas produced. Other factors relevant to the marketability of oil or natural gas are the location of the wells, the amount of proven reserves established for such wells, terrain surrounding wells, well head pressure and pressure of transportation facilities, chemical content of oil or natural gas, availability of oil or natural gas in the surrounding areas from the other sources, the competitive position of other fuels, the regulation of production, transportation and marketing of oil or natural gas by governmental authorities and fluctuation in climate.

THE PRICE OF OUR COMMON STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

      Prior to this offering there has been a limited public market for our common stock and there can be no assurance that an active trading market will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. By definition "penny stocks" are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or otherwise dispose of them. This could cause our stock price to decline.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      Our success largely depends on the efforts and abilities of key executives and consultants. To ensure the retention of our key personnel during this period of development, on November 16, 2001 we entered into Key Man Agreements with Mr. Novinskie, a director, President and Chief Operating Officer of Daleco, Mr. Amir, Chairman of the Board of Directors and Chief Executive Officer, and Mr. Martin, a director and President of Clean Age Minerals. These agreements provide for the employment of these officers for a period of not less than three years and were required as part of out Stock Purchase Agreement and Master Distribution and Marketing Agreement with Sumitomo Corporation of America. The funding provided through the Equity Line of Credit and from our sales are expected to enable us to expand our staff from the six employees we now have to a more diversified staff. The loss of any of our key employees would have a negative interim effect on our abilities to proceed forward as rapidly as we otherwise would. In addition to our key employees, we are assisted through our Master Distribution and Marketing Agreement with Sumitomo Corporation of America whereby, Sumitomo Corporation of America is primarily responsible for the marketing and sales of our minerals and timber products.

WE HAVE PLEDGED SOME OF OUR OIL AND GAS PROPERTIES AS SECURITY FOR THE LOAN TO HELLER FINANCIAL, INC.

      Under Daleco's agreement with Heller Financial, Inc., Daleco's Texas and Oklahoma properties are fully pledged as security for the Heller loan. The Heller loan is in default as discussed above. The existence of Heller's security interests and mortgages on these properties would make it difficult for Daleco to use the same properties to obtain additional financing. Moreover, if Heller seeks to foreclose on these properties due to the prior default, then Daleco could lose its rights to the properties.

WE HAVE OPERATING HAZARDS AND UNINSURED RISKS

      Daleco's oil and gas operations are subject to all of the risks normally associated with the exploration for and production of oil and gas, including mechanical failures, blow-outs, cratering, pollution and fires, each of which could result in damage to or destruction of oil and gas wells or production facilities or damage to persons and property. Presently, due to the age of our oil and gas properties, we are not conducing any exploration activities and just conducting daily operations and performing normal maintenance on our existing wells. While Daleco maintains a $4,000,000 all risks liability policy in amounts, which Daleco believes is adequate, the insurance may not cover all potential operational risks. The occurrence of a significant event not fully insured against could have a material adverse effect Daleco's financial position and cause our stock price to decline.

OUR SUCCESS IS HIGHLY DEPENDANT UPON OUR ABILITY TO COMPETE AGAINST OUR COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO

      In the oil and gas industry, we encounter strong competition from other independent operators and from major oil companies in acquiring properties suitable for development, and in contracting for drilling equipment. Many of these competitors have financial resources and staffs substantially larger than those available to us. The availability of a ready market for oil and gas discovered by us depends on numerous factors beyond our control, including the extent of production and imports of oil and gas, the demand for our products from the United States and Canada, the market price, the proximity and capacity of natural gas pipelines and the effect of state and federal regulations.

      In the mining and marketing of non-metallic minerals market, we encounter strong competition from competitors for the prime locations and quality of the locations' mineral deposits. We believe our ability to develop these mineral deposits may be dependent on the availability of capital and on the general demand for industrial minerals. Our Master Distribution and Marketing Agreement with Sumitomo Corporation of America has and will assist us in this endeavor, without further expenditure of capital by us for the marketing and sale of our minerals.

      The competition for timber, both raw and processed woods, is extremely competitive and primarily controlled by large international conglomerates. We have found it difficult to penetrate these markets, but believe that the shortage of quality hard woods and the demand for environmentally safe building materials will facilitate the marketing of our woods. Our Master Distribution and Marketing Agreement with Sumitomo Corporation of America has and will assist us in this endeavor, without further expenditure of capital by us for the marketing and sale of our timber products.

OUR FUTURE DEPENDS UPON COMPLYING WITH ENVIRONMENTAL REGULATIONS

      Our oil, gas and mining activities are subject to federal, and state laws and regulations relating to environmental quality and pollution control, as well as safety rules as prescribed by the Occupational Safety and Health Administration. The harvesting of our timber is subject to Guyana's Forestry Commission Regulations The discharge of oil, gas or the by-products of drilling, reworking and producing oil and gas into the air, soil or water may give rise to liabilities for the restoration of the environment and to third parties. A variety of federal and state laws and regulations govern the environmental aspects of the production, and transportation of hydrocarbons and may, in addition to other laws and regulations, impose liability in the event of a discharge or seepage (whether or not accidental). Mining laws, to include laws regulating clean air, may impose restrictions on the extraction of our minerals. The laws of Guyana designate the manner in which our timber concessions may be harvested. Compliance with such laws and regulations may increase the cost of the exploration, production and development of our assets although Daleco does not currently anticipate that compliance will have a material adverse effect on the ability of Daleco to continue its operations in the oil and gas industry, its mineral sales or the harvesting and sale of its timber products as presently conducted.

      No assurance can be given that environmental laws will not, in the future, result in more onerous regulations causing a market increase in the cost of production, development and exploration or otherwise adversely affect Daleco's operations or financial ability to conduct its operations in the oil and gas industry, its mineral sales or the harvesting and sale of its timber products. Although Daleco maintains insurance coverage for certain liabilities, including some environmental risks, such as seepage or discharge, such environmental risks are not fully insurable.

                         RISKS RELATING TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 20,101,622 shares of common stock outstanding as of August 30, 2002, of which 13,031,743 of these shares are held by selling shareholders under this offering. The remaining 7,069,879 shares of common stock held by existing stockholders are either freely tradable or tradable under an exemption from registration, such as pursuant to Rule 144, unless otherwise restricted by law, such as those shares held by insiders or certain affiliated entities.


      In addition, we have issued warrants to purchase 3,214,579 shares of common stock, options to purchase 5,610,000 shares of common stock, 8,000 shares of Class "A" 10% Cumulative Preferred Shares, 375,000 shares of Class "B" 8% Cumulative Convertible Preferred Shares convertible into up to a maximum of 3,000,000 shares of common stock (converts at 85% of the average closing price of the five most recent days prior to the date of conversion with a minimum price of $1.25 per share), debentures convertible into 610,652 shares of common stock (at 120% of the closing bid price on the date of the Closing of the debentures, or $0.552 cents per share. This amount could change if 80% of the average lowest three closing bid prices of our stock for the five trading days immediately preceding the date of conversion of the debentures is less than $0.552,) and up to 22,727,272 shares of common stock to be issued under the Equity Line of Credit, assuming a price of $0.44 per share at the time of our exercise of an advance.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

      The sale of shares pursuant to the Equity Line of Credit may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we may need to issue a greater number of shares of common stock under the Equity Line of Credit if our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE  INVESTOR   UNDER  THE  EQUITY  LINE  OF  CREDIT  WILL  PAY  LESS  THAN  THE
THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

      The common stock to be issued to Cornell Capital under the Equity Line of Credit will be issued at a 5% discount to the lowest daily volume weighted average price for the 5 consecutive trading days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      Cornell Capital and Westrock Advisors, Inc. intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 24,207,489 shares of common stock are anticipated to be sold. Such sales may cause our stock price to decline. The remaining 13,031,743 shares of common stock that are being registered in this offering will be eligible for sale upon effectiveness of the accompanying registration statement. We have received no information from any of these shareholders regarding their intent to hold or sell these shares.

THE SALE OF OUR STOCK UPON CONVERSION OF DEBENTURES AND UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

      Our stock is always subject to the potential of short sales. Should the sales of significant amounts of common stock occur whether caused by the conversion of debentures or under the Equity Line of Credit, result in significant downward pressure on the price of our stock, this could encourage short sales by third parties. Such events could place further downward pressure on the price of our common stock.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

      Our common stock is traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING MAY FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

      The price per share of common stock sold in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

      To fully develop our assets, we will be dependent on external financing. Our financing needs are expected to be provided, in part by the Equity Line of Credit and through the sales of our minerals, timber and the licensing of our patented products. No assurances can be given we will have all the financing in sufficient amounts or at all when and as needed.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

      We are registering 37,239,232 shares of common stock in the offering. Of that total, 24,207,489 of these shares will be subject to sale by Cornell Capital under the Equity Line of Credit and upon conversion of the debentures (assuming a conversion price of not less than $0.552 per share) and Westrock Advisors, Inc. This amount represents approximately 55% of the issued and outstanding shares after the issuance of all of the stock under the Equity Line of Credit, the debenture and the fee paid to Westrock Advisors, Inc., assuming a sale price of $0.44 per share. A higher or lower sale price would affect the number of shares actually sold under the Equity Line of Credit and the conversion of the debenture. We anticipate that a substantial portion of these shares will actually be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholders would have enough shares to assume control of Daleco by electing its or their own directors.

ADVANCES UNDER THE EQUITY LINE ARE DISCRETIONARY

      We control whether or not we will seek an advance under the Equity Line of Credit. Should the price of our common stock decrease substantially, we may elect not to seek an advance under the Equity Line of Credit as the cost of such funds may be too expensive and further hurt the market for our stock. Our election not to seek an advance under the Equity Line of Credit may limit the funds available to us to develop our minerals and timber concessions, which in turn could negatively impact our performance.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with Daleco, except as follows:

      o Cornell Capital is the investor under the Equity Line of Credit and a holder of $300,000 of debentures convertible into 610,652 shares of common stock (at 120% of the closing bid price on the date of the Closing of the debentures, or $0.552 cents per share. This amount could change if 80% of the average lowest three closing bid prices of our stock for the five trading days immediately preceding the date of conversion of the debentures is less than $0.552). Cornell also received 847,826 shares of common stock as a one-time commitment fee under the Equity Line of Credit. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of
            Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

      o Westrock Advisors, Inc. is a registered broker-dealer that has been retained by Daleco in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 21,739 shares of Daleco's common stock, which shares are being registered in this offering. Greg Martino, President of Westrock Advisors, Inc., makes the investment decisions on behalf of Westrock Advisors.

      o Terra Silex Holdings, LLC, an unaffiliated entity, covering 817,728 shares of common stock acquired by it under that certain Stock Purchase Agreement by and among Daleco and Terra Silex Holdings, LLC, dated September 21, 2001.

      o Leon Price, an unaffiliated person, covering 483,350 shares of common stock acquired through Daleco's acquisition of 16/6, Inc.

      o Alexander Maguire, an unaffiliated person, covering 160,000 shares of common stock acquired through Daleco's acquisition of 16/6, Inc.

      o Alexander Maguire IRA, an unaffiliated person, covering 340,000 shares of common stock acquired through Daleco's acquisition of 16/6, Inc.

      o Sumitomo Corporation of America, an unaffiliated entity covering 640,000 shares of common stock acquired pursuant to that certain Stock Purchase Agreement by and among Daleco and Sumitomo Corporation of America dated as of November 16, 2001.

      o The former shareholders of Clean Age Minerals, Incorporated covering 10,590,665 shares of common stock pursuant to that Agreement and Plan of Reorganization by and among Daleco and Clean Age Minerals dated September 19, 2000.

      The table follows:

                                                        PERCENTAGE OF
                                                        OUTSTANDING      SHARES TO BE
                                      SHARES               SHARES          ACQUIRED                         PERCENTAGE OF
                                      BENEFICIALLY      BENEFICIALLY       UNDER                          SHARES BENEFICIALLY
                                      OWNED BEFORE      OWNED BEFORE     EQUITY LINE  SHARES TO BE SOLD        OWNED
     SELLING STOCKHOLDER              OFFERING          OFFERING(1)       OF CREDIT    IN THE OFFERING      AFTER OFFERING
     -------------------              ---------------   --------------   ------------ ------------------- -------------------

Cornell Capital Partners LP        1,458,478(2)           7.0%        22,727,272(5)    24,185,750                  0.0%

Westrock Advisors, Inc.                  21,739              *                   --        21,739                  0.0%

Terra Silex Holdings, LLC             1,067,928           5.3%                   --       817,728                  1.2%

Sumitomo Corporation of            2,880,000(3)          12.9%                   --       640,000                 10.0%
  America

Leon Prince                             498,350           2.5%                  --       483,350                     *

Alexander Maguire IRA                   340,000           1.7%                   --       340,000                 0.0%

Alexander Maguire                       160,000              *                   --       160,000                 0.0%

Doyle H. Beckham
  & Peggy L. Beckham Ten
  Com(4)                              1,400,000           7.0%                   --     1,400,000                 0.0%

Robert Lynn Beckham(4)                   80,000              *                   --        80,000                 0.0%

Curtis H. Browne &
  Lana D. Browne Ten
  Com(4)                                 86,400              *                   --        86,400                0.0%

Roth IRA
  F/B/O Clellen W.
  Bryant(4)                              11,588              *                   --        11,588                0.0%

Jack Buyarski(4)                         34,560              *                   --        34,560                0.0%

Data Specialties(4)                      28,000              *                   --        28,000                0.0%

Webster J. Delcambre(4)                  12,800              *                   --        12,800                0.0%

DLJSC
  F/B/O Jeffrey B.
  Johnson(4)                              4,640              *                   --         4,640                0.0%

Michael W. Frey(4)                        3,159              *                   --         3,159                0.0%

Edward W. Grissom(4)                     48,000              *                   --        48,000                0.0%

Alice A. Haessler(4)(6)               1,454,000           7.0%                   --       814,000                3.1%

Carl A. Haessler(4)(6)                  870,400           4.2%                   --       470,400                2.3%

Ronald J. Harris &
  Mary A. Harris(4)                      64,800              *                   --        64,800                0.0%

Jeffrey B. Johnson, Cust.
  Amber Holly Johnson(4)                  5,120              *                   --         5,120                0.0%

Jeffrey B. Johnson, Cust.
  Brandon Jeffrey
  Johnson(4)                              5,120              *                   --         5,120                0.0%

Jeffrey B. Johnson, Cust.
  Jeremiah Christopher
  Johnson(4)                              5,120              *                   --         5,120                0.0%

Herbert L. Lucas(4)                     407,808           2.0%                   --       407,808                0.0%

Herbert L. Lucas &
  Ann S. Lucas(4)                       155,520              *                   --       155,520                0.0%

K. E. Macht(4)                           82,080              *                   --        82,080                0.0%

Robert E. Martin(4)                   1,130,000           5.4%                   --        80,000                   *


                                                        PERCENTAGE OF
                                                        OUTSTANDING      SHARES TO BE
                                      SHARES               SHARES          ACQUIRED                         PERCENTAGE OF
                                      BENEFICIALLY      BENEFICIALLY       UNDER                          SHARES BENEFICIALLY
                                      OWNED BEFORE      OWNED BEFORE     EQUITY LINE  SHARES TO BE SOLD        OWNED
     SELLING STOCKHOLDER              OFFERING          OFFERING(1)       OF CREDIT    IN THE OFFERING      AFTER OFFERING
     -------------------              ---------------   --------------   ------------ ------------------- -------------------



Robert E. Martin $
  Royce B. Martin
  Revocable Trust(4)                1,600,000            8.0%           --                1,600,000          0.0%

Robert E. B. Martin(4)                880,000            4.4%           --                  880,000          0.0%

Iverna P. Morgan Ttee.,
  Morgan Family Rev.
  Living Trust(4)                     465,075            2.3%           --                  465,075          0.0%

Paul Dean Nichols(4)                  160,000               *           --                  160,000          0.0%

Charlotte Nolind(4)                     2,160               *           --                    2,160          0.0%

Robert A. Nolind(4)                   740,000            3.7%                               740,000          0.0%

Wm. Brian Nolind(4)                    10,800               *           --                   10,800          0.0%

James Pyle(4)                          44,928               *           --                   44,928          0.0%

Douglas L. Reiners(4)                  11,730               *           --                   11,730          0.0%

L. W. Reynolds, Jr.(4)                163,636               *           --                  163,636          0.0%

Pat B. Roche(4)                       120,000               *           --                  120,000          0.0%

K. Price Ryan(4)                        1,920               *           --                    1,920          0.0%

James Earl Schaffer &
  Betty L. Schaffer(4)                 80,000               *           --                   80,000          0.0%

Scott Smith(4)                          1,280               *           --                    1,280          0.0%

Specialty Clays Corp.(4)            1,604,549            8.0%           --                1,604,549          0.0%

Elbridge H. Stuart Trust
  F/B/O Ann Stuart Lucas
  UA DTD 1961(4)                      594,432            3.0%           --                  594,432          0.0%

The 1988 Lucas Family
  Partnership C/O Herbert
  Lucas Co.(4)                        311,040            1.5%           --                  311,040          0.0%
                                  -----------         -------      -------------       ------------       -------

GRAND TOTAL                        18,067,160           78.7%      22,727,272            37,239,323          0.0%
                                  ===========         =======      =============       ============       ========

_________________________________________
*     Less than 1.0%.

** Column may not add to total indicated due to rounding of individual entries.

(1) Applicable percentage of ownership is based on 20,101,622 shares of common stock outstanding as of August 30, 2002, together with securities exercisable or convertible into shares of common stock within 60 days of August 30, 2002. The applicable percentage of ownership includes securities exercisable or convertible into shares of common stock only for each stockholder and, therefore, excludes exercisable or convertible securities for any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. This figure may not represent the true ownership percentage because it fails to take into consideration the actual exercise and/or conversion price of the options, warrant and convertible preferred shares range from $0.25 per share to $3.00 per share, of which 3,324,579 (70.4%) have an exercise price in excess of the assumed issue price of the stock under the Equity Line of Credit at $0.46 per share. It is unlikely that the holder of an option, warrant or convertible preferred shares would exercise or convert these securities if the exercise price exceeded the current market price of the stock.

(2) This consists of 847,826 shares of common stock and debentures convertible into 610,652 shares of common stock. The number of shares of common stock underlying debentures may increased or decreased depending on the average lowest three closing bid prices of our stock for the five trading days immediately preceding the date of conversion. It is anticipated that Cornell Capital will sell all of its shares of Daleco common stock and will have no shares remaining after the offering.

(3) Includes 640,000 shares of common stock purchased under a Stock Purchase Agreement with Daleco dated as of November 16, 2001, as well as warrants to purchase 1,700,000 shares of commons tock at exercise prices ranging from $2.00 to $3.00 per share. Sumitomo also has warrants to purchase 540,000 shares of common stock at exercise prices ranging from $2.00 to $3.00 per share under a Master Distribution and Marketing Agreement dated November 16, 2001.

(4) These persons represent the former stockholders of Clean Age Minerals, Incorporated. The percentages for these stockholders assume that all shares held by them will be sold in this offering; however, Daleco has not received any indication that these shareholders will actually be selling these shares in the offering.

(5) The actual number of shares of common stock to be issued under the Equity Line of Credit may be lower than reflected in this table if the purchase price of such shares increases from $0.46, the purchase price assumed for the purposes of determining the number of shares to be registered in this offer. For example, if the purchase price was $1.00 per share, then we would only issue 10,000,000 shares of common stock.

      The number of shares of common stock available under the Equity Line of Credit may be increased to a maximum of 23,337,928 shares assuming a decrease in the price for the common stock below $0.46 per share and an election by Daleco to seek advance of the full $10,000,000 under the Equity Line of Credit.

(6) With respect to Alice Haessler, these represent 814,000 shares of common stock, plus 640,000 shares of common stock to be received upon the conversion of 80,000 shares of Series B Preferred Stock. With respect to Carl Haessler, these represent 470,400 shares of common stock, plus 400,000 shares of common stock to be received upon the conversion of 50,000 shares of Series B Preferred Stock. The Series B Preferred Stock is convertible into shares of common stock at a conversion price equal to 85% of the average of the 5 days before the date of conversion with a minimum amount of $1.25 per share.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 95% of the lowest daily volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the 5 trading days immediately following the notice date of an advance. Cornell Capital will retain 5% of each advance.

      For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus the 5% retainage to Cornell Capital.


GROSS PROCEEDS                             $1,000,000       $5,000,000    $10,000,000

NET PROCEEDS                                 $865,000       $4,665,000     $9,415,000

USE OF PROCEEDS:                               AMOUNT           AMOUNT         AMOUNT
--------------------------------------------------------------------------------------

Mineral Properties:
  CaCO3 Extraction and Processing            $175,000         $750,000     $2,000,000
  Kaolin Extraction and Processing            425,000        2,750,000      4,000,000
  Zeolite Extraction and Processing           100,000          500,000      1,000,000
  CA Properties, Inc.-Series
    Blending and Delivery                      50,000          330,000      1,000,000
Timber Properties:
  Timber Extraction & Delivery                 50,000          200,000        300,000
General Working Capital                        65,000          135,000      1,115,000
                                        -------------   --------------    -----------

TOTAL                                        $865,000       $4,665,000     $9,415,000
                                        =============   ==============   ============

                                    DILUTION

      The "net tangible book value" of Daleco as of June 30, 2002 was 9,793,225 or $0.5105 share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Daleco (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and only 95% of the proceeds of the sale of the stock to Cornell Capital will come to the Company, our net tangible book value may be affected by this offering. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the increase to new investors at an offering price of $0.44 per share.

      If we assume that our company had issued 22,727,272 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.44 per share (i.e., the maximum number of shares needed in order to raise a total of $10 million under the equity line of credit), less retention fees of $500,000 and offering expenses of $85,000, our net tangible book value as of June 30, 2002 would have been $19,208,225 or $0.4583 per share. Such an offering would represent an immediate decrease in net tangible book value to existing stockholders of $0.0522 per share and an immediate increase to new stockholders of $0.0183 per share. The following table illustrates the per share dilution:

      Assumed public offering price per share                                    $0.4400
      Net tangible book value per share before this offering         $0.5105
      Decrease attributable to new investors                         (0.0522)
                                                                     --------
      Net tangible book value per share after this offering                       0.4583
                                                                                 -------
      Increase per share to new stockholders                                     $0.0183
                                                                                 =======

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the increase in tangible net book value per share to new investors at various assumed offering prices:

                                                       INCREASE PER
                       ASSUMED       NO. OF SHARES     SHARE TO NEW
                    OFFERING PRICE    TO BE ISSUED       INVESTORS
                   ----------------  -------------     ------------
                        $0.44        22,727,272         $0.0183
                        $0.33       23,337,928(1)       $0.0704
                        $0.22       23,337,928(1)       $0.1230

_____________________


(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit. These figures are presented for comparative purposes only. It is highly unlikely that Daleco would exercise an advance under the Equity Line of Credit when the exercise price per share was at those levels.

                              EQUITY LINE OF CREDIT

      SUMMARY. In July 2002, Daleco entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, Daleco may, at its discretion, periodically sell, over a three-year period, to Cornell Capital shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 95% of the lowest daily volume weighted average price of Daleco's common stock on the Over-the-Counter Bulletin Board or other principal market on which its common stock is traded for the 5 days immediately following the notice date of an advance. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will retain 5% of each advance under the Equity Line of Credit. In addition, Daleco engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to act as its exclusive placement agent in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 21,739 shares of Daleco's common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by Daleco.

      EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, Daleco may periodically sell shares of common stock to Cornell Capital to raise capital to fund its working capital needs. The periodic sale of shares is known as an advance. Daleco may request an advance every 5 trading days and up to 4 advances per month. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount.

      We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $10.0 million or 36 months after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each advance is subject to an aggregate monthly maximum advance amount of $75,000. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $10.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the market price was equal to $0.44 per share, then we would issue 22,727,272 shares of our common stock to Cornell Capital for gross proceeds of $10,000,000. These shares would represent 53% of our outstanding common stock upon issuance. Daleco is registering 23,337,928 shares of common stock for sale under the Equity Line of Credit and upon conversion of debentures.

      You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.44 per share and 25% and 50% discounts to the recent price. This table does not take into account any shares of our common stock that would be issued upon exercise or conversion of outstanding options, warrants, debentures or preferred stock.


       Weighted Average Price:                        $0.44            $0.33             $0.22

       Purchase Price:                               $0.418           $0.314            $0.209

       No. of Shares(1):                          22,727,272      23,337,928        23,337,928

       Total Outstanding(2):                      42,828,894      43,439,550        43,439,550

       Percent Outstanding(3):                         53.1%           53.7%             53.7%

______________________


(1) Represents the number of shares of common stock to be issued to Cornell Capital at the prices set forth in the table. The table reflects the maximum number of shares of common stock that are being registered in the accompanying registration statement. Accordingly, the amounts reflected in the table may be less than the $10 million available under the Equity Line of Credit.


(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital.


(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

      In addition to showing the inverse relationship, the above table also shows that the issuance of shares under the Equity Line of Credit may result in a change of control. That is, based on the examples set forth above, between 22,727,272 and 23,337,928 (i.e., the maximum number of shares that are being registered in the accompanying registration statement) shares of common stock could be issued under the Equity Line of Credit. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Daleco by electing its or their own directors.

      You should also be aware that in order for us to utilize the full $10 million available under the Equity Line of Credit, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is especially true if our stock price falls since we will be required to issue a greater number of shares of common stock under the Equity Line of Credit in such case. Daleco is authorized in its Articles of Incorporation to issue up to 50,000,000 shares of common stock. As of August 30, 2002, Daleco had 20,101,622 shares of common stock outstanding, as well as outstanding options, warrants, debentures and preferred stock to purchase an additional 12,520,347 shares of common stock. Daleco may issue up to 23,337,924 shares of common stock under the Equity Line of Credit and upon conversion of outstanding debentures. Daleco would be required to obtain shareholder approval to increase its authorized common stock in order to issue shares in excess of the 50,000,000 authorized in its Articles of Incorporation.

      Proceeds used under the Equity Line of Credit will be used to extract, process and deliver products from our mineral and timber properties, as well as for general working capital purposes. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000, consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital will retain 5.0% of each advance.

      In addition, in connection with the Equity Line of Credit, we issued to Cornell Capital a total 847,826 shares of our common stock as a commitment fee and 21,739 shares of our common stock to Westrock Advisors, Inc. as a placement agent fee.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital will pay us 95% of the lowest daily volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. The amount of each advance is subject to an aggregate monthly maximum advance amount of $75,000 with a minimum of 5 trading days between advances with up to four advances per month. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Line of Credit, and received a one-time commitment fee of $390,000, which was paid by the issuance of 847,826 shares of common stock. The 5% discount, the 5% retainage, and the commitment fee are underwriting discounts. In addition, we engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as our exclusive placement agent in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 21,739 shares of our common stock, valued at $10,000 on the date of issuance.

      Cornell Capital was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Equity Line of Credit. In addition, we engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as our exclusive placement agent in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 21,739 shares of Daleco's common stock. The offering expenses consist of: a SEC registration fee of $1,662, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000, and miscellaneous expenses of $15,838. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of Daleco and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

Overview

      Daleco's performance during its third fiscal quarter ended June 30, 2002, was influenced by a variety of factors which were beyond the control of management, such as the variability of the demand for and the pricing of crude oil and natural gas with Daleco's operating areas and the demand and pricing, both domestically or internationally, for Daleco's timber and industrial minerals impacted on Daleco's results. The prior certification of Daleco's timber and Patented Process by independent parties also hindered Daleco's ability to enter into immediate contracts for the sale of these products.

      During the quarter ending June 30, 2002, Daleco's sale of produced hydrocarbons (oil and natural gas), the issuance of securities, and proceeds from the sale of assets provided its main source of capital.

      With the cooperation and lead of Sumitomo Corporation of America, in accordance with the provisions of the Master Distribution and Marketing Agreement, Contacts are being negotiated with academic institutions to certify the results of Clean Age Minerals' patented processes. Daleco is also working with industrial partners to establish test sites at which the efficacy of certain types of remediation processes utilizing our Patented Processes can be verified.

      Daleco has also, through its arrangements with Sumitomo Corporation of America and through its existing contacts, entered into discussions with potential users of Daleco's timber products for railroad ties, utility poles and other wood products.

Operations

      Oil and Gas. The following table shows the number of wells drilled by or on behalf of Daleco and the results for the period indicted. Such information should not be considered indicative of future performance of prospects of Daleco. There is no necessary correlation between the number of producing wells, whether developmental, or exploratory, completed during any period and the aggregate reserves or future net income generated.

------------------------------------------------------------------------------------
                                 EXPLORATORY WELLS
------------------------------------------------------------------------------------

YEAR DRILLED                                      PRODUCERS    DRY HOLES    TOTAL
2002                                                  0           0          0
2001                                                  0           0          0
2000                                                  0           0          0
1999                                                  0           0          0


------------------------------------------------------------------------------------
                                 DEVELOPMENT WELLS
------------------------------------------------------------------------------------
2002                                                  0           0          0
2001                                                  0           0          0
2000                                                  0           0          0
1999                                                 10           0         10

      Because of the rebound in oil and gas prices during the year 2000, Daleco focused on reworking operations on its producing properties in Texas and Oklahoma. In the Appalachian Basin operations, Daleco, through its Developing Energy Partners I, L.P., focused on maintaining and enhancing production from its producing wells in Pennsylvania and West Virginia. Developing Energy Partners I, L.P. did not participate in the drilling of any wells on its Blacklick Creek CBM Project acreage located central Pennsylvania during fiscal 2000. Effective January 1, 2001, Developing Energy Partners I, L.P. sold all its properties in Pennsylvania and West Virginia. Effective as of July 1, 2002, the Company sold its oil and gas properties in Potontoc County, Oklahoma, consisting of 11 gross wells and 1.08 net wells. The proceeds of this sale went entirely to Heller Financial in accordance with the governing law documents. To date, the Company has not drilled and does not intend to drill any exploratory well or development well in the remainder of fiscal year 2002.

PLANT AND EQUIPMENT (OIL AND GAS)

      We do not anticipate plant and equipment expenses over the next 12 months other than normal replacement costs for equipment on existing oil and gas properties.

MINERALS

      Daleco anticipates the commencing of mining activities in the fourth quarter of 2002 by contract operations. Specifically, Daleco anticipates that contract mining operations will commence mining its calcium carbonate deposits in Cibola County, New Mexico and its zeolite deposit in Marfa County, Texas.

PLANT AND EQUIPMENT (MINING)

      Because Daleco is retaining contract mining operations, it does not anticipate incurring any plant and equipment costs at this time. Daleco does anticipate incurring equipment costs in the second half of fiscal year 2003, or sooner if necessary, for the processing, crushing and grading of its mined minerals.

CHANGES IN NUMBER OF EMPLOYEES

      We anticipate increasing our number of employees through the hiring additional administrative and clerical personnel. It is anticipated that our staff will increase as the sales of our minerals and timber assets increase.

RECENT DEVELOPMENTS

      Daleco consolidated the subsidiaries of Clean Age Minerals, Inc. (f/d/b/a Strategic Minerals, Inc.) by merging Lone Star Properties, Inc., a Nevada corporation with and into its parent, CA Properties, Inc. Lone Star Properties, Inc. owned one asset and that was a fee and leasehold interest in zeolite deposits in Marfa, Texas. As a result of this merger, all of Daleco's fee and leasehold interests of institutional minerals are held in one company, CA Properties, Inc.

      Daleco also merged Matrix-Loc, Inc., a Texas corporation, with and into Clean Age Minerals, Inc. The only asset of Matrix-Loc was Daleco's Patent, U.S. Patent No: 5,387,738. As a result of the merger, Daleco eliminated the only subsidiary it owned that was incorporated in Texas, thus reducing the costs associated with maintaining corporations in multiple jurisdictions.

      In March 2002, Daleco changed the name of Strategic Minerals, Inc. to Clean Age Minerals, Inc. Since Strategic Minerals, Inc. was operating under the name of Clean Age Minerals, Inc. due to its name recognition, Daleco felt it more prudent to change the name of Strategic Minerals, Inc. to Clean Age Minerals, Inc. to avoid possible confusion and to simplify recognition in the market place.

      On February 28, 2002, the shareholders at Daleco's Annual Meeting approved the change of Daleco's state of incorporation from Delaware to Nevada. This was effected through the merger of Daleco Resources Corporation, a Delaware corporation with and into Daleco Resources Corporation of Nevada, a Nevada corporation. The merger was consummated as of March 26, 2002. The Articles of Incorporation of New Daleco provide for authorized capital stock of 50,000,000 shares of common stock and 20,000,000 shares of preferred shares. The Bylaws of Old Daleco became the Bylaws of New Daleco, as amended to reflect the laws of the State of Nevada. The Board of Directors of Old Daleco elected at the Annual Meeting of Shareholders on February 28, 2002 became the Board of Directors of New Daleco. The officers of Old Daleco were appointed as the officers of New Daleco. Under the Articles of Merger filed with the Secretary of State of Nevada, the name of New Daleco was changed to Daleco Resources Corporation.

      The materials sent to each shareholder in connection with Daleco's annual meeting contained a typographical error, referring in places to 10,000,000 instead of 20,000,000 preferred shares. On the basis of this error, Daleco agreed to place this issue again before the Shareholders at the next annual meeting should any shareholder so request. Terra Silex Holdings, LLC has so requested. As such, at the next annual meeting of the Shareholders of Daleco, the shareholders will be asked to vote to either keep the authorized shares of preferred stock at 20,000,000 shares or reduce the authorized number to 10,000,000. The total number of all classes of Daleco's preferred shares issued and outstanding is 375,000 shares.

RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with our financial statements and the related notes and the other financial information appearing elsewhere in this report.

      THREE MONTHS ENDED JUNE 30, 2002 COMPARED TO THREE MONTHS ENDED JUNE 30, 2001

      REVENUE. During the three months ended June 30, 2002, Daleco's revenue was $324,814, consisting primarily of oil and gas sales of $303,629, royalty receipts of $4,074 related to Daleco's partnership's, Deerlick Royalty Partners, overriding royalty interests in certain gas properties in Alabama and well management of $17,111 related to Daleco's subsidiaries operations of wells in West Virginia and Texas. Revenue for the three months ended June 30, 2001, were $637,190, consisting of oil and gas sales of $577,456, royalty receipts of $7,701, and well management of $52,033. This decrease of $312,376, or 49%, was primarily the result of a reduction in oil and gas sales in the current quarter. Daleco attributes the reduction in oil and gas sales to the sale of the wells owned by Developing Energy Partners I, L.P. All revenues from the wells owned by Developing Energy Partners I, L.P. was recognized by Daleco as oil and gas revenues with the portion of those revenues attributable to the partnership's interest being listed as an offsetting expense. Likewise, well management fees also declined in that Daleco's subsidiary, DRI Operating Company, was no longer operating the wells sold by Developing Energy Partners I, L.P. Additionally, Daleco was not receiving production revenues from its remaining wells in West Virginia due to the bankruptcy of Enron North America Corp. These revenues were finally released by Enron North America Corp. in July 2002.

      EXPENSES. Total expenses for the three months ended June 30, 2002, were $803,552 compared to $1,185,402 for the comparable period in the prior year.
This decrease of approximately 32% was primarily due to a reduction in third party distributions of $412,486 and a reduction in interest expense of $145,826. Third party distributions consisted primarily of the oil and gas revenues attributable to Development Energy Partners I, L.P. received by Daleco and recognized as revenue (see above). As noted above, the decrease in third party distributions resulted primarily from the sale of Developing Energy Partners I, L.P.'s oil and gas properties on September 28, 2001. During the three months ended June 30, 2002, the major components of expenses consisted of lease operating expenses for oil and gas of $206,700, production tax of $21,314, depreciation, depletion and amortization of $276,256, interest expense of $71,137 and general and administrative expenses of $205,626. During the three months ended June 30, 2001, the major components of expenses consisted of lease operating expenses for oil and gas of $61,165, production tax of $37,667, depreciation, depletion and amortization of $267,834, third party distributions of $415,986, general and administrative expenses of $107,596, and professional fees of $57,762. The increase of $145,535 in lease operating expenses for oil and gas is primarily attributable to Daleco's delay in paying lease operating expenses on those wells for which it acted as operator for which payment had been withheld in the bankruptcy of Enron North America Corp. The decrease of $412,486 in third party distributions is primarily attributable to the sale of Developing Energy Partners I, LP's oil and gas properties. Since the properties were sold on September 28, 2001 (effective as of January 1, 2001), oil and gas revenues attributable to those were no longer received by Daleco and thus Daleco had nothing to distribute to Developing Energy Partners I, L.P. The increase of $98,030 in general and administrative expenses is primarily attributable to salary increases for two of the Daleco's employees, Mr. Edward Payne, Daleco's comptroller, who had been paid a wage substantially below the industry average for his position and experience and Ms. Spencer, the officer manager of Daleco's California office and secretary. Additionally, in April, Mr. Martin began to receive a salary consistent with his Key Man Employment Agreement.

      NET INCOME (LOSS). Daleco has a net loss of $478,738 for the three months ended June 30, 2002 compared to a net loss of $548,212 in the comparable period in the prior year. This decrease in net loss of $69,474 is primarily due to a reduction in total expenses for the reasons specified above. The reduction in total expenses was partially offset a reduction in revenue.

      NINE MONTHS  ENDED JUNE 30, 2002  COMPARED TO THREE  MONTHS ENDED JUNE 30,
      2001

      REVENUE. During the nine months ended June 30, 2002, Daleco's revenue was $850,918, consisting primarily of oil and gas sales of $786,980, royalty receipts of $12,604 related to Daleco's partnership's, Deerlick Royalty Partners, overriding royalty interests in certain gas properties in Alabama and well management of $51,334 related to Daleco's subsidiaries operation of wells in Pennsylvania, West Virginia and Texas. Revenue for the nine months ended June 30, 2001, were $2,426,308, consisting of oil and gas sales of $2,156,293, royalty receipts of $23,510, and well management of $246,505. This decrease of $1,575,390, or 65%, was primarily the result of a reduction in oil and gas sales and well management fees. Daleco attributes the reduction in oil and gas sales to the suspension of revenues from coalbed methane wells in Pennsylvania in which Developing Energy Partners I, L.P. held and interest. The partnership was delinquent in paying its costs associated with the drilling of certain development wells and the installation of an enhanced water disposal system. As a result of the partnership's failure to pay these costs, due to a dispute by certain partners regarding their obligation to meet a cash call in accordance with the partnership agreement, the operator of the project suspended payment of the partnership's production revenues from these properties until the arrearages had been paid. As a result of the lack of revenues from operations, Developing Energy Partners was unable to pay operating fees on other wells or to make its management fee payment to Daleco's subsidiary, Deven Resources, Inc., the general partner of Developing Energy Partners I, L.P.

      EXPENSES. Total expenses for the nine months ended June 30, 2002 were $2,887,552 compared to $3,846,939 for the comparable period in the prior year. This decrease of approximately 25% was primarily due to a reduction in third party distributions of $1,075,235. Third party distributions consisted primarily of the oil and gas revenues attributable to Development Energy Partners I, L.P. received by Daleco and recognized as revenue (see above). During the nine months ended June 30, 2002, the major components of expenses consisted of lease operating expenses for oil and gas of $509,904, production tax of $58,954, depreciation, depletion and amortization of $1,095,685, third party distributions of $39,767, interest expense of $461,773, general and administrative expenses of $480,499 and professional fees of $187,567. During the nine months ended June 30, 2001, the major components of expenses consisted of lease operating expenses for oil and gas of $610,621, production tax of $118,595, depreciation, depletion and amortization of $828,643, third party distributions of $1,115,002, interest expense of $591,911, general and administrative expenses of $405,220, and professional fees of $118,808. The decrease of $100,717 in lease operating expenses for oil and gas is primarily attributable to the sale by Developing Energy Partners I, L.P. of its wells in West Virginia and Pennsylvania. The decrease of $59,641 in production tax is primarily attributable the sale by Developing Energy Partners I, L.P. of its wells in West Virginia and Pennsylvania. The decrease of $1,075,235 in third party distributions is primarily attributable to the sale by Developing Energy Partners I, L.P. of its wells in West Virginia and Pennsylvania. The increase of $75,279 in general and administrative expenses is primarily attributable to the sale by Developing Energy Partners I, L.P. of its wells in West Virginia and Pennsylvania.

      NET INCOME (LOSS). Daleco has a net loss of $2,036,644 for the nine months ended June 30, 2002 compared to a net loss of $1,420,631 in the comparable period in the prior year. This increase in net loss of $616,013 was primarily due to a decrease of $1,575,390 in revenue for the reasons specified above. This decrease in revenue was partially offset by a decrease in total expenses of $959,387.

      YEAR ENDED  SEPTEMBER  30, 2001  COMPARED TO THE YEAR ENDED  SEPTEMBER 30,
      2000

      OVERVIEW. Fiscal 2001 was a refocusing year for Daleco. As a result of its acquisition of Clean Age Minerals in September 2000, Daleco redirected its focus from its traditional oil and gas interests into capitalizing on its mineral properties. To facilitate the growth of interest in its minerals, Daleco participated in the development of The Natural Resource Exchange, Inc., an Internet pilot firm for the advertising and sale of natural resources through the Internet. Daleco also acquired 16/6, Inc., a technology company for the enhancement of the Natural Resource Exchange and development of other proprietary software.

      During the fiscal year, Daleco began discussions with Sumitomo Corporation of America regarding Sumitomo Corporation of America's potential investment in Daleco and the utilization of Sumitomo Corporation of America's vast marketing network for the development of markets and distribution of Daleco's minerals, timber products and patented products. These discussions culminated in Daleco and the Sumitomo Corporation of America entering in the Securities Purchase Agreement and Marketing Agreement as of November 16, 2001.

      Additionally, Daleco entered into the Terra Silex Agreement, which provided needed working capital and allowed for the resolution of the Southland Litigation.

      Daleco's last remaining partnership, Developing Energy Partners I, L.P., sold all of its assets on September 28, 2001 effective as of January 1, 2001. Since the sale, Daleco has focused its efforts on the sale of its minerals, timber and patented products with Sumitomo Corporation of America.

      REVENUE. During the year ended September 30, 2001, Daleco's revenue was $6,224,939, consisting primarily of oil and gas sales of $3,644,442, royalty receipts of $29,358 related to Daleco's partnership's, Deerlick Royalty
Partners, overriding royalty interests in gas properties in Alabama, well management of $264,339 related to its operation of wells in Texas and West Virginia, partnership management of $52,078 related to Developing Energy Partners I, L.P. and other income of $2,234,722 consisting primarily of receipts from the sale of well interests in Pennsylvania and West Virginia. Revenue for the year ended September 30, 2000, was $4,580,134, consisting of oil and gas sales of $3,191,750, royalty receipts of $18,915, well management of $383,597, partnership management of $96,646 and other income of $878,685. This increase of $1,644,805, or 36%, was primarily the result of an increase in oil and gas sales of $452,692 and other income of $1,356,037. Daleco attributes the increase in oil and gas sales to the stabilization of well production levels and higher average oil and gas prices during the comparable period. The increase in other income was the result of the receipt of the sales proceeds from the divestment of the Pennsylvania and West Virginia properties.

      EXPENSES. Total expenses for the year ended September 30, 2001 were $7,735,849 compared to $5,583,547 for the comparable period in the prior year. This increase of approximately 39% was primarily due to an increase in depreciation, depletion and amortization of $745,993 and third party distributions of $1,257,207. During the for the year ended September 30, 2001, the major components of expenses consisted of lease operating expenses for oil and gas of $1,186,240, production tax of $136,333, depreciation, depletion and amortization of $1,459,768, third party distributions of $3,007,617, interest expense of $781,443, general and administrative expenses of $601,238 and professional fees of $408,207. During for the year ended September 30, 2000, the major components of expenses consisted of lease operating expenses for oil and gas of $1,127,436, production tax of $136,667, depreciation, depletion and amortization of $713,775, third party distributions of $1,750,410, interest expense of $928,776, general and administrative expenses of $402,593, and professional fees of $413,692. The increase of $745,993 in depreciation, depletion and amortization is primarily attributable to the initiation of charges associated with the assets acquired as part of the Clean Age Mineral transaction at the end of Fiscal 2000, the charges against the investment made in the technology sector, the acceleration of charges against Daleco's timber investments and normal charges accruing to its oil and natural gas producing interests. The increase of $1,257,207 in third party distributions is primarily attributable to the initial distribution of sales proceed associated with the divestment of the Pennsylvania and West Virginia natural gas producing properties. The decrease in interest expense of $147,333 is primarily attributable primarily to lower market interest rate and to a minor reduction in amount due under various obligations. The increase of $198,645 in general and administrative expenses is primarily attributable to the general increase in interaction between Daleco's four operating locations as the Clean Age Mineral Operations were assimilated into the corporate structure and as a result of Daleco's increased efforts to secure incremental capital.

      NET INCOME (LOSS). Daleco has a net loss of $1,510,910 for the year ended September 30, 2001 compared to a net loss of $1,003,413 in the comparable period in the prior year. This increase in net loss of $507,497 was primarily due to an increase in total expenses of $2,152,302 for the reasons specified above. This increase in total expenses was partially offset by an increase in revenue of $1,644,805.

LIQUIDITY AND CAPITAL RESOURCES

      Historically, Daleco financed its operations through cash flow from operating activities, as well as the sale of securities and related party borrowings. Well drilling costs were funded by Daleco selling interests in the well to be drilled on a turnkey or fixed costs basis to a few individuals having close ties to Daleco and its founders. Upon obtaining the Heller financing, Daleco focused on reworking, re-completing and developing reserves to increase cash flow and the value of its reserves. In January 1999, Heller declared a default on its financing due to declining oil prices and Daleco has not received any significant cash flow from the mortgaged properties since that time.

      Our primary need for cash is to fund our ongoing operations until such time that we can extract and sell sufficient quantities of oil, gas, minerals and timber to sustain operations. In addition, our need for cash includes satisfying $11,005,956 in current liabilities, consisting primarily of trade accounts payable of $721,982, notes payable of $112,543, note due to related party of $688,946, Heller financing of $5,154,783, accrued interest expense of $2,148,265 and accrued dividend expense of $1,337,929. Our independent accountants have issued a going concern opinion on our financial statements that raise substantial doubt about our ability to continue as a going concern due to recurring net losses, negative operating cash flow and uncertainty relative to full recoverability of assets, including Clean Age Minerals. Other than the Equity Line of Credit, Daleco did not have any commitments for capital.

      On June 30, 2002, Daleco had cash and cash equivalents of $630,721, an increase of $394,828 from the balance of $235,893 at March 31, 2002. During the three months ended June 30, 2002, cash provided by operating activities was $54,901. Cash provided by operating activities consisted primarily of a change in depreciation, depletion and amortization during the period of $276,256 and an increase in accrued expenses of $56,031. These items were partially offset by a net loss of $478,738 and a decrease in trade payables of $182,608. Cash provided from investing activities amounted to $247,257 in the three months ended June 30, 2002. This consisted primarily of a decrease in investment in subsidiaries, which resulted from the sales of various small oil and gas interests and net proceeds received from the sale of marketing and distribution rights to mineral and timber products. Cash provided from financing activities amounted to $97,670, consisting primarily of an increase in notes due related parties of $137,000 and proceeds from the sale of securities of $201,081. These items were partially offset by a decrease in notes due of $20,000, accrued interest of $9,198, accrued dividends of $201,213 and dividends paid of $10,000.

      In July 2002, Daleco entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, Daleco may, at its discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 95% of the lowest daily volume weighted average price of Daleco's common stock on the Over-the-Counter Bulletin Board or other principal market on which its common stock is traded for the 5 days immediately following the notice date of an advance. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will retain 5% of each advance under the Equity Line of Credit. In addition, Daleco engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as its exclusive placement agent in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 21,739 shares of Daleco's common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by Daleco.

      In July 2002, Daleco received $300,000 from the sale of convertible debentures. Pursuant to the Securities Purchase Agreement with Cornell Capital, these debentures are convertible into shares of common stock at a price equal to equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date, or (b) an amount equal to eighty percent (80%) of the average lowest three closing bid prices of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.368 (i.e., 80% of the recent price of $0.46), then the holders of the convertible debentures would have received 815,218 shares of common stock. These convertible debentures accrue interest at a rate 5% per year and are convertible at the holder's option. These convertible debentures have a term two years.

      NOTES PAYABLE

      During the year ended September 30, 1995, Daleco received $1,100,000 in return for two notes payable, with the producing wells of Daleco used as collateral. Interest of 10% per annum was due monthly. In fiscal 1996, Daleco repaid $300,000 of the outstanding balance. In fiscal 1997, the remaining $800,000 was converted into 16,000 shares of 10% cumulative preferred stock, at $50.00 per share. The Series A Preferred Stock was subject to a put on August 20, 1999. The holders of the Series A Preferred Stock filed a lawsuit in the Los Angeles Superior Court, California against Daleco, as well as Mr. Amir and Mr. Erlich as guarantors. Mr. Amir satisfied his obligation under his guarantee and purchased one-half, or 8,000 shares of the Series A Preferred Stock, of the 16,000 shares of the Series A Preferred Stock owned by the Kanes. Daleco and Mr. Erlich entered into a Stipulation for the Entry of Judgment granting Daleco until August 1, 2001 in which to satisfy the put for the remaining 8,000 shares of Series A Preferred Stock plus accumulated interest. Mr. Amir converted his Series A Preferred shares into 408,163 shares of Company common stock. A portion of the dividends due Mr. Amir on the Series A Preferred Stock was paid to Mr. Amir in the third quarter of fiscal 2002. The Kanes have been granting Daleco an extension of the August 1, 2001 due date on a month-to-month basis. On December 7, 2001, Daleco paid the Kanes $90,000, representing all accrued and unpaid dividends on the Series A Preferred stock through December 31, 2001.

      During fiscal 1998, Daleco borrowed $145,000 from four persons. The debt was evidenced by Notes which matured on November 21, 1998. The Notes earned interest at 2% over the prime rate charged by the Huntingdon National Bank of Columbus, Ohio, through the maturity date, and 18% thereafter. The Note holders were also given warrants. Sonata Investment Company, Ltd. was paid $75,000 in principal amount plus accrued interest on November 30, 2001. On June 7, 2002, Mr. Lincoln converted his Note in the amount of $20,000, plus accrued and unpaid interest of $13,528.17, into 49,818 shares of common stock. The debt was converted at a price of $0.673 per share which represented the average of the bid and closing prices for the five day period prior to the conversion. Presently, only two of the 4 Notes comprising $50,000, in the aggregate, of the original $145,000 remain outstanding. On August 1, 2001, Daleco borrowed $42,000 from Standard Energy Company. This loan earned interest at 2% over prime per annum. The Standard Energy Company loan was satisfied on November 30, 2001. As of June 30, 2002, only two of the original four notes, each in the face amount of $25,000, remain outstanding.

      Pursuant to Paragraph 5.1 of the Agreement and Plan of Merger by and among Clean Age Minerals, Incorporated and Strategic Minerals, Inc. and Daleco dated September 19, 2000, obligations of Clean Age Minerals, Incorporated to certain officers, directors and third parties were to have been satisfied by Strategic Minerals, Inc. or Daleco within one year of the merger. The indebtedness totaled $514,881 and was evidenced by Notes dated September 19, 2000. The Notes were due and payable on or before September 18, 2001 and provide for interest at the rate of 8% per annum. These Notes remain outstanding. As of June 30, 2002, the total amount payable on these notes is $586,979, representing principal of $514,881 and accrued but unpaid interest of $72,098.

      In September 1998, Daleco assumed a $100,000 loan with First Regional Bank when it acquired Haly Corporation. Interest is at 6.9% and the loan matures December 12, 2002. The loan is secured by the personal assets of an officer of Daleco.

DEFAULTS

      Daleco has defaulted on a number of obligations. We do not have sufficient resources to satisfy all these obligations if demand is made. These obligations are described below:

      HELLER FINANCIAL. In August 1997, Daleco entered into an arrangement with Heller Financial, Inc., now HFI Financial, Inc., whereby Heller agreed to provide Daleco with up to $15,000,000 in financing. In January 1999, Heller declared the loan to be in default, as a result of the pledged properties failure to generate the required interest payments. This was attributable to the decrease in the low worldwide prices for oil. Although we have brought the note current, the declaration of default remains outstanding. The obligations to Heller are non-recourse to Daleco and payable solely out of the oil and properties pledged to Heller as collateral. Because the obligations to Heller are non-recourse to us, Heller's only recourse would be to foreclose on the oil and gas properties securing its note. We have no independent obligation to Heller to satisfy its loan. All of the proceeds from production from those oil and gas properties goes to Heller under the loan documents. As such, we would not be materially adversely affected by their loss.

      In July 2002, Daleco sold all of its oil and gas properties in Pontotoc County, Oklahoma, consisting of 11 gross wells and 1.08 net wells, to the operator. Daleco believed that these were marginal properties and wells with the revenues from production being slightly above lease operating costs. Since the properties were part of the collateral for the Heller loan, all proceeds from the sale were paid to Heller.

      MR. AMIR. Funds have been made available to us by Mr. Amir, an officer and director of Daleco, in the form of unsecured loans. As of June 30, 2002, Daleco was indebted to Mr. Amir in the amount of $812,531, consisting of the following:

      o Note dated October 1, 1995, bearing interest at the rate of prime, plus 3% in the principal amount of $91,062.00.

      o Note dated October 1, 1995 bearing interest at the rate of 7% in the principal amount of $435,884.

      o Note dated July 20, 1998 in the face amount of $25,000 bearing interest at the rate of 2% over the prime rate charged by the Huntington National Bank of Columbus, Ohio, through the maturity date, November 21, 1998 and 18% thereafter. As of June 30, 2002, this amounted to $41,758.

      o Note dated June 17, 2002 bearing interest at the rate of 7% in the principal amount of $137,000.

      o Mr. Amir was also entitled to payment of $25,000 under his Key Man Contract on June 30, 2002.

      o Prior to conversion of his Series A Preferred Stock into common stock, Mr. Amir was entitled to have received dividends in the amount of $91,550.72, of which $59,337.72 remains outstanding.

      o As of June 30, 2002, Daleco owed Mr. Amir $11,762.41 in unreimbursed expenses and $16,667 in accrued but unpaid salary.

      MR. NOVINSKIE. Under the terms of Mr. Novinskie's employment agreement, Mr. Novinskie was to have received a cash bonus of $25,000 as of June 30, 2002. This bonus was not paid. As of June 30, 2002, Daleco owed Mr. Novinskie $38,120 in unreimbursed expenses and $16,667 in accrued but unpaid salary and $25,000 in accrued and unpaid bonuses.

      CLEAN AGE MINERALS. Pursuant to Paragraph 5.1 of the Agreement and Plan of Merger by and among Clean Age Minerals, Incorporated and Strategic Minerals, Inc. and Daleco dated September 19, 2000, obligations of Clean Age Minerals to certain officers, directors and third parties were to have been satisfied within one year of the merger. The indebtedness totaled $514,881 and was evidenced by Notes dated September 19, 2000. The Notes were due and payable on or before September 18, 2001 and provide for interest at the rate of 8% per annum. These Notes remain outstanding. As of June 30, 2002, the total amount payable on these notes is $586,979, representing principal of $514,881 and accrued but unpaid interest of $72,098. Of this amount, $153,593 representing $134,811 in principal and $18,782 in accrued but unpaid interest is due and owing to Mr. Robert E. Martin, a director of Daleco and President of Clean Age Minerals.

      MR. ERLICH. We are also indebted to Mr. Erlich, a former officer and director of Daleco, in the amount of $111,180 (which amount includes principal and accrued and unpaid interest).

      MRS. TRAINOR. As of June 30, 2002, $41,758 is owed by us to the wife of Mr. Trainor, a director of Daleco, under a Note dated July 20, 1998 in the face amount of $25,000 bearing interest at the rate of 2% over the prime rate charged by the Huntington National Bank of Columbus, Ohio, through the maturity date, November 21, 1998 and 18% thereafter.

GOING CONCERN

      The accompanying consolidated financial statements are presented on the basis that Daleco will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. Daleco has suffered significant  recurring  net  losses,  negative  operating  cash  flow,  and  has uncertainty relative to full recoverability of assets including Clean Age Minerals, which raise substantial doubt about its ability to continue as a going concern. Daleco's accountants have added a going concern paragraph to their independent auditors' report. As shown in the accompanying consolidated financial statements, Daleco incurred a net loss of ($2,036,644), ($1,510,910) and ($1,003,413), excluding extraordinary gain for the nine months ended June 30, 2002 and the years ended September 30, 2001 and 2000, respectively, and as of June 30, 2002, Daleco's current liabilities exceeded its current assets by ($9,438,519) and its total assets exceeded its total liabilities by $16,352,077.

      The financial statements have been prepared on the basis of a going concern, which contemplates that Daleco will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments that would be necessary should Daleco be required to liquidate its assets. As of June 30, 2002, Daleco has reported a loss of $2,036,644. The ability of Daleco to meet its total liabilities of $11,005,956 and to continue as a going concern is dependent upon the availability of future funding, achieving profitable timber operations and successful development of newly acquired mineral assets.

      As of June 30, 2002, certain of Daleco's subsidiaries were in default of certain debt obligations.

SUBMISSION OF MATTERS TO A VOTE SECURITY HOLDERS

      The shareholders at Daleco's Annual Meeting on February 28, 2002, approved the change of Daleco's state of incorporation from Delaware to Nevada. This was effected through the merger of Daleco Resources Corporation, a Delaware corporation with and into Daleco Resources Corporation of Nevada, a Nevada corporation. The merger was consummated as of March 26, 2002. The Articles of Incorporation of New Daleco provide for authorized capital stock of 50,000,000 shares of common stock and 20,000,000 shares of preferred shares. The Bylaws of Old Daleco became the Bylaws of New Daleco, as amended to reflect the laws of the State of Nevada. The Board of Directors of Old Daleco, elected at the Annual Meeting of Shareholders on February 28, 2002, became the Board of Directors of New Daleco. The Officers of Old Daleco were appointed as the Officers of New Daleco. Under the Articles of Merger filed with the Secretary of State of Nevada, the name of New Daleco was changed to Daleco Resources Corporation.

      The materials sent to each shareholder in connection with Daleco's annual meeting contained a typographical error, referring in places to 10,000,000 instead of 20,000,000 preferred shares. On the basis of this error, Daleco agreed to place this issue again before the shareholders at the next annual meeting should any shareholder so request. Terra Silex Holdings, LLC has so requested. As such, at the next annual meeting of the shareholders of Daleco, the shareholders will be asked to vote to either keep the authorized shares of preferred stock at 20,000,000 shares or reduce the authorized number to 10,000,000. The total number of all classes of Daleco's preferred shares issued and outstanding is 383,000 shares.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

      In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," establishes accounting and reporting standards for the impairment or disposal of long-lived assets. This statement supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed." SFAS No. 144 provides one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held for use or newly acquired and broadens the presentation of discontinued operations to include more disposal transactions. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management believes the adoption of the statement will not have a material effect on Daleco's financial statements.

      In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period it is incurred if a reasonable estimate of fair value can be made. The associated retirement costs are capitalized as a component of the carrying amount of the long-lived asset and allocated to expense over the useful life of the asset. The statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management believes the adoption of the statement will not have a material effect on Daleco's financial statements.

      SFAS No. 142 "Goodwill and Other Intangible Assets" was issued effective for the first period of all fiscal years beginning after December 15, 2001, with early adoption permitted for entities with fiscal years beginning after March 15, 2001. SFAS No. 142 addresses how acquired intangible assets should be accounted for in financial statements upon their acquisition, and also how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. In general, non-goodwill intangible assets are to be amortized in accordance with their estimated useful lives. In addition, amortization of goodwill has been eliminated, with capitalized goodwill now being subjected to at least an annual assessment for impairment. A two-step process is to be used to determine, first whether an impairment exists, and then whether an adjustment is required. SFAS No. 142 became effective for Daleco for the fiscal quarter which began on January 1, 2002. Daleco is currently evaluating the impact of SFAS 142.

      In June 2001, SFAS No. 141, "Business Combinations" was issued establishing accounting and reporting standards requiring all business combinations initiated after June 30, 2001, to be accounted for using the purchase method. SFAS No. 141 became effective for Daleco for the fiscal quarter beginning July 1, 2001. The adoption of SFAS 141 did not have a material effect on Daleco's operating results or financial condition.

CRITICAL ACCOUNTING POLICIES

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      BASIS OF CONSOLIDATION

      The consolidated financial statements of Daleco Resources Corporation (the "Company") have been prepared in accordance with generally accepted accounting principles and include the accounts of Daleco and its wholly-owned subsidiaries Westlands Resources Corporation, Sustainable Forest Industries Inc., Deven Resources, Inc., Tri-Coastal Energy, Inc., Clean Age Minerals, Incorporated, CA Properties, Inc. and 16/6, Inc. Daleco's investments in oil and gas leases are accounted for using proportionate consolidation whereby Daleco's prorata share of each of the assets, liabilities, revenues and expenses of the investments are aggregated with those of Daleco in its financial statements. The Company's investments in minerals are accounted for using purchasing accounting methods.

      OIL AND GAS PROPERTIES AND EQUIPMENT

      Daleco follows the successful efforts method of accounting for the costs of exploration and development activities. Direct acquisition costs of developed and undeveloped leases are capitalized. Costs of undeveloped leases on which proved reserves are found are transferred to proven oil and gas properties. Each undeveloped lease with significant acquisition cost is reviewed periodically and a valuation allowance provided for any estimated decline in value. Capitalized costs of proved developed leases are charged to income on the units of production basis based upon total proved reserves. The capitalized costs of these proved developed leases are written down to their projected net recoverable amount.

      Costs of exploratory wells found to be dry during the year on before the issuance of our year-end financial statements are charged against earnings in that year. Costs of successful exploration wells and development wells are capitalized. All costs of development wells and successful exploration wells are charged to earnings on a unit-of-production basis based upon proved developed reserves. Where the costs of developed wells and successful exploration wells exceed projected net recoverable amounts, such wells are written down to their projected net recoverable amount. Net recoverable amount is the aggregate of estimated un-discounted future net revenues from proven reserves less operating and production expenses.

      Effective in the first quarter of 1997, Daleco began assessing the impairment of capitalized costs of proved oil and gas properties and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Under this method, Daleco generally assesses its oil and gas properties on a field-by-field basis utilizing its current estimate of future revenues and operating expenses. In the event net un-discounted cash flow is less than the carrying value, an impairment loss is recorded based on estimated fair value, which would consider discounted future net cash flows. SFAS 121 did not have any impact on Daleco's change in method of assessing impairment of oil and gas properties and other long-lived assets.

      SITE RESTORATION, DISMANTLEMENT AND ABANDONMENT COSTS

      The salvage value of producing wells is expected to exceed the cost of site restoration and abandonment. As a result, no such costs are accrued in our current financial statements. Daleco has not accrued any costs associated with the potential abandonment and restoration of mineral extraction mine sites to date. Any required site specific restoration cost accruals will be made once mineral extraction is initiated.

      PROPERTY AND EQUIPMENT

      Property and equipment are recorded at cost and depreciated over the straight-line method over a period of five years. The carrying value of property and equipment is impaired from time to time in addition to typical depreciation charges based on independent appraisals of the operational condition of the specific unit of property and/or equipment.

      TIMBER RIGHTS

      Daleco has recorded the acquisition of timber rights at cost. These costs are deferred until commercial production commences. Where the costs exceed projected net recoverable amounts, the timber rights are written down to the projected net recoverable amount. Net recoverable amount is the aggregate of estimated un-discounted future net revenues from the sale of timber less operating and production expenses.

      MINERAL ACQUISITION

      Daleco has recorded the acquisition of Clean Age Minerals, Incorporated and associated mineral rights at cost.

      DEBT ISSUE COSTS

      Debt issue costs as of December 31, 1998, represent those associated with the Heller Financial, Inc. loan and are amortized over a period of five years. As of March 31, 2002, all debt issuance costs had been fully amortized.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents include cash and investments with original maturities of three months or less.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      Cash and cash equivalents, receivables, and all liabilities have fair values approximating carrying amounts, except for the Heller Financial, Inc. loan for which it is not practicable to estimate fair values. The loans are to be repaid out of net cash flows. Additional interest or profit participation is payable after the payment of principal. The fair value of all debt is based on discounted cash flow analysis.

      REVERSE STOCK SPLIT

      Effective February 24, 1998, the majority of stockholders of Daleco approved a reverse ten-for-one stock split. The effect of the reverse stock split has been retroactively reflected in our financial statements. All references to the number of common and preferred shares, stock options, warrants, and per share amounts elsewhere in these financial statements and related footnotes have been restated as appropriate to reflect the effect of the reverse split for all periods presented.


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





                             DESCRIPTION OF BUSINESS

GENERAl

      Daleco Resources Corporation is a natural resources holding company whose subsidiaries are engaged in the exploration, development and production of oil and gas properties, the harvesting of timber concessions, the development and production of mineral interests and the sale and exchange of natural resources and content over the internet. Its wholly owned subsidiaries include Westlands Resources Corporation, Sustainable Forest Industries, Inc., Deven Resources, Inc., DRI Operating Company, Inc., Haly Corporation, Tri-Coastal Energy, Inc., Tri-Coastal Energy, L.P., Strategic Minerals, Inc. d/b/a Clean Age Minerals, Incorporated, CA Properties, Inc., Lone Star Minerals, Inc., Matrix-Loc, Inc., The Natural Resources Exchange, Inc. and 16/6, Inc.

      Daleco, originally named United Westlands Resources, Inc., was organized under the laws of the province of British Columbia by amalgamation of two small companies in 1981. In 1986, Daleco changed its name to Daleco Resources Corporation, and its province of organization to Ontario, Canada. On October 1, 1996, Daleco was re-domesticated into the State of Delaware. The shareholders at Daleco's Annual Meeting on February 28, 2002, approved the change of Daleco's state of incorporation from Delaware to Nevada. This was effected through the merger of Daleco Resources Corporation, a Delaware corporation, with and into Daleco Resources Corporation of Nevada, a Nevada corporation. The merger was consummated as of March 26, 2002. The Articles of Incorporation of New Daleco provide for authorized capital stock of 50,000,000 shares of common stock and 20,000,000 shares of preferred shares. The Bylaws of Old Daleco became the Bylaws of New Daleco, as amended to reflect the laws of the State of Nevada. The Board of Directors of Old Daleco elected at the Annual Meeting of Shareholders on February 28, 2002 became the Board of Directors of New Daleco. The officers of Old Daleco were appointed as the Officers of New Daleco. Under the Articles of Merger filed with the Secretary of State of Nevada, the name of New Daleco was changed to Daleco Resources Corporation.

      Daleco, through its wholly owned subsidiary, Westlands Resources Corporation, a Nevada corporation, acquired a number of interests in oil and gas properties located in the State of Texas from entities owned or controlled by Mr. Amir and his former partner, Mr. Louis Erlich. Other interests have been acquired as a result of the failure of non-affiliated working interest owners to maintain their interest in the properties by failing to pay their share of costs associated with the properties. Substantially all of Westlands Resources Corporation's oil and gas properties were transferred to Tri-Coastal Energy, L.P. to facilitate the Heller Financial Loan. Daleco does not refine any crude oil or market, at retail, any oil or petroleum products. Daleco does not own any drilling rigs, and, generally, all of its drilling activities are performed by independent drilling contractors on a contract basis.

      Sustainable Forest Industries, Inc. owns timber rights in Guyana covering approximately 6,000 acres. Sustainable Forest Industries, Inc. contracts with third parties to harvest and mill its woods. Sustainable Forest Industries, Inc. sells its woods privately and also through third parties.

      Clean Age Minerals, Incorporated, a Nevada corporation, was acquired on September 19, 2000, by Daleco through a merger with Daleco's subsidiary, Strategic Minerals, Inc., a Nevada corporation. Strategic Minerals, Inc. was the surviving corporation which changed its name in March 2002 to Clean Age Minerals, Inc. The shareholders of Clean Age Minerals, Incorporated received 2,001,800 shares of Daleco Resources Corporation Series B 8% Cumulative Convertible Preferred Stock, stated value $10.00, par value $.01, in exchange for 20,018,000 shares of Clean Age Minerals, Incorporated common stock, constituting all of the capital stock of Clean Age Minerals, Inc., Clean Age Minerals, through its subsidiaries CA Properties, Inc., owns fee and leasehold interests containing non-metallic minerals in the States of Texas, New Mexico and Utah. Daleco does not presently mine its minerals. Additionally, Daleco acquired, as part of the merger, a patented process, owned by Clean Age Minerals, utilizing many of the minerals owned or under lease to Daleco, for the cleansing and decontamination of air, water and soils.

      Under Daleco's agreement with Heller Financial, Inc., Daleco's Texas and Oklahoma properties are fully pledged as security for the Heller Loan. Under the Heller loan documents, the pledging of these assets as collateral for the Heller loan prohibits Daleco from pledging these oil and gas properties.

      Deven Resources, Inc. served as the managing general partner of Developing Energy Partners I, L.P. from its inception to its dissolution in December 2001. Developing Energy sold all of its assets on September 28, 2001 with an effective date of January 1, 2001. DRI Operating Company, Inc., a wholly-owned subsidiary of Deven Resources, Inc., owned a one percent interest in and managed 127 wells on behalf of Developing Energy in the State of West Virginia and the

Commonwealth of Pennsylvania. As part of the sale of the assets of Developing Energy, DRI Operating Company, Inc. swapped its interest in certain wells in West Virginia and Pennsylvania for working interests in wells acquired by the purchaser of Developing Energy's West Virginia and Pennsylvania properties. As a result of this sale and "swap" DRI Operating ceased performing as operator for the wells previously owned by Developing Energy Partners. In September 1999, Deven Resources, Inc. wound up the operations of another partnership for which it was the general partner, Deerlick Creek Partners as a result of the sale of the partnerships interest in 57 wells in the State of Alabama. As of December 2000, Daleco sold all of its leasehold interests in 199 wells located in Kansas and in 24 wells located in Oklahoma which comprised the majority of its mid-continent oil and gas producing properties.

      As of September 30, 2001, Daleco had interests in 123 wells in the States of Texas, West Virginia, New Mexico, Oklahoma, Kansas and the Commonwealth of Pennsylvania. Effective January 1, 2001, Daleco sold 118 wells in the State of West Virginia and the Commonwealth of Pennsylvania. On July 31, 2002 but effective July 1, 2002, Daleco sold its oil and gas properties in Potontoc County, Oklahoma, consisting of 11 gross wells and 1.08 net wells.

OUR BUSINESS

      OIL AND GAS

      TEXAS

      Historically Daleco retained or acquired only a fractional working interest in the wells in which it has participated, thereby limiting its financial risk, operating expenses and the revenues it receives from each well. Daleco's practice as operator of a well either being drilled or re-completed as a horizontal well from a vertical well is to conduct such operations on a "Turnkey basis".

      Daleco has engaged Netherland, Sewell & Associates, Inc. of Dallas, Texas, an unaffiliated company, to act as the contract operator of its oil and gas properties pursuant to an oral agreement, thereby negating the necessity to maintain a staff of operating personnel. Effective October 1, 1999, with the consent of Heller, Westland became the operator of record of the Texas
Properties. At the suggestion and request of Heller, Tri-Coastal Energy, Inc. has retained the petroleum engineering and consulting firm of Netherland & Sewell to assist Daleco to realize a maximization of the value of Tri-Coastal Energy Inc.'s properties. Daleco expects to continue employing contract operators and/or consultants until the size of its operations justifies hiring the necessary staff.


            AUSTIN CHALK TREND

      Daleco's Texas properties are located in the Austin Chalk Trend. The Austin Chalk trend consists of the Austin Chalk, Buda, Georgetown and Edwards formations, extends for approximately 300 miles in length and 50 miles across, and encountered at depths of 5,500 to 18,000 feet. These reservoirs are generally of low permeability, and significant oil and gas production is generally obtained only by intersecting vertical fractures within the carbonate rocks. Historically, these formations were considered to be economically marginal except in areas where the rocks were highly fractured. In later years, stimulation by mechanical fracturing of the rock resulted in increasing hydrocarbon recoveries and extensive development of the trend. Recent developments using horizontal drilling techniques allow the wellbore to intersect, if present, a series of vertical fracture systems instead of a single one, thus resulting in higher rates of production and recoverable reserves, at the cost of a more expensive drilling effort. Whether an individual well will be economic, even if horizontally drilled, depends largely upon intersecting fractured portions of the formation, which cannot be predicted. Certain locales appear to contain more fracturing than others, and Daleco believes that its Texas leases are located in areas of better fracturing. It is not unusual for an individual well to produce as much as forty percent (40%) of the primary recoverable reserves during the first two years of production and the remainder over a period of ten to fifteen years. As a result of the Heller Financing, Daleco stimulated seven (7) existing vertical chalk wells and drilled three (3) laterals in its existing horizontal wells. Daleco's plan to drill as many as twenty (20) new horizontal laterals was delayed due to persistent depressed oil and gas prices in fiscal 1998 -1999. Heller advised Daleco that it did not desire to advance further capital in the redemption of any additional wells. As such, Daleco's planned development of these additional wells has been suspended indefinitely. Because maximum production levels are currently regulated by government in the portion of Texas in which Daleco has its leases, wells which penetrate a highly fractured system may be subject to production curtailments.

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

      WEST VIRGINIA AND PENNSYLVANIA


            APPALACHIAN BASIN

      Historically, Daleco's production in the states of West Virginia and the Commonwealth of Pennsylvania were from wells completed in methane coal seems and in traditional producing zones such as the Oriskany and Medina formations of the Appalachian Basin's Upper Devonian Section. Through its ownership in and management of its Developing Energy Partners I, L.P., Partnership (Developing Energy), Daleco had an undivided interest in 50 producing coal bed methane wells in the Blacklick Creek CBM Project located in Indiana County of Central Pennsylvania. These wells produced from multiple coal seams ranging in depth from 600 feet to 1,200 feet. The Blacklick Creek project holds approximately 15,000 acres. Daleco, through its partnership, controlled a 40% working interest in the project. These wells were sold to the owner of the remaining 60% working interest on September 28, 2001, with an effective date of January 1, 2001.

      In addition, Developing Energy owned varying interests ranging from 20% to 100% in forty (40) conventional Upper Devonian producing wells ranging in depth from approximately 6,000 feet to 10,000 feet. Fourteen (14) of these wells were located in western and central Pennsylvania and hold approximately 18,983 gross acres. The remaining twenty-six (26) wells were located in northern and central West Virginia and held approximately 7,302 acres. The primary product produced from these Upper Devonian wells is natural gas. The gas production is sold at market sensitive prices which have historically benefited from the premiums paid for Appalachian gas supplies due to their proximity to the end user market. These wells and their associated gas gathering systems were operated by Daleco's subsidiary, DRI Operating Company, Inc. DRI Operating Company, Inc. was also under contract to conduct field operations relating to the Blacklick Creek CBM wells. All operations were controlled from Daleco's Pennsylvania office. To assist in its operations, DRI Operating Company, Inc. employed contract pumpers in the vicinity of the specific wells to perform normal well tending and field maintenance duties.

      As a result of the exchange of working interests between DRI Operating Company, Inc. and the purchaser of Developing Energy's Upper Devonian wells in West Virginia and Pennsylvania, DRI Operating Company, Inc. now has a working interest in 9 wells for which it acts as the operator.

      Daleco's acquisition and development philosophy in the Appalachian Basis is to acquire producing properties with exploitation potential, either individually or in conjunction with its managed partnerships. In addition to increasing its reserves through direct property acquisitions, Daleco actively seeks out and evaluates the potential acquisition of other oil and gas companies and partnerships. At present, Daleco has no present intent to acquire any additional Appalachian wells, although the Company would not negate the acquisition of additional properties should the right opportunity present itself.

      ALABAMA


            BLACK WARRIOR BASIN

      Daleco, through its interest in Deerlick Creek Partners, L.P. had a non-operating 50% working interest in 57 coal bed methane wells in Tuscaloosa County, Alabama. The Deerlick Creek Properties were sold December 7, 1999, as of September 1, 1999, for $1,424,298.49. Of this amount, Deven Resources, Inc. realized $22,871.03, after settlement of all outstanding obligations secured by DRI Operating Company, Inc.'s interest in these properties.

      OKLAHOMA AND KANSAS

      In December, 1999, Daleco sold essentially all of its operating properties located in the State of Kansas and a large portion of its wells in Oklahoma. As of July 1, 2002, Daleco sold all of its properties in Potontoc County, Oklahoma consisting of 11 gross wells. Daleco retains partial non-operating interests in 64 wells in Oklahoma.

OPERATING HAZARDS AND UNINSURED RISKS

      Daleco's oil and gas operations are subject to all of the risks normally incident to the exploration for and production of oil and gas, including mechanical failures, blow-outs, cratering, pollution and fires, each of which could result in damage to or destruction of oil and gas wells or production facilities or damage to persons and property. While Daleco maintains a $4,000,000 all risks liability policy in amounts which it believes are adequate, the insurance may not cover all potential operational risks. The occurrence of a significant event not fully insured against could have a material adverse effect Daleco's financial position. Presently, Daleco has no present intentions to conduct any exploratory or developmental drilling. Daleco will continue to conduct its normal day-to-day activities as operator of its wells. All of Daleco's wells in Texas and Oklahoma are operated by third parties.

TITLE TO OIL AND GAS PROPERTIES

      Daleco's interests in producing and non-producing acreage are in the form of direct or indirect interests in leases, as well as reversionary interests through its sponsored partnerships. Each of its properties are subject to customary royalty interests in amounts prevailing in the area in which the oil and gas lease is taken, overriding royalty interests, liens incident to operating agreements, liens for current taxes and other burdens and mineral encumbrances and restrictions. Daleco believes that none of these burdens materially interfere with the use of such properties in the operation of Daleco's business or the profitability of Daleco's investment therein.

      As is customary in the oil and gas industry, only a preliminary investigation of title is made at the time of acquisition of undeveloped properties. Detailed investigations are generally made, including, in most cases, receiving a title opinion of local counsel, prior to the commencement of drilling operations. A thorough examination of title was performed with respect to substantially all of Daleco's producing properties. Also, prior to the acquisition of properties, Daleco will and has received an opinion of title, satisfactory to counsel to Daleco, on a majority (in value) of the assets to be acquired. Daleco believes that it has defensible title to substantially all of its properties. As a result of the low prices for crude oil throughout most of Fiscal 1999, many of the Oklahoma and Kansas Properties became uneconomic to operate and were shut-in. With the return of higher crude oil prices, some of these wells have come back on line. Consistent with its agreement with Heller Financial, Daleco prepared these properties for sale, however, Heller did not receive a satisfactory offer. Heller remains desirous of selling those properties assuming receipt of the right price.

MINERAL INTERESTS

            CLEAN AGE MINERALS, INC. INTERESTS

      Through its wholly owned subsidiary, Clean Age Minerals, Inc., Daleco owns substantial leases and mining claims to proven non-metallic minerals located in the States of Texas, New Mexico and Utah. Titles and rights in the properties are held by CA Properties, Inc., a subsidiary of Clean Age Minerals

      TEXAS


            MARFA ZEOLITE

      CA Properties, Inc. owns a 5,200 acre(+/-) lease containing high grade Zeolite, located approximately 40 miles south of Marfa, Presidio County, Texas. The lease terms call for royalty payments of $3.00 per ton of Zeolite removed from the property with a minimum royalty of $30,000 per year. Lone Star Minerals, Inc. has the option to terminate the annual royalty payments by paying a lump sum of $400,000. CA Properties, Inc. also owns, in fee, approximately 100 acres of land containing Zeolite adjacent to the 5,200 acre lease. Funds provided by Sumitomo Corporation of America under the Master Distribution and Marketing Agreement have been allocated to pay the annual minimum royalty.

      NEW MEXICO


            ORO GRANDE

      CA Properties, Inc. owns a lease covering 5,020 acres of a calcium carbonate deposits in the form of high grade Travertine, located in the Oro Grande area, Cibola County, New Mexico, some 40 miles southwest of Albuquerque, New Mexico. Included in the above are 1,660 acres of U.S. Government leases while the remainder are privately owned. The lease calls for royalty payments of $0.50 per ton or 4% of gross sales for material removed, whichever is the greater. Royalties on public lands call for $0.50 per ton or 3% of gross sales, whichever is the greater. The lease also requires a minimum royalty payment based on a CPI adjusted formula amounting to approximately $40,000 annually. Funds provided by Sumitomo Corporation of America under the Master Distribution and Marketing Agreement have been allocated to pay the annual minimum royalty.

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
`

            WINSTON "C" KAOLIN

      CA Properties, Inc. owns five mining claims, located in Sierra County, New Mexico, and covering 800 acres of Kaolin. The terms call for a royalty payment of 7% of net proceeds derived from mining operations.


            GUADALUPE PERLITE

      Although CA Properties, Inc. owns 17 mining claims, located in Grant County, New Mexico containing some 1,360 acres of Perlite, the underlying rights to these properties have been challenged which has an adverse impact on Daleco's extraction rights. Daleco intends to replace/substitute other properties for these holdings until the rights challenge can be resolved.

      UTAH


            BEAVER ZEOLITE

      CA Properties, Inc. owns 11 Zeolite mining claims covering approximately 220 acres located in Beaver County, Utah. The Zeolite in this deposit is also considered high grade.

TIMBER INTERESTS

      TROPICAL HARDWOOD CONCESSION

      Daleco, through its wholly-owned subsidiary, Sustainable Forest Industries, Inc., a Delaware company, owns two (2) timber concessions in Guyana, South America. These concessions encompass approximately 6,000 acres of tropical hardwoods. Sustainable Forest Industries, Inc. intends to harvest and market its wood through strategic alliances with its partners in Guyana and the United States. Sustainable Forest Industries, Inc. received its U.S. import certificate for tropical wood in July 1997, and has applied for its marketing trademark, HeartDex. Daleco provides accounting, administrative and financial services to support Sustainable Forest Industries, Inc.'s operations.

      Sustainable Forest Industries, Inc. has fulfilled all governmental requirements to maintain its holdings and, therefore, Daleco believes that it has good title to its two (2) hardwood timber concessions in Guyana. Due to the limited operations on these properties over the past several years, Daleco has amortized its entire investment in Guyana as of September 30, 2001. Sustainable is currently in negotiation with existing saw mills and other harvesters of timber in Guyana to establish a joint harvesting, milling and marketing of Sustainable's and these third parties woods.

EMPLOYEES

      At September 30, 2001, Daleco had six full-time employees. Daleco employs the services of consulting geologists and engineers, as well as those of nonaffiliated operating companies which conduct the actual oil field operations for Daleco. Daleco operates its wells in the State of West Virginia from its Pennsylvania office utilizing contract pumpers to perform actual field operations. Daleco's non-operated wells are monitored primarily out of Daleco's Pennsylvania office. Daleco's mineral leases, fee interest and claims are operated by contract mining entities and are monitored by both its Pennsylvania office, and by the President of Clean Age Minerals, Incorporated who resides in New Mexico. Daleco employs independent consultants regarding the development of its mineral properties. Daleco considers its relations with its consultants to be satisfactory.

COMPETITION

      OIL AND GAS

      While Daleco is presently not seeking new oil and gas properties, if it did seek such properties, then Daleco would face intensive competition for good exploratory prospects or existing developmental prospects from entities possessing substantially larger financial resources and staffs. The demand for domestically produced oil and gas remains substantial and should remain substantial in the foreseeable future. However, the domestic oil and gas industry is subject to the fluctuations in the global oil industry. The natural gas industry is not as subject to worldwide oil price fluctuations than as is oil. Since most of Daleco's production is natural gas, Daleco is not as susceptible to the fluctuation in the price of oil than are similarly sized companies who assets are primarily in oil.

      As noted above, Daleco has no present intent to compete in market for new oil and gas properties. Rather, it intends to focus on the sale of its industrial minerals and its wood products. Should Daleco be successful in developing its mineral properties and/or wood products, Daleco may elect to allocate some of these profits to the acquisition of new oil and gas properties.

      MINERAL INTERESTS

      The mining and marketing of non-metallic minerals is highly competitive, however, Daleco believes that the locations and quality of its mineral deposits coupled with its Master Distribution and Marketing Agreement with Sumitomo Corporation of America will benefit its future development and sales efforts. Daleco's ability to develop these mineral deposits will be dependent on its success in accessing raising capital under the Equity Line of Credit or otherwise and on the general economic environment for industrial minerals. The Marketing Agreement is for an initial term of ten (10) years with automatic twenty (20) year extensions. The Marketing Agreement vests in Sumitomo Corporation of America the exclusive right to market Daleco's minerals, potential products and timber in the United States, Canada, Mexico and Japan.

      TIMBER INTERESTS

      The competition for timber, both raw and processed woods, is extremely competitive and primarily controlled by large international conglomerates. Historically, Daleco has found it difficult to penetrate these markets, but believes that the shortage of quality hard woods and the demand for environmentally safe building materials will facilitate Daleco's marketing of its woods. On November 30, 2001 (effective November 16, 2001), Daleco entered into a Master Distribution and Marketing Agreement with Sumitomo Corporation of America. The Marketing Agreement is for an initial term of ten (10) years with automatic twenty (20) year extensions. The Marketing Agreement vests in Sumitomo Corporation of America the exclusive right to market Daleco's minerals, potential products and timber in the United States, Canada, Mexico and Japan. Sustainable Forest Industries is presently in negotiation with existing wood mills and other concession owners in Guyana for the joint marketing and milling of environmentally safe woods from Guyana. The fruition of these negotiations would facilitate equality control on all products cut in Guyana and to provide a greater variety of woods for the market.

PATENTS

      Daleco's wholly owned subsidiary, Clean Age Minerals, Inc. is the owner of U.S. Patent No. 5,387,738, upon which an engineered product is based which utilizes all naturally occurring non-hazardous minerals for the remediation of sites contaminated with hazardous and/or toxic materials. Typically, the remediation of these sites is necessary in order to meet quality control regulation for air, land and water enforced by the Environmental Protection Agency and various other state and Federal environmental regulatory agencies. The patented engineered product is marketed by Clean Age Minerals, Inc. under the trademark of the CA Series. Each of these engineered environmental products is designed for specific project site requirements based on the nature of the
on-site   contaminant,   the  size  of  the  project  and   specific   treatment
requirements.

      The CA Series have been proven effective, through the use of a catalytically enhanced chemical exchange process in permanently changing many hazardous metals to a non-hazardous state and through molecular sieve and/or absorption processes in removing ("site remediation") many hazardous hydrocarbon and nitrate contaminants.

      The processing of contaminate materials using the patented CA Series technology is designed as an on-site operation. Internal studies have shown that because the CA Series of engineered products are designed to be used at the remediation project site, substantial cost savings can be generated as compared to other remediation methods requiring extraction, removal and incineration. The on-side use of CA engineered products can provide a complete and permanent environmental cleanup of the hazardous materials in that the "treated" materials are converted into non-hazardous permanently on-leachable substances which can remain in place. Through laboratory and field tests, the CA Series engineered products have been proved to be effective in remediating contamination caused by hydrocarbons and petroleum products, chemicals as well as toxic metallic compounds in rendering the toxic and hazardous materials to a permanently non-toxic and non-hazardous stage. The Master Distribution and Marketing
Agreement with Sumitomo Corporation of America also covers the CA Series Technology.

MARKETING AND PRODUCTION OIL AND GAS

      Daleco does not refine any petroleum products. All of its production is sold to a variety of customers, which include pipelines, oil and gas gathering firms and other purchasers, pursuant to written agreements. Generally, sales of oil and gas are made at prevailing market prices. Typically, oil purchase agreements are of short duration, and provide for market sensitive prices. Daleco is a party to two long-term gas sales contracts, which may be terminated on short notice if a price adjustment is unacceptable to Daleco. Daleco is not obligated to provide a fixed and determinable quantity of oil and gas in the future under existing contracts or agreements.

      Under the terms of the Heller Financing, Daleco is required to purchase "hedges" to guarantee receipt of a specified price for the gas sales from those properties developed with the Heller Financing.

      The availability of a market for oil and gas produced from the properties of Daleco and prices received are dependent upon numerous factors, most of which are beyond the control of Daleco. Such factors include the level of domestic production, the availability of imported oil and gas, actions taken by foreign producing nations, the availability of distribution and transportation facilities and capacity thereon, the availability and price of fuels competitive with oil and gas, demand for oil and gas and refined products, governmental regulation and taxation. Such factors make it impracticable to predict with any degree of certainty future demand for or prices of oil or gas produced by Daleco.

      Production of oil and gas is generally not considered to be of a seasonal nature, although severe weather conditions temporarily can curtail or preclude producing activities. Historically, the demand for natural gas decreases during the summer months and increases during winter months.

Customers

      The following table identifies customers of Daleco which purchased during the fiscal year ended September 30, 2001 in excess of ten percent (10%) of the oil or gas produced by Daleco.

PRODUCTION AREA OF OPERATION     NAME OF LOCATION OF PURCHASER               PERCENTAGE
----------------------------     -----------------------------               ------------------

Texas        Oil Production      Gulfmark Energy         Houston, Texas                   99.5%
             Gas Production      Aquila Southwest        San Antonio, Texas               59.8%
                                 Pipeline Corp.*
                                 Mitchell Gas Marketing  Houston, Texas                   36.8%
                                 Services**
Pennsylvania Gas Production      Enron North American    Houston, Texas                   39.0%
             ***                 Corp.
                                 Dominion Field          Pittsburgh,                      40.5%
                                 Services Co. Inc.       Pennsylvania
West         Gas Production      Dominion                Pittsburgh,                      47.4%
Virginia     ***                                         Pennsylvania
                                 Gas Transmission        Charleston, West Virginia        52.0%

Oklahoma     Oil Production      Sand Point              Oklahoma City,                    5.5%
                                                         Oklahoma
             Oil Production      Tri-Power Resources     Ardmore, Oklahoma                94.5%

-----------------------------------------------------------------------------------------------

* A portion of Daleco's production of gas from its wells in the Giddings Field (presently 20 wells) is sold to Aquila Southwest Pipeline Corporation, pursuant to a long term contract expiring January 31, 2010, which covers a number of Daleco's Texas leases. Subject to various conditions, Aquila has agreed to buy all of Daleco's gas produced from the Giddings Field. Daleco receives eighty percent (80%) of the weighted average monthly sales price for liquid products extracted from gas delivered and eighty percent (80%) of the resale prices for dry gas. Prices received by Daleco are subject to deductions for taxes, compression and similar charges.

** Gas production from the remaining wells in the Giddings Field is sold under a contract which ended in April, 2000, at a base price of $2.00 per million British thermal units on a month-to-month contract to Austin Chalk Natural Gas Marketing Services. The effect of these contracts is that gas is sold at a market base price, which may be adjusted by the purchase. If Daleco disagrees with a price adjustment, the sales contract may be terminated by Daleco or the purchaser.


*** Gas production from Daleco's Appalachian Basin property are sold under contracts which call for floating index based gas pricing. Typically the general term of these contracts is set for periods of one year and contain price options for Daleco should local gas market conditions warrant.

      Daleco does not believe that the loss of any one of these customers would have a material adverse effect upon Daleco's revenues, since there are numerous purchasers of oil and gas in the areas in which Daleco operates.

PRODUCTION

      The following table summarizes Daleco's net oil and gas production for the periods indicated, shown in barrels (Bbls) and thousand cubic feet (Mcf), and the weighed average sales prices for the periods indicated.

                                                     FISCAL YEAR ENDED
                                                        SEPTEMBER 30
                                                 ---------------------------
                                                      2001        2000
                                                 -----------  --------------
               TEXAS:
                 Oil (Bbls)                             21,534     16,737
                 Gas (Mcf)                              94,198     82,329
                 Average Bbls/day                           60         46
                 Average Mcf/day                           262        226
               PENNSYLVANIA(1):
                 Gas (Mcf)                             434,183    423,759
                 Average Mcf/day                         1,206      1,161
               WEST VIRGINIA(1):
                 Gas (Mcf)                              99,466     87,560
                 Average Mcf/day                           276        240
               OKLAHOMA:
                 Oil (Bbls)                              4,754      3,939
                 Gas (Mcf)                              13,575     12,665
                 Average Bbls/day                           13         11
                 Average Mcf/day                            38         37
               TOTALS:
                 Oil (Bbls)                             26,288     20,676
                 Gas (Mcf)                             636,422    606,209
                 Average Bbls/day                           73         57
                 Average Mcf/day                         1,768      1,661

__________


(1) 19 wells in West Virginia accounting for 67,359 Mcf and 99 wells in Pennsylvania accounting for 426,019 Mcf were sold by Daleco's sponsored partnership, Developing Energy Partners I, L.P. as of January 1, 2001.

      The following table summarizes for the period indicated the average price per barrels (bbls) and average price per thousand cubic feet ("Mcf") of natural gas and the average production (lifting) costs per barrel of oil and per Mcf of gas produced. In determining the price received by Daleco and costs incurred, all expenses of operation have been attributed to the working interests but revenues attributed are solely of Daleco's net revenue interests. For the purpose of determining MCFE, one barrel of oil has been converted to gas at the rate of 1 barrel per 6 Mcf.

                                                         FISCAL YEAR ENDED
                                                           SEPTEMBER 30
                                                 ---------------------------
                                                         2001       2000
----------------------------------------------   ---------------  ----------
             TEXAS
               Average Sale Price Per Bbl                  $28.39     $27.65
               Average Sale Price Per Mcf                    5.66       3.14
               Average Production Cost Per Gas
                Equivalent (MCFE)                            2.38       2.34

             PENNSYLVANIA (1)
               Average Sale Price Per Mcf                    4.91       3.06
               Average Production Cost Per Gas
                Equivalent (MCFE)                            1.04       0.94

             WEST VIRGINIA(2)
               Average Sale Price Per Mcf                    5.10       4.11
               Average Production Cost Per Gas
                Equivalent (MCFE)                            1.23       1.63

             OKLAHOMA
               Average Sale Price Per Bbl                   29.07      25.90
               Average Sale Price Per Mcf                    4.05       2.65
               Average Production Cost Per Gas
                Equivalent (MCFE)                            3.52       3.12

             COMBINED PROPERTIES
               Average Sale Price Per Bbl                   28.51      26.87
               Average Sale Price Per Mcf                    5.07       3.18
               Average Production Cost per Gas
                Equivalent (MCFE)                            1.57       1.48

__________


(1) 99 wells in Pennsylvania were sold as of January 1, 2001. The average price per Mcf for these wells was 4.19. These wells constituted 98% of Daleco's Pennsylvania production.


(2) 19 wells in West Virginia were sold as of January 1, 2001. The average price per Mcf for these wells was $6.02. Those wells constituted 68% of Daleco's West Virginia production.

WELLS AND ACREAGE

      The following tables set forth certain information as of September 30:

                                           GROSS WELLS              NET WELLS
                                    -----------------------   ----------------------
WELL COUNT                              2001        2000        2001        2000
----------------------------------  ------------  ---------   ----------------------

Texas                                         31          40       19.68       25.39
Pennsylvania(1)                                2         101           2       30.07
West Virginia(2)                               7          26        2.41        9.94
Oklahoma(3)                                   75          75       10.18       10.18
                                    ------------  ---------- ----------- -----------
Total                                        115         236       34.27       75.58
                                    ------------  ---------- ----------- -----------


                                           GROSS ACRES              NET ACRES
                                    ------------------------  ----------------------
DEVELOPED ACREAGE                       2001        2000        2001        2000
----------------------------------  ------------  ----------  ----------  ----------
Texas                                      4,456       5,259       1,415       1,778
Pennsylvania(1)                            1,280       8,160       1,280       4,828
West Virginia(2)                           2,480       4,247         693       1,451
Oklahoma (3)                               2,013       2,013         313         313
                                    ------------  ---------- -----------  ----------
Total                                     10,229      19,679       3,710       8,370
                                    ------------  ---------- -----------  ----------

                                           GROSS ACRES              NET ACRES
                                    ------------------------  ----------------------
UNDEVELOPED ACREAGE                     2001        2000        2001        2000
----------------------------------  ------------  ----------  ----------  ----------
Texas                                      1,357       1,841       1,264       1,748
Pennsylvania(1)                            4,818      25,673       4,818      14,397
West Virginia(2)                           2,997       3,055         920         952
Oklahoma(3)                                1,790       1,790         194         194
                                    ------------  ----------  ----------  ----------
Total                                     10,962      32,359       7,196      17,291
                                    ------------  ----------  ----------  ----------

__________


(1) Effective January 1, 2001, Daleco's sponsored partnership sold 99 gross wells (28.07 net wells), in Pennsylvania. These wells covered 6,880 developed gross acres (3,548 net) and 20,855 undeveloped gross acres (9,579 net).


(2) Effective January 1, 2001, Daleco's sponsored partnership sold 19 gross wells (7.54 net wells) in West Virginia. These wells covered 1,767 developed acres (758 net) and 1,250 undeveloped gross acres (531 net).


(3) Effective July 1, 2002, Daleco sold 11 gross wells (1.08 net wells) in Potonotoc County, Oklahoma. These wells were marginal wells which held no undeveloped acreage.

DRILLING ACTIVITY

      The following table shows the number of wells drilled by or on behalf of Daleco and the results for the period indicted. Such information should not be considered indicative of future performance of prospects of Daleco. There is no necessary correlation between the number of producing wells, whether developmental, or exploratory, completed during any period and the aggregate reserves or future net income generated.



---------------------------------------------------------------------------------
                                 EXPLORATORY WELLS
---------------------------------------------------------------------------------
YEAR DRILLED                                      PRODUCERS    DRY HOLES    TOTAL
-----------------------------------------------   ---------    ---------    -----

2002                                                  0           0          0
2001                                                  0           0          0
2000                                                  0           0          0
1999                                                  0           0          0



---------------------------------------------------------------------------------
                                 DEVELOPMENT WELLS
---------------------------------------------------------------------------------
2002                                                  0           0          0
2001                                                  0           0          0
2000                                                  0           0          0
1999                                                 10           0         10

---------------------------------------------------------------------------------

      Neither the Company or any of its subsidiary entities has participated in the drilling of an exploratory well since fiscal year 1998, and Daleco's affiliated partnership, Developing Energy I, L.P., participated in ten (10) development wells on its Pennsylvania coal bed methane property in 1999.

      For the first three quarters of fiscal 2002, Daleco did not participate in the drilling of any exploratory or development wells and has no intention to do so during the fourth quarter of Fiscal 2002.

PROVED RESERVES

      Daleco causes to be prepared an annual estimate of oil and gas reserves. Daleco has not filed reserves estimates with any United States authority or agency, other than estimates previously filed with the Securities and Exchange Commission.

      The following table sets forth the proved reserves of Daleco as of September 30, 2001 and September 30, 2000.

      The figures for Westlands Resources Corporation as of September 30, 2001 were taken by Daleco from the reserve report as of September 30, 2001 prepared by Netherland Sewell and Associates, Inc., independent petroleum engineers, for the Texas and Oklahoma properties as reviewed by Daleco's consultants, and from the reports prepared by Huntley and Huntley, Independent Petroleum Engineers, dated as of September 30, 1996 for the Blacklick coal bed methane property, and September 30, 1997 for the remaining Appalachian properties in Pennsylvania and West Virginia. Daleco extrapolated the values for the properties by subtracting actual production from the reserve report through September 30, 2001 and then adjusted its reserves for performance based on decline curves for each well.

NET RESERVES

                                                 YEAR ENDED RESERVES
                                                    SEPTEMBER 30,
                                                ---------------------
               PROVED DEVELOPED RESERVES           2001        2000
               -------------------------------  ---------   ---------
               C X C (BBLS)
                 Texas                           45,290        69,608
                 Oklahoma(3)                     14,687        23,204
                 Pennsylvania(1)                      0             0
                 West Virginia(2)                     0             0
                                                -------     ---------
                 Total                           59,977        92,812

               GAS (MCF)
                 Texas                          278,201       330,819
                 Oklahoma(3)                      9,210        77,982
                 Pennsylvania(1)                 36,001     3,837,455
                 West Virginia(2)               225,387       537,602
                                                -------     ---------
                 Total                          272,799     4,783,858

__________
(1) Effective January 1, 2001, Daleco's sponsored partnership sold net proved developed reserves of 2,607,034 in Pennsylvania.

(2) Effective January 1, 2001, Daleco's sponsored partnership sold net proved developed reserves of 180,209 in West Virginia.

(3)   Effective  July 1, 2002,  the  Company  sold 11 gross  (1.88 net) wells in
      Potonotoc County, Oklahoma. These were primarily marginal wells whose production covered operating costs.

                                                  YEAR END RESERVES
                                                    SEPTEMBER 30,
                                                ---------------------
               PROVED, UNDEVELOPED RESERVES        2001        2000
               -------------------------------  ---------   ---------
               C X C (BBLS)
                 Texas                              582,639    506,342
                 Oklahoma                                 0          0
                 Pennsylvania (1)                         0          0
                 West Virginia                            0          0
                                                  ---------    -------
                 Total                              582,639    506,342
                                                  ---------    -------
               GAS (MCF)
                 Texas                            3,413,306  3,220,500
                 Oklahoma                                 0          0
                 Pennsylvania(1)                          0    341,708
                 West Virginia                            0          0
                                                  ---------    -------
                 Totals                           3,413,306  3,562,208

__________
(1) Effective January 1, 2001, Daleco's sponsored partnership sold 301,942 proven undeveloped net gas reserves in Pennsylvania All of the above stated reserves are located on-shore within the United States.

ESTIMATED FUTURE NET REVENUES AND PRESENT WORTH

      Estimated future net revenues of Daleco's net oil and gas reserves at the date indicated and the present worth thereof employing a ten percent (10%) discount factor is set forth in the following tabulation:

              FUTURE NET REVENUES
              SEPTEMBER 30                        2001        2000
              --------------------------------  ---------- -----------

              Proved Oil and Gas Reserves       18,282,127 $30,184,970
              Proved Developed Oil and Gas       5,405,193 $14,736,927
              Reserves

              PRESENT WORTH
              SEPTEMBER 30                        2001        2000
              --------------------------------  ---------- -----------

              Proved Oil and Gas Reserves       12,172,891 $20,768,632
              Proved Developed Oil and Gas       3,940,415  $9,836,967
              Reserves


      The present value of estimated future net revenues set forth above is computed using the estimated future net revenues and a discount factor of ten percent (10%) over the projected life of each property.

      Petroleum engineering is not an exact science. Information relating to Daleco's oil and gas reserves is based upon engineering estimates. Estimates of economically recoverable oil and gas reserves and of the future net revenues therefrom are based upon a number of variable factors and assumptions, such as historical production from the subject properties compared with production from other producing properties, the assumed effects of regulation by governmental agencies and assumptions concerning future oil and gas prices and future operating costs, severance and excise taxes, development costs, work-over and remedial costs, all of which may in fact vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For these reasons, estimates of the economically recoverable reserves of oil and gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net revenues expected therefrom, prepared by different engineers or by the same engineers at different times, may vary substantially. Daleco emphasizes that the actual production, revenues, severance and excise taxes, development expenditures and operating expenditures with respect to its reserves will likely vary from such estimates, and such variances may be material.

      The present values shown above should not be construed as the current market value of the estimated oil and gas reserves attributable to Daleco's properties. In accordance with applicable requirements of the Securities and Exchange Commission, the estimated discounted future net revenues from proved reserves are based, generally, on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net revenues also will be affected by factors such as actual production, supply and demand for oil and gas, curtailments or increases in consumption by gas purchasers, changes in governmental regulations or taxation, the impact of inflation on costs, general and administrative costs and interest expense. The timing of actual future net revenues from proved reserves, and thus their actual present value, will be affected by the timing of the incurrence of expenses in connection with development of oil and gas properties. In addition, the ten percent (10%) discount factor, which is required by the Commission to be used to calculate discounted future net revenues for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the oil and gas industry. Discounted future net revenues, no matter what discount rate is used are materially affected by assumptions as to the timing of future production and future expenses which may and often do prove to be inaccurate.

RESERVES REPORTED TO OTHER AGENCIES

      There were no estimates or reserve reports of Daleco's proved domestic net oil or gas reserves filed with any governmental authority or agency, other than the Securities and Exchange Commission, during the years ended September 30, 1998, September 30, 1999, September 30, 2000 or September 30, 2001.

DELIVERY COMMITMENT

      Daleco is not obligated to provide a fixed and determinable quantity of oil and gas in the future under existing contracts or agreements.

MARKETING AND PRODUCTION:  MINERAL PROPERTIES AND TIMER

      CLEAN AGE MINERALS, INCORPORATED INTERESTS

      The reserves of the mineral deposits owed by Clean Age Minerals, Incorporated, Daleco's wholly owned subsidiary, were evaluated and estimated by Leroy E. Kissinger, an independent professional geologist and are outlined below:

                                                                INFERRED
           STATE                    MINERAL                     TONNAGE
           -----------------------  ----------------------   ---------------
           Texas                    Zeolite                   1,000,000,000
           Utah                     Zeolite                     500,000,000
           New Mexico               Calcium Carbonate         1,300,000,000
           New Mexico               Kaolin                      200,000,000
           New Mexico               Perlite                   200,000,000(1)
                                                             ---------------

                                                              3,200,000,000

__________
(1) Title to the properties on which CA Properties has its 17 perlite mining claims has been placed in question. At this time, the Company is considering acquiring other Perlite deposits to replace its existing 17 claims.

      TIMBER RIGHTS

      Effective September 29, 1995, Daleco acquired all of the outstanding shares of Sustainable Forest Industries, Inc., a privately held Delaware company. Sustainable Forest Industries, Inc. owns the rights to two (2) tropical hardwood concessions in Guyana, South America. The rights to the initial concession, which encompasses 1,800 acres was acquired in September, 1995. The concession was inventoried and assessed by an independent consultant, CESO International Services (CIS), a Canadian government affiliated entity which provides advisory services to developing countries. Based on this assessment, the commercial quantity of merchantable logs is 25,497 units or approximately 14,233,200 board feet equivalents. The market value of the wood in rough cut form, is estimated at roughly $5,692,000. Sustainable Forest Industries, Inc. acquired the second hardwood concession in November, 1995 encompassing an additional 4,200 acres. Based on the inventory and assessment of CIS, the commercial quantity of merchantable logs available on that concession is 65,546 units, yielding approximately 33,671,300 board feet equivalents. The market value of the wood is a rough cut form is estimated at $12,671,000. The combined estimated appraisal value of the hardwoods available on Daleco's two Guyana timber concessions is roughly $18,363,000.

      In consideration for all of the capital stock of Sustainable Forest Industries, Inc., Daleco issued 150,000 shares of its Common Stock, and warrants to purchase 50,000 shares of Common Stock at a price of $2.50 per share. The warrants expired on September 30, 2000. Under the Agreement, Daleco has the option to acquire additional hardwood timber rights in Guyana.

      OTHER MINERAL INTERESTS

      Mexico

      Daleco owns twenty-five percent (25%) of the issued shares of Minera La Yesca, a Mexican mining corporation which presently has no assets. Minera La Yesca previously owned the Pinabete Silver Mine in the State of Nayarit, Mexico. Daleco has no plans to invest or loan further funds to Minera La Yesca.

MARKETING AGREEMENT

      Effective November 16, 2001, Daleco entered into a Master Distribution and Marketing Agreement with Sumitomo Corporation of America. The marketing agreement covers Daleco's mineral interests, timber interests, and products covered by Clean Age Minerals, Inc.'s Patent. The marketing agreement establishes a "Territory" consisting of the United States, Canada, Mexico and Japan (Japan is not included in the Territory for Kaolin), in which Sumitomo Corporation of America has the exclusive rights to market and distribute the minerals, timber and Clean Age Minerals, Inc.'s patented products. The marketing agreement has an initial term of ten (10) years with automatic successive renewal periods of twenty (20) years, unless the marketing agreement is otherwise terminated in accordance with its provisions.

      Under the marketing agreement, Daleco will have the responsibility to mine, cut and/or manufacture Clean Age Minerals, Inc.'s patented products. Daleco will work with Sumitomo Corporation of America in the development of markets and marketing materials. Sumitomo Corporation of America has the principal duty and obligation to diligently market the minerals, timbers and Clean Age Minerals, Inc.'s patented products.

      The marketing agreement provides for a sharing of "profits", after recovery of certain costs associated with the mining, cutting, production and marketing.

      The marketing agreement does provide for certain termination costs to be paid by Daleco should Daleco sell the minerals and/or without the purchaser assuming the marketing agreement or a change in control of Daleco with the resultant rejection of the marketing agreement.

      We believe that the marketing agreement will allow Daleco to take advantage of Sumitomo Corporation of America's extensive marketing and sales expertise, and is viewed to be highly beneficial to the future success of Daleco.

GOVERNMENT REGULATIONS

      OIL AND GAS

      In most, if not all, areas where Daleco conducts activities, there are statutory provisions regulating oil and gas operations. These provisions allow administrative agencies to promulgate regulations in connection with the development, production and sale of oil and gas, and to establish allowable rates of production.

      Daleco's activities also are subject to laws and regulations relating to environmental quality and pollution control. Although the cost of compliance with such legislation and regulations has not been material to date, such laws and regulations may substantially increase the cost of carrying on these activities and may prevent or delay the commencement or continuance of a given operation. Daleco believes that such legislation and regulations have had no material adverse effect on its present method of operations. In the future, federal, state and local environmental controls may require Daleco to make significant expenditures, but neither the probability nor the magnitude of the expenditures, if any, can be predicted.

      The discharge of oil, gas or the by-products of drilling, reworking and producing oil and gas into the air, soil or water may give rise to liabilities for the restoration of the environment and to third parties. A variety of federal and state laws and regulations govern the environmental aspects of the production, transportation and processing of hydrocarbons and may, in addition to other laws and regulations, imposed liability in the event of a discharge or seepage (whether or not accidental). Compliance with such laws and regulations may increase the cost of the exploration, production and development of oil and gas reserves although Daleco does not currently anticipate that compliance will have a material adverse effect on the ability of Daleco to continue in the exploration, development or production of its existing reserves and the development and/or acquisition of new reserves.

      Daleco does not believe that the environmental risks are materially different from those of comparable companies in the oil and gas industry. Daleco believes that it is in substantial compliance with all existing rules and regulations. No assurance can be given, however, that environmental laws will not, in the future, result in more onerous regulations causing an market increase in the cost of production, development and exploration or otherwise adversely affect Daleco's operations or financial ability to maintain its existing reserves. Although Daleco maintains insurance coverage for certain liabilities, to include insurance to cover specific environmental risks, such as seepage or discharge, such environmental risks are not fully insurable.

      MINERAL INTERESTS

      Daleco's activities are subject to Federal and state laws and regulations relating to environmental quality and pollution control as well as safety rules as prescribed by Occupational Safety and Health Association. At present, Daleco does not intend to engage in mining activities of its own, but rather retain the services of outside contractors to carry out such activities. Daleco believes that such practices will result in substantial savings in the future.

      TIMBER INTERESTS

      Daleco is not directly engaged in actual harvesting operations on its concession in Guyana, South America, but utilizes local contractors and harvesting partners. As such it is not directly subject to rules and/or regulations governing such activities.

TRANSPORTATION AND MARKETING

      OIL AND GAS

      The sale and transportation of natural gas in the interstate market is regulated by the Federal Energy Regulatory Commission under the Natural Gas Policy Act of 1983 and the Natural Gas Act of 1938. The Natural Gas Wellhead Decontrol Act of 1989 eliminated all gas price regulation effective January 1, 1993. As a result of FERC, Order 636, pertaining to the restructuring of the interstate transportation of natural gas pipelines are as a result of FERC required to provide producers service on a non-discriminatory "open access" basis, although there are provisions which allow certain categories of gas to gain preference over others. Currently the majority of Daleco's gas is sold to interstate carriers. Daleco has experienced no difficulty in moving or selling its gas.

      PIPELINES

      In connection with the completion and production of its oil and gas properties, Daleco has either constructed or participated in the construction of gas-gathering lines. These gathering lines carry natural gas from the wellhead to gas transmission systems through which Daleco's gas is being transported to the purchaser. Daleco is not a regulated interstate carrier of natural gas and as such it is not a regulated pipeline under the National Gas Policy Act of 1983 or the National Gas Act of 1938. For such gas gathering services, Daleco may receive an allowance from the first purchaser of its gas.

      MINERAL INTERESTS

      All of Daleco's mineral deposits are serviced by all weather paved or unpaved roads. The Marfa property is adjacent to a railroad line which can be utilized to transport minerals to market. The Oro Grande deposit is in close proximity to a railroad siding junction. The Utah zeolite and New Mexico Kaolin deposits also have access to rail lines but will require over-land transport prior to rail transport. Effective November 16, 2001, Daleco entered into a Marketing Agreement with Sumitomo Corporation of America. Under this agreement, Daleco has formed a joint venture with Sumitomo Corporation of America for the marketing of the Daleco's minerals and timber.

      TIMBER INTERESTS

      The transportation of Daleco's Guyana woods is primarily by sea to a port closest to the buyer. Daleco primarily ships FOB Georgetown, Guyana. Marketing of Daleco's woods is done through Daleco's offices, by the president of SFI and over Daleco's Natural Resource Exchange. Effective November 16, 2001, Daleco entered into a Marketing Agreement with Sumitomo Corporation of America. Under this agreement, Daleco has formed a joint venture with Sumitomo Corporation of America for the marketing of Daleco's minerals and timber.

PARTNERSHIPS

      Deven Resources, Inc. has sponsored two partnerships, Deerlick Creek Partners I, L.P. formed on August 30, 1991 and Developing Energy Partners I, L.P. formed on October 1, 1993. Deerlick Creek and Developing Energy have conducted business as separate limited partnerships with Daleco's wholly-owned subsidiary, Deven Resources, Inc., acting as managing general partner. As managing general partner, Deven Resources, Inc. is subject to full liability for the obligations of the partnerships although it is entitled to indemnification by each program to the extent of the assets of the that partnership. Since "drilling programs" constitute a "security" under the Securities Act of 1933, Deven Resources, Inc. is also subject to potential liability for failure to comply with applicable federal and state securities laws and regulations.

      Each of the drilling programs is structured on a "payout basis" with Deven Resources, Inc. receiving a 1% interest in all profits and losses before payout and an increased percentage of the profits and losses of the partnership after payout.

      DEERLICK CREEK PARTNERS I, L.P.

      Deerlick Creek Partners' only asset was its undivided interests in 54 coal bed methane wells in Tuscaloosa County, Alabama, otherwise known as Deerlick Creek Field. The partnership's interests in the Deerlick Creek Field were sold on December 7, 1999, effective as of September 1, 1999. Payout occurred in the year 1999. Since the Deerlick Creek Field was the only asset of Deerlick Creek Partners and the partnership was wound up as of December 31, 1999.

      DEVELOPING ENERGY PARTNERS I, L.P.

      Developing Energy Partners I, L.P. owned interests in a variety of properties located in the States of West Virginia, New Mexico and the Commonwealth of Pennsylvania. Under the structure of the Developing Energy partnership agreement, payout occurs in two tiers. Until the first tier payout, Deven Resources, Inc. receives only 1% of the profits and losses of the partnership. Since the Partnership never achieved payout, Deven Resources, Inc.'s interest remained at 1% throughout the life of the Partnership. In the first five (5) years of the Partnership, Deven Resources, Inc. received a management fee of $200,000 per annum for its services as general partner. Commencing on the fifth anniversary of the Partnership, the management fee dropped to 3% of the value of the Partnership's assets which amounted to $200,000 per year. The Partnership sold all its assets effective January 1, 2001 and was wound up prior to December 31, 2001.

ACQUISITIONS

      CLEAN AGE MINERALS, INCORPORATED

      Clean Age Minerals, Incorporated, a Nevada corporation, was acquired by Daleco through a merger with Daleco's newly formed subsidiary, Strategic Minerals, Inc., a Nevada corporation. On September 19, 2000 Strategic Minerals, Inc. was the surviving corporation which subsequently changed its name to Clean Age Minerals, Incorporated. The Shareholders of Clean Age Minerals, Incorporated received 2,001,800 shares of Daleco Resources Corporation Series B, 8% Cumulative Convertible Preferred Stock, stated value $10.00, par value $0.01, in exchange for 20,018,000 shares of Clean Age Minerals, Incorporated Common Stock constituting all of the capital stock of Clean Age Minerals, Incorporated. Clean Age Minerals, Incorporated, through its subsidiaries CA Properties, Inc. owns in fee and leasehold interests in non-metallic minerals in the States of Texas, New Mexico and Utah. Daleco does not presently mine its minerals. Additionally, Daleco acquired, as part of the merger, a patented process utilizing many of the minerals owned or under lease to Daleco, for the cleansing and decontamination of water and soils.

      TERRA SILEX AGREEMENT

      On September 20, 2001, Daleco entered into a Stock Purchase Agreement with Terra Silex Holdings, LLC pursuant to which Daleco agreed to sell Terra Silex up to 1,800,000 shares of common stock at a price of $1.25 per share. At the time of the Terra Silex Agreement, the market price of Daleco's Common Stock was $1.05.

      The Terra Silex Agreement provides for the purchase of the common stock in three (3) tranches. At closing, Terra Silex acquired 400,00 shares. The second tranche was to close within sixty (60) days, subject to Terra Silex's satisfactory completion of its due diligence. The second tranche for another 400,000 shares closed on November 20, 2001. On February 15, 2002, Terra Silex advised the Company that it would not be funding the third tranche. As such, the warrant to which Terra Silex was entitled under its stock purchase agreement was capped at 250,000 shares. This warrant has an exercise price of $1.25 per share and expires on December 31, 2006. Terra Silex has not exercised its warrant either in whole or in part.

      SUMITOMO CORPORATION OF AMERICA SECURITIES PURCHASE AGREEMENT

      Effective, November 16, 2001, Daleco entered into a Stock Purchase Agreement with Sumitomo Corporation of America. The Sumitomo Corporation of America Securities Purchase Agreement provided for the purchase of 640,000 shares of Daleco's common stock at a price of $1.25 per share. The Sumitomo Corporation of America Securities Purchase Agreement also granted Sumitomo Corporation of America 1,700,000 warrants, at exercise prices ranging from $2.00 per share for the first 850,000 shares, $2.50 per share for the next 510,000 shares and $3.00 per share for the remaining 340,000 shares.

      The Sumitomo Corporation of America Securities Purchase Agreement provides for Sumitomo Corporation of America to nominate one person to serve as a director of Daleco and also to have an "observer" present at the meetings of the Board of Directors. At such time as Sumitomo Corporation of America has acquired at least 1,500,000 shares under the Securities Purchase Agreement through the exercise of its warrants plus the additional acquisition (640,000 original purchase shares plus 860,000 warrant shares), the observer shall be nominated to serve as a director of Daleco.

      Also on November 16, 2001, Daleco entered into a Master Distribution and Marketing Agreement with Sumitomo Corporation of America. Under the Marketing Agreement, Sumitomo Corporation of America received warrants for 540,000 shares. These warrants have a five (5) year term and have an exercise price of $2.00 per share for the first 108,000 shares, $2.50 per share for the next 162,000 shares and $3.00 per share for the remaining 270,000 shares. Sumitomo Corporation of America has not exercised any of its warrants.


                                   MANAGEMENT

      Our directors and officers are as follows:

Name and Address            Age             Position
-------------------------   -------------   -------------------------------------------------

Dov Amir                    77              Chairman of the Board and Chief Executive Officer

Gary J. Novinskie           52              President, Chief Operating Officer, Chief Financial
                                            Officer, and Director

C. Warren Trainor           57              Director

Robert E. Martin            73              Director

Robert Graustein            50              Director

      The following is a description of the background of the directors and officers of Daleco.

      DOV AMIR (77). Mr. Amir is the Chairman of the Board of Directors and the Chief Executive Officer of Daleco. Mr. Amir has been an Officer and Director of Daleco since its inception, having previously held the position of President and Director. Prior to joining Daleco, Mr. Amir was involved in the development and economic analysis of natural resource projects in the United States, Africa, South America and Europe in both the capacity of a corporate executive and as a consultant. Mr. Amir holds a B.S. degree in Petroleum Engineering, Cum Laude and a M.S. degree in petroleum Engineering and Economics from the University of Southern California. He has also taken postgraduate courses in management and finance at USC and UCLA.

      GARY J. NOVINSKIE (52). Mr. Novinskie is a Director, President, Chief Operating Officer, Chief Financial Officer and Director of Daleco. Mr. Novinskie was previously the Vice President and Chief Operating Officer of Deven Resources, Inc. He assumed his duties with Daleco in October 1996. Prior to his employment with Deven Resources, Mr. Novinskie was a Vice President with Broad Street Financial Company, a privately held holding company. Mr. Novinskie also served as the President of Omni Exploration, Inc., a public oil and gas exploration and production company. In addition, Mr. Novinskie has held various engineering and management positions with the Huntington National Bank and Amoco Production Company. Mr. Novinskie hold a B.S. degree from the Pennsylvania State University in Petroleum and Natural Gas Engineering and a M.B.A. from Chase Western Reserve University, majoring in Banking and Finance.

      C. WARREN TRAINOR (57). Mr. Trainor was appointed as a Director of Daleco in October 1996. As a Partner with the law firm of Ehmann, VanDebergh & Trainor, P.C. located in Philadelphia, Pennsylvania, concentrating in Business and Oil and Gas Law, Mr. Trainor is General Counsel to Daleco. Previously, Mr. Trainor served as a Director of Deven Resources, Inc. Also, Mr. Trainor previously served as a Vice President and General Counsel of Omni Exploration, Inc. Presently, Mr. Trainor serves on the Board of Directors of North American Medical Centers, Inc. Mr. Trainor holds a B.S. from the United States Military Academy and a. J.D. from Villanova University Law School.

      ROBERT E. MARTIN (B.G.-RET.) (73). General Martin was appointed a Director of Daleco in September 2000. General Martin is the President of Clean Age Minerals and also serves as a Director. General Martin spent 38 years in the active and reserve military service, retiring as a Brigadier General. He served in Korea, Vietnam and in the Persian Gulf. General Martin had held engineering and managerial positions with Minnesota Mining & Manufacturing Company and Kaiser Aluminum Electrical Products Division. During his career, General Martin has also been involved in various entrepreneurial endeavors. He has been active in the mineral resource sector for the past 30 years concentrating in the identification and exploitation of non-metallic mineral deposits. General Martin attended the University of Tulsa and graduated from Park College, Parkville, Missouri and has taken courses in a Master Program at Oklahoma University. He also attended the Officers Candidate School, the Electronic Warfare College and numerous technical schools while in the Air Force. He received a Master's degree equivalent in Electrical Engineering through a joint program between the US Air Force and the University of Denver.

      ROBERT GRAUSTEIN (50). Mr. Graustein was appointed a Director of Daleco in November 2001 as a representative of Sumitomo Corporation of America. Mr. Graustein is Senior Vice President & General Manager, Corporate Business Development, Sumitomo Corporation of America, New York. Mr. Graustein has held various financial and managerial positions within the investment sector. He is a graduate of the University of Pennsylvania.

      Mr. Leon Prince resigned as a director of Daleco effective July 10, 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Executive Committee of the Board of Directors was established on February 28, 2002 and the following people were appointed to serve on the committee: Dov Amir, Gary J. Novinskie, Robert E. Martin, and C. Warren Trainor. On that same date, the Audit Committee was also formed and the following people were appointed to serve on the committee: Robert G. Graustein, Robert E. Martin, and C. Warren Trainor. Additionally, the Compensation Committee was formed on that same date and the following people were appointed to serve on the committee: Gary J. Novinskie, Leon Prince and Robert G. Graustein. Mr. Prince has since resigned as a director.

EXECUTIVE COMPENSATION

      The following table shows all cash compensation paid by Daleco, as well as certain other compensation paid or accrued, for the fiscal years ended September 30, 1999, 2000, and 2001 to Daleco's named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensations identified in this chart below, were paid to this executive officer during these fiscal years.

                       ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                ------------------------------------ -------------------------------------------------------------
                                                                      AWARDS                 PAYOUTS
                                                            -------------------------    -----------
                                              OTHER          RESTRICTED
NAME AND                                     ANNUAL           STOCK          OPTIONS/        LTIP     ALL OTHER
PRINCIPAL              SALARY    BONUS     COMPENSATION       AWARD(S)        SARS          PAYOUT   COMPENSATION
POSITION         YEAR    ($)      ($)          ($)              ($)            (#)            ($)        ($)
-------------   ------ ------   -------    ------------      ----------     ---------       -------  -------------
Dov Amir         1999    $95,841    --      $14,100(3)           --               --          --            --
CEO(1)           2000    $87,507    --              --           --               --          --            --
                 2001    $95,833    --              --           --      1,000,000(4)         --            --

Gary J.
Novinskie(2)     1999    $95,841    --              --           --         80,000(5)         --            --
President        2000    $87,507    --              --           --                --         --            --
                 2001    $95,833    --              --           --      1,000,000(6)         --            --


 (1) Effective September 1996, Mr. Amir resigned as our President but has remained CEO and Chairman of the Board.

(2) Effective September 1996, Mr. Novinskie was promoted to President and is subject to a key man employment contract with Daleco.

(3)   Represents vehicle leased by Daleco for Mr. Amir's use.

(4) Represents options granted to Mr. Amir on September 2001 for performance based on the efforts of Mr. Amir within Daleco.

(5) Represents options granted to Mr. Novinskie on November 12, 1999 for performance associated with acquisitions and funding for Daleco.

(6)   Represents  options  granted to Mr.  Novinskie on  September  30, 2001 for
      performance  in  negotiating   and  evaluating  the  Clean  Age  Minerals,
      Incorporated transaction.

      The following table contains information regarding options granted during the year ended September 30, 2001 to Daleco's named executive officer.

                                                     OPTION/SAR/GRANTS TABLE(1)


                          NO. OF          % TOTAL OPTIONS
                        SECURITIES          GRANTED TO
                     UNDERLYING OPTIONS/   EMPLOYEES IN     EXERCISE OR BASE PRICE
NAME                    GRANTED (#)          2001(%)           ($ PER SHARE)                EXPIRATION DATE
-------------------- ------------------  ----------------  ----------------------       ---------------------

Dov Amir                  1,00,0000(2)          --%            $0.25-$0.584              Sept.2003-Nov.  2008
Gary Novinskie            1,080,000(3)          --%             $0.25-$2.19              Nov. 2002-Nov.  2008
C. Warren Trainor           530,000(4)          --%             $0.25-$2.19              Nov. 2002-Sept. 2005

_________________________

(1)   Daleco has not issued any Stock Appreciation Rights.

(2) Mr. Amir's options consist of options for 1,000,000 shares at $0.025 per share expiring on September 30, 2005. After September 30, 2001, Mr. Amir received additional options to purchase 500,000 shares at a price of $0.584 per share expiring three years after the option is fully vested in November 2008. Mr. Amir also received 42,808 shares under his Key Man Agreement with Daleco after September 30, 2001.

(3) Mr. Novinskie's options consist of options for 1,000,000 shares at an exercise price of $0.025 per share, expiring on September 30, 2005; and options for 80,000 shares at an exercise price of $2.19 per share expiring on November 12, 2002. After September 30, 2001, Mr. Novinskie received additional options to purchase 500,000 shares at $0.584 per share expiring three years after the option is fully vested on November 2008. Mr. Novinskie also received 42,808 shares under his Key Employee Agreement with Daleco after September 30, 2001.

(4) Mr. Trainor's options consists of options for 30,000 shares at an exercise price of $2.19 expiring November 11, 2002, and options for 500,000 shares at an exercise price of $.25 per share expiring on September 30, 2005.

      In addition to the information specified in the table, after September 30, 2001, Daleco issued to Mr. Martin options to purchase 1,000,000 shares of common stock at an exercise price of $1.08 per share, which will expire three years after the options fully vest in November 2008. Mr. Martin also received 42,808 shares of common stock under this Key Employee Agreement.

      The following table contains information regarding options exercised in the year ended September 30, 2001, and the number of shares of common stock underlying options held as of September 30, 2001, by Daleco's named executive officer.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                      FISCAL YEAR END OPTIONS/SAR VALUES(1)

                                                                                                    VALUE OF UNEXERCISED
                                                         NUMBER OF SECURITIES UNDERLYING         IN-THE-MONEY OPTIONS/SARS
                                                        UNEXERCISED OPTIONS/SARS AT FY-END               AT FY-END
                  SHARES ACQUIRED                       ----------------------------------       -------------------------
                     ON EXERCISE      VALUE REALIZED                     (#)                                ($)
                 -----------------    --------------    ----------------------------------       -------------   -------------
NAME                     (#)                ($)            EXERCISABLE      UNEXERCISABLE         EXERCISABLE    UNEXERCISABLE
--------------   -----------------    --------------    ----------------   ---------------       -------------   -------------

Dov Amir                 --                 --               1,000,000               --              $900,000            --
Gary Novinskie           --                 --               1,080,000               --              $900,000            --
C. Warren Trainor        --                 --                 530,000               --              $450,000            --

_________________________________


(1) Daleco has granted no stock appreciation rights. No options have been exercised by any option holder since the beginning of the current fiscal year on October 1, 2001 and none were exercised in the prior fiscal year ending September 30, 2001.

(2) The value of the unexercised in-the-money options were calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options as of September 30, 2001.

EMPLOYMENT AGREEMENTS

       In connection with the acquisition of Sustainable Forest Industries, Inc. and under Management Agreement dated April 17, 1995, Daleco agreed to engage two key officers for a period of seven years ending April 17, 2002. The two key officers were entitled to a base salary of $75,000 plus additional incentive. During fiscal 1997, Daleco reached a settlement with one of the officers in the total amount of $60,000 to be paid at $5,000 per month through February 1998. The one remaining Sustainable Forest Industries, Inc. employment contract expired in accordance with its terms on April 17, 2002 and was not renewed.

      On November 16, 2001, Daleco entered into a Stock Purchase Agreement with Sumitomo Corporation of America. As a condition to the closing of the Stock Purchase Agreement with Sumitomo Corporation of America, Sumitomo Corporation of America required that Daleco enter into Key Man Employment Contracts with Robert
E. Martin, Gary J. Novinskie and Dov Amir. The Key Man Contracts are for an initial three (3) year term. The Key Man Contracts provide for acceleration of the vesting of incentive options should the Key Man be terminated prior to the expiration of the term of the Key Man Contracts. Each of Mr. Novinskie and Mr. Amir are granted options for 500,000 shares of Daleco's common stock while Mr. Martin was granted options for 1,000,000 shares of common stock. There are like provisions for the acceleration of the salary due each employee over the life of the contract. The Key Man Contract also provided for a bonus to Mr. Novinskie and Mr. Amir of $50,000 to be paid one-half in cash and one-half in stock. Mr. Novinskie's cash bonus has not been paid. Mr. Amir's bonus was offset against a payment made to Mr. Amir in the third quarter. Under Mr. Martin's Key Man Contract, he was granted a salary of $50,000 for the six month period April 1, 2002 through September 30, 2002 ($8,333.34 per month), and $100,000 per year for the remaining two (2) years of his Key Man Contract. In accordance with his contract, Daleco commenced paying Mr. Martin's salary as of April 1, 2002. As of June 30, 2002, Mr. Novinskie and Mr. Amir's employment contracts provided for bonuses of $50,000 each to be paid one-half in common stock and one-half in cash. The price of the stock to be issued was determined by taking the closing average of the bid and asked price for Daleco's stock for the five (5) trading days preceding June 30, 2002. The price per share was determined to be $.584 per share resulting in each of Mr. Amir and Mr. Novinskie receiving 42,808 shares.

STOCK OPTION PLAN

      The non-qualified stock option plan as approved by the shareholders was originally authorized to issue options for up to 3,000,000 shares of common stock. As a result of a 10-to-1 reverse stock split in 1998, the shares covered by the plan were reduced to 300,000. Directors, officers and designated professionals employed by Daleco were eligible to be granted options under this plan. Two options were issued under the plan, one to Mr. Novinskie in the amount of 80,000 (after giving effect for the reverse stock split) and one to Mr. Trainor in the amount of 30,000 shares (after giving effect to the reverse stock split). These options are fully vested under the plan, have an exercise price on $2.19 per share and expire on November 12, 2002. This plan has since been terminated.

OTHER OPTIONS

      On September 11, 2000 the Board of Directors of the Company granted options for 3,500,000 shares of common stock to three directors, one officer and one employee. Messrs. Amir and Novinskie, officers and directors of the Company, were each awarded options for 1,000,000 shares. Ms. Spencer, the Secretary, was granted an option for 250,000 shares and an employee, Mr. Payne, the Controller, was awarded an option for 250,000. Mr. Trainor, a director, was awarded options for 1,000,000. Mr. Trainor's options were transferred to his law firm in accordance with his firm's policies. Subsequently, Mr. Trainor's law firm assigned options to him for 500,000 of the 1,000,000 originally granted. The 3,500,000 options are exercisable at a price of $.25 per share which was above the fair market value of Daleco's common stock at the time of issue. The options were granted for service and dedication to Daleco to the recipients who, while not being currently paid or paid at a wage scale substantially below market, continued to work for the benefit of Daleco and its shareholders. These options vested upon their grant. Additionally each of Mr. Amir, Mr. Novinskie and Mr. Martin received options under their Key Man Employment agreements, as noted above.

PROPERTY

      OIL AND GAS

      TEXAS

      Daleco holds approximately 5,813 acres. Daleco has a direct working interest in 2,679 acres. Daleco has a fractional interest in Burleson, Brazos, and Lee Counties, Texas. Of such amount, approximately 4,456 acres Daleco has a direct working interest and 1,415 acres Daleco has a fractional ownership interest which (1,415 net) acres are classified as presently developed, and 1,357 acres Daleco has a direct working interest and 1,264 acres Daleco has a fractional ownership interest which are classified as proven undeveloped. Daleco owns interests varying from five percent (5%) to seventy-five percent (75.0%) of the gross income actually received by the owner in 31 wells which have been drilled on this acreage. Average gross production for fiscal year 2001 was 96 barrels of oil and 530 Mcft per day.

      Although Daleco has identified a number of potential drilling locations on the leases identified above Daleco has no present intention of developing same. Should the opportunity present itself, the Company would farmout these locations to third parties for development with the Company merely retaining an overriding royalty interest in the production.

      Except for ten horizontal wells, all of Daleco's wells have been drilled and completed in a traditional vertical manner. Due to low prices for crude oil experienced during Fiscal 1998 and 1999, funds were not available under the Heller Financing for the drilling and/or completion of new wells or the recognition of existing wells. As noted above, in January 1999, Heller declared its loan to the Company to be in default. Even though the Company has brought the loan back into compliance, Heller has not rescinded the default notice. As such, the Company may not make a request for funding under the Heller loan facility.

      Prior to the Heller Financing, Daleco historically financed its exploration activities by permitting third parties to pay 100% of the costs of drilling and completing a well in exchange for 75% of the working interest. During the reworking of Daleco's Austin Chalk properties, the financing for these operations was provided from both Daleco's own revenues and the Heller Financing. Daleco has no present intention to participate any additional drilling on its Texas properties.

      APPALACHIAN BASIN

      Daleco, either individually or through its sponsored partnerships had a working interest in 118 wells in the counties of Harrison, Randolph, and Tucker, West Virginia and Somerset, Pennsylvania Daleco also held a 10% profits participation interest in 38 additional wells, which were sold on December 14, 1999.

      Effective January 1, 2001, Developing Energy Partners I, L.P., a company sponsored partnership, sold all of its interests in the Pennsylvania and West Virginia wells and accompanying acreage positions DRI Operating, Ind presently has a working interest in 9 wells in West Virginia, an overriding royalty interest in 2 wells in Pennsylvania and a gas gathering system in West Virginia.

      ALABAMA

      Daleco, through Deerlick Creek Partners I, L.P., held 3,025 acres where it held a direct interest and 1,513 where it had a fractional interest in Tuscaloosa County, Alabama. Approximately 2,043 acres Daleco has a direct interest and 1,022 Daleco has a fractional interest which are classified as proved producing and 982 acres Daleco has a direct interest and 491 acres Daleco has a fractional interest which are classified as proved non-producing. Deerlick held a 50% working interest and net revenue interests of 36% in the project. The Deerlick Creek project produces coal bed methane gas from multiple coal seams ranging in depth from 1,000 feet to 3,000 feet. These properties were sold on December 9, 1999 as of September 1, 1999. Deerlick Royalty Partners, a partnership for which Devon Resources, Inc. serves as general partner, holds an overriding royalty interest in the Deerlick Creek Field, in Tuscaloosa County, Alabama.

      MINERALS

      TEXAS


            MARFA ZEOLITE

      Daleco, through CA Properties, Inc. holds title to an approximately 5,200 acre mineral lease and 100 adjacent acres in fee of high quality Zeolite in the form of clinoptilite. The lease and fee acreage are located approximately 40 miles south of Marfa, Presido County, Texas and are easily accessible by paved and all weather roads as well as by rail. The Zeolite has excellent reactive properties and is the basic material in Daleco's patented engineered product used for remediation of toxic and hazardous materials. According to an independent professional geologist, the properties contain reserves in excess of 1,300,000,000 tons of ore.

      NEW MEXICO


            ORO GRANDE LIMESTONE

      Through CA  Properties,  Inc.,  Daleco  owns  leases on  private  and U.S.
government lands containing approximately 5,020 acres, containing calcium carbonate in the form of high quality travertine. The leases are located in Cibola County, New Mexico within a distance of 40 miles from Albuquerque. The property is accessible by paved and all weather roads and has access to nearby rail sidings. Independent professional geologist estimated reserves of 1,300,000 tons of calcium carbonate.

            WINSTON "C" KAOLIN

      Daleco, through CA Properties, Inc., is the owner of five unpatented mining claims located in Sierra County, New Mexico containing approximately 800 acres, accessible by a paved road. The Kaolin ore is extremely white and of high quality and has applications for a wide variety of industrial uses. The independent professional geologist estimated reserves of 200,000,00 tones of high quality Kaolin.


            GUADALUPE PERLITE

      Through CA Properties, Inc., Daleco claimed ownership to 17 unpatented mining claims containing 1,360 acres and located on U.S. Government lands in Guadalupe County, New Mexico. An independent professional geologist estimated the deposit to contain 200,000,000 tons of Perlite. The Perlite is of high quality and has potential uses in a wide range of industrial applications. The underlying rights to these properties have been challenged which has an adverse impact on Daleco's extraction rights. Daleco intends to replace/substitute other properties for these holdings until the rights challenge can be resolved.

      UTAH


            BEAVER ZEOLITE

      Daleco, through CA Properties, Inc., owns the title to 11 unpatented mineral claims located on U.S. government lands in Bear County, Utah containing approximately 220 acres. The claims are accessible by good roads and are within a distance of 40 miles from a railroad siding in Milford, Utah. According to an independent professional geologist, the claims contain 500,000,000 tons of Zeolite in the form of high quality clinoptilite.

      MEXICO

      Daleco also holds a 25% interest in a mining company, Minera La Yesca, in Mexico. Minera La Yesca's main holding was a silver mine in the mountains of the La Yesca in the southern State of Nayarit, Mexico. Due to the long-term depression of silver process, Minera La Yesca abandoned its mining operations and subsequently relinquished its interest in the mining claims. Minera La Yesca is now acting as a shell corporation which is investigating the economic viability of other Mexican mining prospects. Due to the lack of activity, this investment was written-off during the year ending September 30, 1998.

                                LEGAL PROCEEDINGS

      SOUTHLAND DRILLING COMPANY, A DIVISION OF TRIAD DRILLING COMPANY V. WESTLANDS RESOURCES CORPORATION. Daleco Resources Corporation and Tri-Coastal Energy, L.P., Cause No. 98-34542, In the 270th Judicial District Court of Harris County, Texas. On or about July 21, 1998, Southland Drilling Company commenced a lawsuit against Daleco and its subsidiaries Westlands Resources Corporation and Tri-Coastal Energy, Inc. The lawsuit sought to recover the amount of $260,577.66 allegedly due and owing for work performed on the DRC GA #3 Well and the DRC VI #1 Well, Burleson County, Texas. Daleco settled this matter by the filing of a Joint Motion for Entry of Agreed Judgment on December 1, 2000. Under the terms of the agreement, Daleco is obligated to pay Southland Drilling Company $300,000. Daleco has given a judgment note in that amount to Southland Drilling Company. Daleco had 90 days from settlement in which to pay the note during which period Southland Drilling Company will forbear from taking any action. Daleco failed to pay the $300,000 within the allotted 90-day period. As part of the Terra Silex Agreement, Terra Silex acquired the Southland Drilling Company judgment from Southland Drilling Company and filed a release and satisfaction of the Southland Drilling Company judgment.

      KANE V. DALECO RESOURCES CORP., ET. AL. On or about January 14, 2000, Stanley B. Kane, et. al. commenced an action in the Superior Court, Los Angeles, California to enforce their right to have Daleco repurchase 16,000 shares (stated value $50,000 purchase) of Series A, 10% Cumulative Preferred Stock. The Plaintiffs had the right to put the stock to Daleco on August 20, 1999, which they did. Although Daleco continued to pay quarterly interest on the Series A Preferred Stock, it did not redeem the shares due to its lack of liquidity. Also named in the suit were Mr. Dov Amir (at the time, a current officer and director of Daleco) and Mr. Louis Erlich (who was an officer and director of Daleco at the time of the issuance of the Series A Preferred Stock), who had given personal guaranties to the Plaintiffs.

      With regard to these personal guaranties, Mr. Amir satisfied his obligation under his guaranty to purchase one-half on 8,000 shares from the Plaintiffs. Daleco entered into Stipulation for the Entry of Final Judgment and Judgment thereon as to Daleco Resources Corporation, pursuant to which Daleco had until August 1, 2001 in which to redeem the remaining 8,000 shares for $400,000 plus accrued interest through the date of settlement at a rate of ten percent per annum. The Kanes have been granting Daleco an extension of the August 1, 2001 date on a month-to-month basis. On December 7, 2001, Daleco paid the Kanes $90,000 representing all accrued and unpaid dividends on the Series A Preferred Stock through December 31, 2001. The next payment was paid on August 15, 2002.

      Mr. Erlich has filed a Cross Complaint against Daleco for payment of his obligation under his guarantee.

      ELIZABETH MCFADDEN V. BBC/DRI BLACKLICK JOINT VENTURE, BELDEN & Blake Corporation and Deven Resources, Inc., Civil Action--Equity, No. 50640 CD 2001, Court of Common Pleas, Indiana County, Pennsylvania.

      This action was commenced by Plaintiff to prevent Belden & Blake Corporation from laying a pipeline and utilization of an easement across Plaintiff's property. Plaintiff's action had been dismissed once, and Plaintiff had refiled the complaint allegedly addressing new issues and adding Deven Resources, Inc. as a new defendant.

      Developing Energy Partners I, L.P., for which Deven Resources, Inc. was the general partner, owned a 40% interest in BBC/DRI Blacklick Joint Venture. Belden & Blake Corporation owned the remaining 60% of the Joint Venture prior to September 28, 2001 at which time it acquired the 40% interest held by Developing Energy Partners, L.P. The pipeline and utilization of the easement by Belden & Blake Corporation which are the subject of this action are attributable to wells drilled on acreage under lease to the Joint Venture. Developing Energy Partners, L.P. went non-consent on the Belden & Blake Corporation Wells. Under the Joint Venture agreement, since Developing Energy Partners, L.P. went non-consent on the Belden & Blake Corporation Wells, Developing Energy Partners, L.P. had no responsibility or liability for any costs associated with the Belden & Blake Corporation Wells. Since the pipeline and easement usage across the lands of the Plaintiff was exclusively related to the Belden & Blake Corporation Wells, Developing Energy Partners, L.P. had no liability for the costs associated with this lawsuit. The relief sought by the lawsuit is to enjoin Belden & Blake Corporation from laying its lines across the Plaintiffs property and for damages to the surface of Plaintiffs property resulting from Belden & Blake Corporation's actions.

      Under the terms of the agreement covering the sale of Developing Energy Partners I, L.P.'s 40% interest in the Joint Venture, Beldon & Blake agreed to indemnify and hold Developing Energy Partners I, L.P. and its general partner, DRI, harmless from and against any and all damages and costs, if any, arising out of the McFadden litigation.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of August 30, 2002, information with respect to the beneficial ownership of our capital stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.(1)

                                                              BENEFICIAL         PERCENT OF            PERCENTAGE OF
                                            TITLE OF          OWNERSHIP          STOCK CLASS           COMMON STOCK
      NAME/ADDRESS                           CLASS             NUMBER           OUTSTANDING(10)        EQUIVALENTS(11)(12)
------------------------------------    --------------      -------------       ---------------        -------------------

Dov Amir(2)                             Common Stock             2,180,796            10.1%                  6.7%
120 N. Church Street
West Chester, Pennsylvania 19380

Gary J. Novinskie(3)                    Common Stock             1,630,532            7.5%                   5.0%
120 N. Church Street
West Chester, Pennsylvania 19380

C. Warren Trainor(4)                    Common Stock               575,955            2.8%                   1.8%
120 N. Church Street
West Chester, Pennsylvania 19380

Robert E. Martin(5)                     Common Stock             2,730,000            12.9%                  8.4%
120 N. Church Street
West Chester, Pennsylvania 19380

All Directors and Officers              Common Stock             10,271,522           41.4%                 31.6%
of the Company as a Group(7)

Terra Silex Holdings, LLC(13)           Common Stock              1,067,928            5.3%                  3.3%
120 North Church Street
West Chester, Pennsylvania 19380

Robert G. Graustein(6)                  Common Stock              2,880,000            12.9%                 8.9%
120 N. Church Street
West Chester, Pennsylvania 19380

Sumitomo Corporation of America(6)      Common Stock              2,880,000            12.9%                 8.9%
600 Third Avenue
New York, New York  10016

Cornell Capital Partners, L.P.          Common Stock              1,458,478            7.0%                  4.5%
101 Hudson Street, Suite 3606
Jersey City, New Jersey  07302

Doyle H. Beckham &                      Common Stock              1,400,000            7.0%                  4.3%
Peggy L. Beckham
2326 North Aspen Street
Pampa, Texas  79065

Specialty Clays Corp.                   Common Stock              1,604,549            8.0%                  4.9%
120 North Church Street
West Chester, Pennsylvania 19380


                                                              BENEFICIAL          PERCENT OF           PERCENTAGE OF
                                             TITLE OF         OWNERSHIP          STOCK CLASS           COMMON STOCK
      NAME/ADDRESS                            CLASS            NUMBER           OUTSTANDING(10)        EQUIVALENTS(11)(12)
------------------------------------    ----------------    -------------       ---------------        -------------------



Daniel Kane, as Trustee under               Series A             4,000             50.0%                    n/a
Agreement                                   Preferred
dated April 6, 1989 for the benefit of
Daniel Kane(8)
120 N. Church Street
West Chester, Pennsylvania 19380

Stanley B. Kane, as Trustee under           Series A             4,000             50.0%                    n/a
Agreement dated March 14, 1989 for          Preferred
the benefit of Stanley B. Kane(8)
120 N. Church Street
West Chester, Pennsylvania 19830

Dewey Thomas Copeland(9)                    Series B            65,000             17.3%                    1.2%
120 North Church Street                     Preferred
West Chester, Pennsylvania 19830

Alice A. Haessler(9)                        Series B            80,000             21.3%                    1.5%
120 North Church Street                     Preferred
West Chester, Pennsylvania 19830

Carl A. Haessler(9)                         Series B            50,000             13.3%                     *
120 North Church Street                     Preferred
West Chester, Pennsylvania 19830

Stephen R. Haessler(9)                      Series B            20,000             5.3%                      *
120 North Church Street                     Preferred
West Chester, Pennsylvania 19830

Sierra Memorial Gardens, Inc.(9)            Series B            35,000             9.3%                      *
120 North Church Street                     Preferred
West Chester, Pennsylvania 19830

Joan F. Taylor(9)                           Series B            32,200             8.6%                      *
120 North Church Street                     Preferred
West Chester, Pennsylvania 19830

*     Less than 1%.


(1) On January 7, 2002, Mr. David F. Lincoln resigned as an Officer and Director of Daleco. Mr. Lincoln had been the Vice Chairman of the Board of Directors and a Vice President of Daleco since September 1996, when Daleco acquired Deven Resources, Inc., of which Mr. Lincoln was the President and a Director. Mr. Lincoln owns 186,391 shares of stock and holds warrants for 18,182 shares at $.55 per share which warrants expire on November 20, 2005.


(2) The stock ownership of Mr. Amir includes: 184,297 shares owned directly, 73 shares owned by the Amir Family Trust, dated May 13, 1991, warrants for 45,455 shares at $.55 which expire November 20, 2005, and options for 1,000,000 shares at $0.25 per share, which expires September 2005. On March 27, 2000, Mr. Amir acquired 8,000 shares of Series A 10% Cumulative Preferred Stock, face value $50.00 per share. The Series A Preferred Stock was converted into 408,163 common stock on a dollar-for-dollar basis. Mr. Amir received options to purchase an additional 500,000 shares under an employment agreement with Daleco which vests over three years and a signing bonus of $50,000, $25,000 of which is to be paid in common stock on or before June 30, 2002, at a price equal to the average closing price for the common stock for the five business days preceding the date of issuance, or $.584. Mr. Amir received 42,808 shares under his employment agreement. The employment agreement with Mr. Amir was required as a condition precedent to the closing of the Sumitomo Corporation of America Securities Purchase Agreement.


(3) The stock ownership of Mr. Novinskie includes: options to purchase 80,000 at $2.1875 which expire on November 12, 2002, and options for 1,000,000 shares at $.25 which expire September 2005. Mr. Novinskie received an additional option to purchase 500,000 shares of common stock under an employment agreement with Daleco which vests over three years and a signing bonus of $50,000, $25,000 of which is to be paid in common stock on or before June 30, 2002, at a price equal to the average closing price for the common stock for the five business days preceding the date of issuance, or $.584. Mr. Novinskie received 42,808 shares. The employment agreement with Mr. Novinskie was required as a condition precedent to the closing of the Sumitomo Corporation of America Securities Purchase Agreement.

(4) The stock ownership of Mr. Trainor consists of 500 shares owned by him directly, options to purchase 30,000 shares at $2.1875 which expire November 12, 2002, and options for 500,000 shares at $.25 which expire September 2005. The 500,000 options were part of options for 1,000,000 shares held by FRW, LLC, a limited liability company of which Mr. Trainor was a member. The options were distributed to Mr. Trainor by FRW. The distribution from FRW, LLC was retroactive to September 18, 2000, the date of initial issuance. FRW, LLC distributed the remaining 500,000 shares to its other members. Mr. Trainor has no interest in any other asset of FRW, LLC. Mr. Trainor's wife has warrants for 45,455 shares at $.55 per share which expire on November 20, 2005. These warrants are attached to a loan made by Mrs. Trainor to Daleco in July 1998.


(5) The stock ownership of Mr. Martin consists of 1,680,000 shares acquired by him through the acquisition of Clean Age Minerals, Incorporated in September 2000. Mr. Martin also received a signing bonus of 50,000 shares of stock effective October 1, 2001 upon the execution of his Key Man Employment Agreement. The Key Man Agreement with Mr. Martin was required as a condition precedent to the closing of the Sumitomo Corporation of America Securities Purchase Agreement. Under the Key Man Agreement, Mr. Martin also received options for 1,000,000 shares, which options vest equally over the three-year life of this Key Man Agreement.


(6) The common stock attributable to Mr. Graustein consists solely of the common stock held by Sumitomo Corporation of America, of which he is a Senior Vice President. Mr. Graustein disclaims beneficial ownership of these shares. Sumitomo Corporation of America acquired 640,000 shares of common stock pursuant to its Stock Purchase Agreement with Daleco dated as of November 16, 2001. The common stock was purchased at a price of $1.25 per share. Under the Sumitomo Corporation of America Securities Purchase Agreement, Sumitomo Corporation of America also received warrants for 1,700,000 shares at exercise prices ranging from $2.00 to $3.00 per share. The warrants expire the close of business on November 15, 2006. Sumitomo Corporation of America also received warrants for 540,000 shares, at exercise prices ranging from $2.00 to $3.00 per share under a Master Distribution and Marketing Agreement with Daleco dated as of November 16, 2001.


(7)    This group consists of six persons.


(8) The Series A Preferred stock owned by Daniel Kane, as Trustee under Agreement dated April 6, 1989 for the benefit of Daniel Kane and Stanley
      B. Kane, as Trustee under Agreement dated March 14, 1989 for the benefit of Stanley B. Kane, were acquired by them through a Loan Conversion Agreement dated August 22, 1997 by which the Kanes converted an $800,000 loan to Daleco into 8,000 shares of Series A Preferred Stock. The Series A Preferred Stock has a stated value of $50.00 per share, and is entitled to one vote per share. The 8,000 shares of Series A Preferred Stock is not convertible into shares of common stock.


(9) The Series B Preferred Stock was issued to the former stockholders of Clean Age Minerals, Inc. in September 2000 in exchange for all of the common stock of Clean Age Minerals, Inc. Of the original 2,018,000 shares of Series B Preferred Stock, 375,000 shares remain outstanding. This stock is non-voting and is convertible into common stock of the company at 85% of the average closing price of the five most recent trading days prior to the date of the conversion with a minimum conversion price of $1.25 per share. None of the holders of Series B Preferred Stock are officers or directors of Daleco. The Series B Preferred Stock became convertible into common stock on September 18, 2001.


(10) Applicable percentage of ownership is based on 20,101,622 shares of common stock outstanding as of August 30, 2002, together with securities exercisable or convertible into shares of common stock within 60 days of August 30, 2002 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 30, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(11) Applicable percentage ownership is based on 20,101,622 shares of common stock outstanding as of April 19, 2002, plus all securities exercisable or convertible into shares of common stock within 60 days of August 30, 2002, consisting of (i) options for 5,610,000 shares; (ii) warrants for 3,214,579; (iii) 3,000,000 shares exchanged by the holder of 375,000 shares of Series B Preferred Stock at the minimum conversion price of $1.25 per share; and (iv) conversion of the 6% convertible debentures issued to Cornell Capital Partners at an amount equal to 120% of the closing bid price of the common stock as of the date of closing (or $0.552 per share, which amount may change if 80% of the average closing bid price of the common stock for the 5 trading days immediately preceding the actual date of conversion is less than $0.552).


(12) Represents the percentage of shares of common stock that the preferred stock would be convertible into as of August 30, 2002.


(13) Leon Prince and Alexander Maguire are members of Terra Silex and own 498,350 and 500,000 shares of common stock, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 2002, Daleco executed various financing agreements with Cornell Capital Partners, LP, a New Jersey-based hedge fund, whereby Cornell and certain other investors purchased from Daleco $300,000 of 24 months Convertible Debentures and Cornell provided a $10 million structured equity facility. Under the terms of the $10 million structured equity facility, Daleco has the right to require Cornell to make purchases of up to $75,000 of Daleco's stock on a discounted basis. Daleco issued 847,826 shares of common stock with a market value of $390,000 as a commitment fee as part of this transaction.

      Funds have been made available to us by Mr. Amir, an officer and director of Daleco, in the form of unsecured loans. As of June 30, 2002, Daleco was indebted to Mr. Amir in the amount of $812,531, consisting of the following:

     o Note dated October 1, 1995, bearing interest at the rate of prime, plus 3% in the principal amount of $91,062.00.

     o Note dated October 1, 1995 bearing interest at the rate of 7% in the principal amount of $435,884.

     o Note dated July 20, 1998 in the face amount of $25,000 bearing interest at the rate of 2% over the prime rate charged by the Huntington National Bank of Columbus, Ohio, through the maturity date, November 21, 1998 and 18% thereafter. As of June 30, 2002, this amounted to $41,758.

     o Note dated June 17, 2002 bearing interest at the rate of 7% in the principal amount of $137,000. During 2002, Daleco paid Mr. Amir $170,000 in partial payment of the accrued and unpaid interest on his notes, unreimbursed expenses and dividends attributable to the Class A Preferred Stock. These payments have been reflected in the current and prior quarterly statements. Mr. Amir subsequently advanced Daleco an additional $137,000, which amount is reflected in the note.

     o Mr. Amir was also entitled to payment of $25,000 under his Key Man Contract on June 30, 2002.

     o Prior to conversion of his Series A Preferred Stock into common stock, Mr. Amir was entitled to have received dividends in the amount of $91,550.72, of which $59,337.72 remains outstanding.

     o As of June 30, 2002, Daleco owed Mr. Amir $11,762.41 in unreimbursed expenses and $16,667 in accrued but unpaid salary.

      On November 16, 2001, Daleco entered into key man employment agreements with Mr. Dov Amir, Chairman of the Board of Directors and Chief Executive Officer of Daleco, Mr. Gary J. Novinskie, President and Chief Operating Officer of Daleco, and Mr. Robert E. Martin, a Director and President of Strategic Minerals, Inc. Under the employment agreements, Mr. Amir and Mr. Novinskie were granted options for 500,000 shares of common stock and Mr. Martin was granted options for 1,000,000 shares of common stock. All these options expire on the third anniversary of the vesting of the options or two years after the key man ceases to be an employee of Daleco. The exercise price for Mr. Martin's options is 90% of the average closing price for the common stock for the five business days prior to October 1, 2001. The exercise price for Mr. Amir's and Mr. Novinskie's options is the average closing price for the common stock at the close of business for the five trading days immediately preceding June 30, 2002, or $.584. In addition, Messrs. Amir, Novinskie and Martin received 42,808, 42,808 and 50,000 shares of common stock, respectively, under the terms of the employment agreements.

      Daleco has engaged the law firm of Ehmann, VanDebergh & Trainor, P.C., to serve as legal counsel. Mr. Trainor, a director of Daleco, is a partner in Ehmann, VanDebergh & Trainor, P.C. Daleco has paid Ehmann, VanDebergh & Trainor a total of $71,621 for legal services rendered since October 1, 2001. As of June 30, 2002, Daleco owed Ehmann, VanDebergh & Trainor a total of $535,081.

      By virtue of the merger of Clean Age Minerals, Incorporated with Strategic Minerals, Inc. on September 19, 2000, Strategic Minerals, Inc. assumed the obligation of Clean Age Minerals, Incorporated to Mr. Robert E. Martin in the amount of $134,811. The debt was to have been satisfied on or before September 18, 2001 but was not and remains outstanding. As of June 30, 2002, this debt amounts to $153,593 representing $134,811 in principal and $18,782 in accrued but unpaid interest. This debt is evidenced by a note providing for an annual rate of interest of 8%.

      On September 20, 2001, Daleco entered into a Stock Purchase Agreement with Terra Silex Holdings, LLC, pursuant to which Daleco agreed to sell Terra Silex up to 1,800,000 shares of common stock at a price of $1.25 per share. At the time of the Terra Silex Agreement, the market price of Daleco's common stock was $1.05.

      The Terra Silex Agreement provides for the purchase of the Common Stock in three tranches. At closing, Terra Silex acquired 400,000 shares. The second tranche was to close within 60 days, subject to Terra Silex's satisfactory completion of its due diligence. The second tranche for another 400,000 shares closed on November 20, 2001 On February 15, 2002, Terra Silex advised the Company that it was not funding the third tranche. As a result of Terra Silex's failure to fund the third tranche, the warrant granted to Terra Silex was reduced to 250,000 shares. The term of the warrant is for five (5) years at an exercise price of $1.25.

      On November 16, 2001, Daleco entered into a Stock Purchase Agreement with Sumitomo Corporation of America. Under the Sumitomo Corporation of America Securities Purchase Agreement, Daleco sold 640,000 shares of common stock to Sumitomo Corporation of America for $800,000 or $1.25 per share. On the date of the Sumitomo Corporation of America Securities Purchase Agreement, the price per share of the common stock was trading at or below $1.25. Sumitomo Corporation of America also received a five (5) year warrant for 1,700,000 shares of common stock at prices ranging from $2.00 for the first 850,000 shares, $2.50 for the next 510,000 shares; and $3.00 for the remaining 340,000 shares of common stock.

      Under both the Terra Silex Agreement and the Sumitomo Corporation of America Securities Purchase Agreement, the parties are entitled to have one representative appointed to Daleco's Board of Directors at the time of the closing. Terra Silex would have been entitled to have a second director appointed if it had funded the third tranche. Sumitomo Corporation of America is entitled to an "observer" to the Board of Directors until such time as it has exercised not less than 860,000 of the warrant shares. At such time as Sumitomo Corporation of America has a total of 1,500,000 shares acquired through the Sumitomo Corporation of America Securities Purchase Agreement, then its "observer" will be appointed as Sumitomo Corporation of America's second director. Mr. Graustein is Sumitomo Corporation of America's designee to the Board of Directors and was elected to serve as a director of the Company by the shareholders at the Company's Annual Meeting of Shareholders. Mr. Prince was Terra Silex's nominee to the Board and was also elected to serve as a Director by the Shareholders. Mr. Prince resigned as a Director in July 2002. A replacement for Mr. Prince has not yet been nominated to fill the remainder of Mr. Prince's term.

      Also on November 16, 2001, Sumitomo Corporation of America and Daleco entered into a Master Distribution and Marketing Agreement. The Marketing Agreement granted Sumitomo Corporation of America five (5) year warrants for 540,000 shares with an exercise price of $2.00 per share for the first 108,000 shares, $2.50 per share for the next 162,000 shares and $3.00 per share for the remaining 270,000 shares.

      On September 11, 2000 the Board of Directors of Daleco granted options for 3,500,000 shares of common stock to three directors, one office and an employee of Daleco. Messrs., Amir, Novinskie officers and directors of Daleco were each awarded options for 1,000,000 shares. Ms. Spencer the Secretary of Daleco was granted an option for 250,000 shares and an employee, Mr. Payne, the Controller, was awarded an option for 250,000 Mr. Trainor, a director, was awarded options for 1,000,000. Mr. Trainor's options were transferred to his law firm in accordance with his firm's policies. Subsequently, Mr. Trainor's law firm assigned to him options for 500,000 of the 1,000,000 originally granted. The 3,500,000 options are exercisable at a price of $.25 per share which was above the fair market value of Daleco's stock at the time of issue. The options were granted for service and dedication to Daleco to the recipients who while not being currently paid or paid at a wage scale substantially below market continued to work for the benefit of Daleco and the shareholders. These options vested upon their grant.

      In fiscal 2000, Daleco acquired Clean Age Minerals, Incorporated through the exchange of its Series B, 8% Cumulative Convertible Preferred Stock, par value $0.01 with a face value $10.00 for all of the capital stock of Clean Age Minerals, Incorporated. The acquisition was handled as a Type A merger under
Section 368 of the Internal Revenue Code. Daleco issued the 2,001,800 shares pursuant to Section 506 of Regulation D.

               MARKET PRICE OF, AND DIVIDENDS ON, THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "DLOV." The following table shows the high and low closing bid prices for the fiscal quarters indicated. Daleco's fiscal year ends September 30.

                 2002                      HIGH               LOW
                 First Quarter           $3.100            $0.950
                 Second Quarter           2.450             1.060
                 Third Quarter            1.110             0.520

                 2001                      HIGH               LOW
                 First Quarter           $1.750            $0.500
                 Second Quarter           0.750             0.150
                 Third Quarter            1.400             0.375
                 Fourth Quarter           1.450             0.850

                 2000                      HIGH               LOW
                 First Quarter           $0.656            $0.313
                 Second Quarter           0.875             0.125
                 Third Quarter            0.688             0.188
                 Fourth Quarter           0.547             0.250

HOLDERS OF COMMON EQUITY

      As of August 30, 2002, the current outstanding amount of shares of common stock is 20,101,622 with 1,133 shareholders of record.

DIVIDEND INFORMATION

      To date, Daleco has never paid a dividend. Daleco has no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

SECTION 16(A) COMPLIANCE

      Based solely upon a review of Form 3 and 4 during the fiscal year ending September 30, 2001, there were no late filing of reports by any party required to have filed same. Daleco received no Form 5s filed by any party.

SALES OF UNREGISTERED SECURITIES

      In July 2002, Daleco entered into the Equity Line of Credit Agreement where Daleco may, at its discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $10 million. The amount of each advance is subject to an aggregate maximum advance amount of $75,000 in any 5 trading-day period with up to 4 advances a month. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 5% discount to the lowest daily weighted average price of our common stock for the 5 trading days immediately following the notice date. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Equity Line of Credit, together with a one-time commitment fee of $390,000, which was paid by the issuance of 847,826 shares of our common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Additionally, Westrock Advisors, Inc. was paid a fee of 21,739 shares of Daleco's common stock, which is equal to $10,000 at a closing bid of $0.46 on July 23, 2002 for acting as the placement agent.

      In July 2002, Daleco entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P., where Daleco shall issue and sell to Cornell up to Three Hundred Thousand Dollars of convertible debentures. These debentures are convertible into shares of common stock at a price equal to equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date, or (b) an amount equal to eighty percent (80%) of the average lowest three closing bid prices of the common stock for the five trading days immediately preceding the conversion date. 120% of the Closing price would have been $.552 which would result in Cornell Capital receiving 610,652 shares. Should 80% of the price of the stock on the conversion date by less than $.552, then Cornell Capital would be entitled to more than 610,652 shares for the conversion of the debentures.

      Effective, November 16, 2001, Daleco entered into a Stock Purchase Agreement with Sumitomo Corporation of America. The Sumitomo Corporation of America Securities Purchase Agreement provided for the purchase of 640,000 shares of Company common stock at a price of $1.25 per share. The Sumitomo Corporation of America Securities Purchase Agreement also granted Sumitomo Corporation of America 1,700,000 warrants, at exercise prices ranging from $2.00 per share for the first 850,000 shares, $2.50 per share for the next 510,000 shares and $3.00 per share for the remaining 340,000 shares. The Sumitomo Corporation of America Securities Purchase Agreement provides for Sumitomo
Corporation of America to nominate one person to serve as a director of Daleco and also to have an "observer" present at the meetings of the Board of Directors. At such time as Sumitomo Corporation of America has acquired at least 1,500,000 shares under the Securities Purchase Agreement through the exercise of its warrants plus the additional acquisition (640,000 original purchase shares plus 860,000 warrant shares), the observer shall be nominated to serve as a director of Daleco. Also on November 16, 2001, Daleco entered into a Master Distribution and Marketing Agreement with Sumitomo Corporation of America. Under the Marketing Agreement, Sumitomo Corporation of America received warrants for 540,000 shares. These warrants have a five (5) year term and have an exercise price of $2.00 per share for the first 108,000 shares, $2.50 per share for the next 162,000 shares and $3.00 per share for the remaining 270,000 shares.

      On September 20, 2001, Daleco entered into a Stock Purchase Agreement with Terra Silex Holdings, LLC pursuant to which Daleco agreed to sell Terra Silex up to 1,800,000 shares of common stock at a price of $1.25 per share. At the time of the Terra Silex Agreement, the market price of Daleco's common stock was $1.05. The Terra Silex Agreement provided for the purchase of the common stock in three (3) tranches. At closing, Terra Silex acquired 400,000 shares. The second tranche was to close within sixty (60) days, subject to Terra Silex's satisfactory completion of its due diligence. The second tranche for 400,000 shares closed on November 20, 2001. The third tranche for 1,000,000 shares was to have closed sixty (60) days after the second tranche closing, subject to Terra Silex's continued satisfactory due diligence. Terra Silex requested and was granted an extension until February 15, 2002 in which to exercise the third tranche. Terra Silex was also granted a warrant for 500,000 shares. The term of the warrant for five (5) years at an exercise price of $1.25 and is pro rated in amount should Terra Silex not fund all three tranches. On February 15, 2002, Terra Silex failed to exercise the third tranche. As such, Terra Silex's right to purchase additional shares under this Terra Silex Agreement terminated. The Terra Silex warrant is only vested as to 250,000 shares with the remaining 250,000 shares of the Terra Silex warrant having been forfeited as a result of Terra Silex's failure to fund the third tranche.

      In July 2001, Daleco acquired 16/6, Inc., a Pennsylvania corporation. The acquisition was acquired through the exchange of 1,000,000 shares of common stock for all of the issued and outstanding shares of 16/6, Inc. 16/6, Inc. owned proprietary comparative analysis software and has a patent pending for the retrieval of materials off the Internet and micro-payments thereof.

      On September 19, 2000, Daleco acquired all of the outstanding capital stock of Clean Age Minerals, Incorporated in exchange for 2,001,800 shares of Series B preferred stock. The Series B preferred stock is convertible into common stock at a rate of 85% of the average closing price of Daleco's common stock for the 5 trading days immediately preceding the date of conversion but in no case for less than $1.25 per share.

      On September 11, 2000 the Board of Directors of Daleco granted options for 3,500,000 shares of common stock to three directors, one office and an employee of Daleco. Messrs., Amir, Novinskie officers and directors of Daleco were each awarded options for 1,000,000 shares. Ms. Spencer the Secretary of Daleco was granted an option for 250,000 shares and an employee, Mr. Payne, the Controller, was awarded an option for 250,000 Mr. Trainor, a director, was awarded options for 1,000,000. Mr. Trainor's options were transferred to his law firm in accordance with his firm's policies. Subsequently, Mr. Trainor's law firm assigned to him options for 500,000 of the 1,000,000 originally granted. The 3,500,000 options are exercisable at a price of $.25 per share which was above the fair market value of Daleco's stock at the time of issue. The options were granted for service and dedication to Daleco to the recipients who while not being currently paid or paid at a wage scale substantially below market continued to work for the benefit of Daleco and the shareholders. These options vested upon their grant.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Daleco so as to make an informed investment decision. More specifically, Daleco had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Daleco's securities.

                            DESCRIPTION OF SECURITIES

      Pursuant to our certificate of incorporation, as amended February 28, 2002, we are authorized to issue 50,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value of $0.01 per share. Below is a description of Daleco's outstanding securities, including common stock, preferred stock, options, warrants and debt.

Common Stock

      Each holder of our common stock is entitled to one vote for each share held of record. Holders of our common stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to receive our net assets pro rata. Each holder of common stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

      As of August 30, 2002, Daleco had 20,101,622 shares of common stock outstanding.

PREFERRED STOCK

      On February 28, 2002, we filed a certificate of amendment to our certificate of incorporation, authorizing us to issue 20,000,000 shares of preferred stock, par value $0.01 per share. As of August 30, 2002, we had 8,000 shares of Series A preferred stock and 375,000 shares of Series B preferred stock outstanding.

      Series A 10% Cumulative Preferred Stock. The Series "A" Preferred stock has a stated face value of $50.00 per share and the holder is entitled to one vote per share. Daleco is required to redeem this stock from the holders for $400,000.

      Series B 8% Cumulative Preferred Stock. There are currently 375,000 shares of Series "B" Cumulative Preferred shares outstanding. The Series "B" Cumulative Preferred stock has a face value of $10.00 per share with no voting power. This preferred stock can convert to common stock at 85% of the average of the 5 days before the date of conversion with a minimum amount of $1.25 per share.

OPTIONS AND WARRANTS

      OPTIONS


                                                                    2002        2001
                                                                -----------  ----------

             Outstanding and Exercisable(1) at beginning of
               period                                             6,110,000   3,610,000
             Canceled                                             (414,384)   (125,000)
             Granted                                                     --   2,500,000
             Reclassified(2)                                       (85,616)          --
             Exercised                                                   --          --
             Outstanding and Exercisable(3) at end of period     ----------   ---------
                                                                  5,610,000   6,110,000
                                                                 ===========  =========


(1) Daleco accounts for all stock-based compensation (options) in accordance with the Financial Accounting Standard Boards Statement of Financial Accounting Standards No. 123 (SFAS 123). SFAS 123 permits Daleco's use of the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. Under SFAS 123, the fair value of stock options and compensation costs are measured as of the grant date.


(2) These shares were reclassified as a grant under the Key Man Contracts with Mr. Amir and Mr. Novinskie. Previously they were included as options. The exact amount of the grant was not determinable until June 30, 2002 when the exercise price of the $25,000 portion of the $50,000 Key Man Contract bonus was to be paid to Mr. Novinskie and Mr. Amir in common stock.


(3) Of the 5,610,000 options outstanding, 5,110,000 are held by current officers, directors and employees of Daleco. The exercise price for the options held by insiders range from $0.25 per share to $2.19 per share.

      On November 16, 2001, Daleco entered into Key Man Employment Contracts with Mr. Dov Amir, Chairman of the Board of Directors and Chief Executive Officer of Daleco, Mr. Gary J. Novinskie, President and Chief Operating Officer of Daleco, and Mr. Robert E. Martin, a Director of Daleco and President of Clean Age Minerals, Inc. (previously Strategic Minerals, Inc.). Under the employment agreements, Messrs. Amir and Novinskie were granted options for 500,000 shares of common stock and Mr. Martin was granted options for 1,000,000 shares of common stock. All these options expire on the third anniversary of the vesting of the options or two years after the key man ceases to be an employee of Daleco. The exercise price for Mr. Martin's options are priced at $1.08 per share, 90% of the average closing price for the common stock for the five business days prior to October 1, 2001. The exercise price for Messrs. Amir's and Novinskie's options is 90% of the average closing price for the common stock at the close of business for the five trading days immediately preceding June 30, 2002. The exercise price was determined to be $0.526 per share Mr. Amir and Mr. Novinskie received a signing bonus under the Key Man Contracts of $50,000, $25,000 of which is to be paid in common stock on or before June 30, 2002, at a price equal to the average closing price for the common stock for the five business days preceding the date of issuance. Mr. Amir and Mr. Novinskie were each awarded 42,808 shares under this grant.

      On September 11, 2000 the Board of Directors of Daleco granted options for 3,500,000 shares of common stock to three directors, one office and an employee of Daleco. Messrs., Amir, Novinskie officers and directors of Daleco were each awarded options for 1,000,000 shares. Ms. Spencer the Secretary of Daleco was granted an option for 250,000 shares and an employee, Mr. Payne, the Controller, was awarded an option for 250,000 Mr. Trainor, a director, was awarded options for 1,000,000. Mr. Trainor's options were transferred to his law firm in accordance with his firms policies. Subsequently, Mr. Trainor's law firm assigned to him options for 500,000 of the 1,000,000 originally granted. The 3,500,000 options are exercisable at a price of $.25 per share which was above the fair market value of Daleco's stock at the time of issue. The options were granted for service and dedication to Daleco to the recipients who while not being currently paid or paid at a wage scale substantially below market continued to work for the benefit of Daleco and the shareholders. These options vested upon their grant.

      COMMON STOCK WARRANTS

      Common Stock warrants outstanding at June 30, 2002, consist of the following:(1)

         PRICE PER ISSUANCE      EXPIRATION DATE         AMOUNT            SHARE
         ----------------------  ----------------------  ------  ---------------

         Financing Sources(2)    August 10, 2002 -                       $0.55 -
                                 November 20, 2005      724,579           $2.50

         Terra Silex Warrant(3)  December 31, 2006      250,000           $1.25
         SCOA Warrants(4)        November 15, 2006    2,240,000   $2.00 - $3.00


(1) COMMON STOCK WARRANTS ATTACHED TO DEBENTURE. In connection with the issuance of the 8% convertible debentures in September 1996, a number of warrants were granted to the holders of the debentures, the agents, and subagents who placed the debenture. On June 8, 2002, warrants for 65,500 shares with an exercise price of $10.81 per share expired. Those warrants were issued as part of Daleco's issuance of 8% convertible debentures in 1996. With the expiration of these warrants, no warrants remain outstanding from the issuance of the 8% convertible debentures.


(2) FINANCING SOURCES. On July 21, 1998, a total of 263,638 warrants expiring on November 20, 2005 were granted to four persons who loaned Daleco a total of $145,000 in July 1998. The warrants may be exercised at any time before the expiration date at an exercise price of $0.55. On August 9, 2001, the expiration date for a total of 25,000 warrants was extended to August 10, 2002 for warrants previously granted (August 26, 1997) to Kane interests as consideration for extending the time period on the redemption of their remaining Class "A" Preferred Shares. The exercise price of the "Kane Warrants" at any time before the expiration date is $2.50. On November 28, 2001, a warrant for a total of 435,941 shares of common stock were granted to Sonata Investment Ltd (warrants for 395, 273 shares of common stock) and Standard Energy (warrants for 40,668 shares of common stock) as consideration for entering into the Loan Conversion Agreement dated August 1, 2001. The Loan Conversion Agreement extended the date by which Daleco had to satisfy its obligations to both Sonata Investment Company, Ltd. and Standard Energy Company and granted both Sonata and Standard the right to convert the debt into common stock of Daleco at such time as Daleco advised Sonata and Standard of its intent to satisfy Daleco's obligations to one or both entities. Sonata and Standard are affiliated entities. The exercise price was fixed at $1.05. The Sonata and Standard Warrants were to have expired August 1, 2002. However, Daleco agreed to extend the termination date of the Sonata and Standard Warrants until July 31, 2004 in exchange for Sonata's relinquishing its twenty percent (20%) interest in the net profits of Daleco's subsidiary Sustainable Forest Industries, Inc.


(3) TERRA SILEX WARRANT. Under a Stock Purchase Agreement dated September 11, 2001 by and among Daleco and Terra Silex Holding, LLC, Terra Silex was granted a warrant for 250,000 shares at an exercise price of $1.25. The Terra Silex Warrant expires on December 31, 2006.

(4) SUMITOMO WARRANTS: Under a Stock Purchase Agreement by and among Sumitomo Corporation of America and Daleco dated as of November 16, 2001, Sumitomo Corporation of America was granted warrants for 1,700,000 shares of common stock with a five (5) year term at exercise prices ranging from $2.00 per share for the first 850,000 shares, $2.50 per share for the next 510,000 shares and $3.00 per share for the remaining 340,000 shares. Daleco and Sumitomo Corporation of America also entered into a Master Distribution and Marketing Agreement dated as of November 16, 2001 under which Sumitomo Corporation of America was granted warrants for 540,000 shares. These warrants have a five (5) year term and have an exercise price of $2.00 per share for the first 108,000 shares, $2.50 pen share for the next 162,000 shares and $3.00 per share for the remaining 270,000 shares.

DEBT

      As of August 30, 2002, we had two (2) outstanding series of convertible debentures that are convertible into Daleco's common stock at the option of the holder.

      a.    8% CONVERTIBLE DEBENTUREs

      On September 11, 1996, Daleco issued $1,310,000 worth of 8% convertible debentures with interest payable in stock only and accruing until conversion or redemptions after the term of two years. The placement agent's fees were 10% of the gross proceeds and 12,111 warrants at $10.07 expiring November 16, 2001. The debentures may be converted after a holding period of 45 days after closing at the lessor of: (1) the fixed conversion price ($10.171875), or (2) 75% of the average closing bid price for the five trading days immediately preceding the date of conversion. As of August 5, 2002, $1,280,000 of the 8% debentures had been converted into 981,322 common shares.

      b.    6% CONVERTIBLE DEBENTURES

      In July 2002, Daleco raised $300,000 from the sale of convertible debentures. These debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or (b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the 5 trading days immediately preceding the conversion date. If such conversion had taken place at $0.368 (i.e., 80% of the recent price of $0.46), then the holders of the convertible debentures would have received 815,218 shares of common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years.

LONG-TERM DEBT

      Long-term debt of Daleco consists of the following:

      HELLER FINANCIAL, INC.

      During the forth quarter of fiscal 1997, Daleco entered into an arrangement with Heller Financial, Inc. whereby Heller Financial agreed to provide Daleco with up to $15,000,000 to rework existing horizontal wells, re-complete its vertical wells as horizontal wells, and develop additional acreage. Under the terms of the agreement, all of the properties of Westlands Resources Corporation were transferred to a newly formed limited partnership, Tri-Coastal Energy, L.P., the general partner of which is Tri-Coastal Energy, Inc., and the sole limited partner of which is Westlands Resources Corporation. Westlands Resources Corporation is also the sole shareholder of Clean Age Minerals. The amount outstanding (principal and accrued interest) under this arrangement as of December 31, 2001 and 2000, was $7,017,390 and $6,945,150,
respectively. Interest on the borrowings is at prime plus 2%. Principal is paid out of 85% of the net cash flow from the properties. Additional interest is payable from 50% of the net cash flow from these properties after the payment of principal. In January 1999, Heller declared the loan to be in default, as a result of the pledged properties failure to generate the required interest payments. This was solely attributable to the decrease in the low worldwide prices for oil. As a result, the full amount of the Heller Loan has been reclassified as current debt. With the recovery of oil prices, the Heller Loan has come back into compliance, however, Heller Financial has not rescinded its default notice. The obligations to Heller are non-recourse to Daleco and payable solely out of the oil and properties pledged to Heller as collateral.

      SONATA INVESTMENT COMPANY, LTD.

      During the third quarter of fiscal 1997, Sustainable Forest Industries, Inc. entered into a loan agreement with Sonata Investment Company, LTD. for $250,000, which remained outstanding as of December 31, 2000. Sustainable Forest Industries, Inc. had the right to request an additional $250,000 prior to December 31, 1999, which was not exercised. Daleco and Westlands Resources

Corporation were guarantors of the loan with Westland's (now Tri-Coastal Energy, L.P.) wells being pledged as collateral, subordinated to the Heller Financing. The loan was to have been repaid out of 25% of Sustainable Forest Industries, Inc.'s net cash flow with any remaining balance due by December 31, 1999. Interest is at 12%. In addition, Sonata Investment Company, Ltd. received a profits participation of 25% of the net profits of Sustainable Forest Industries, Inc. while the loan was outstanding and 20% after the loan is repaid (after payout). The full amount of this loan had been reclassified as current debt. Sonata Investment Company, Ltd. sought and Daleco agreed to grant Sonata Investment Company, Ltd. additional collateral to secure its loan in the nature of a security interest in the Patent owned by Matrix-Loc and the mineral leases owned by subsidiaries of Clean Age Minerals, Incorporated. The totality of the Sonata Investment Company, Ltd. debt, plus all accrued and unpaid interest was satisfied on November 30, 2001, and all collateral for the loan was released.

      FIRST REGIONAL BANK

      In September, 1998, Daleco assumed a $100,000 loan with First Regional Bank when it acquired Haly Corporation. Interest is at 6.9% and the loan matures December 12, 2002. The loan is secured by personal assets of an officer of Daleco.

TRANSFER AGENT

      Daleco's transfer agent is Stock Trans Inc. Its address is 44 W. Lancaster Avenue, Ardmore, Pennsylvania 19003. Its telephone number is (610)649-7300.

LIMITATION OF LIABILITY:  INDEMNIFICATION

      Section 78:751 of the Nevada Revised Statutes (Nevada General  Corporation
Law) authorizes indemnification of directors, officers, and employees of a Nevada Corporation. Daleco's by laws (i) authorize the indemnification of directors and officers (the "Indemnitee") under specified circumstances to the fullest extent authorized by the law of Nevada, (ii) provides for the advancement of expenses to the Indemnitee for defending any proceedings related to the specified circumstances to the fullest extent authorized by the law of Nevada, (ii) provides for the advancement of expenses to the Indemnitee the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains no policies of insurance under which the directors and officers of registrants are insured in connection with the defense of actions, suites or proceedings, to which they are parties by reason of being or having been such directors or officers.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Daleco that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Daleco's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

      The financial statements for the year ended September 30, 2001 included in the Prospectus have been audited by Jay J. Shapiro, independent certified public accountant, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Daleco's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                       FOR THE QUARTER ENDED JUNE 30, 2002
                 AND THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000

                                                                            PAGE #

FINANCIAL STATEMENTS AS OF JUNE 30, 2002 AND 2001:

  Consolidated Balance Sheets as of June 30, 2002 and 2001                       F-1

  Consolidated Statements of Loss for the Periods Ended June 30, 2001 and        F-3
   2001

  Consolidated Statements of Deficit for the Periods Ended June 30, 2002         F-4
   and 2001

  Consolidated Statements of Cash Flow for the Periods Ended June 30,            F-5
   2002 and 2001

  Notes to Consolidated Financial Statements for the Periods Ended June          F-6
   30, 2002 and 2001

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2001 AND 2000:

  Independent Auditors' Report                                                  F-20

  Consolidated Balance Sheets as of September 30, 2001 and 2000                 F-21

  Consolidated Statements of Loss as of September 30, 2001 and 2000             F-23

  Consolidated Statement of Shareholders Equity as of September 30, 2001        F-24
   and 2000

  Consolidated Statements of Cash Flows as of September 30, 2001 and 2000       F-25

  Notes to Consolidated Financial Statements as of September 30, 2001 and       F-27
   2000

DALECO RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


                                                              2002        2001
ASSETS
CURRENT ASSETS
Cash Accounts                                        $     630,721  $   68,532
C/Ds                                                       132,743      75,000
Account Receivables                                        388,962     727,639
Jib Receivables                                                 --          --
Prepaid Mineral Royalties (note 5c)                        409,642          --
Other Current Assets                                         5,369      11,474
                                                     -------------  ----------
                        TOTAL CURRENT ASSETS            $1,567,437    $882,645
OTHER ASSETS
      Investment in Mining Joint Venture             $          --  $       --
      Goodwill                                             813,357     813,357
      Accumulated Amortization Goodwill                  (813,357)   (813,357)
            Net Goodwill                                        --          --
      Debt Placement Costs                                 584,815     584,815
      Accumulated Amortization                           (584,815)   (567,532)
            Net Debt Placement Costs                            --      17,283
      Equity Placement Costs                                    --          --
      Accumulated Amortization Equity Costs                     --          --
            Net Equity Placement                                --          --
      Other Assets                                              --          --
                        TOTAL OTHER ASSETS           $           0  $    17,283
                                                     =============  ===========

FIXED ASSETS
      Oil and Gas Properties (note 3)                  $12,607,950  $12,607,950
      Accumulated DD&A                                 (6,027,950)  (5,682,330)
            Net Oil and Gas Property                     6,580,000    6,925,620
      Mineral Properties (note 5)                       12,609,100   12,609,100
      Accumulated DD&A                                          --           --
            Net Mineral Property                        12,609,100   12,609,100
      Timber Properties (note 4)                         1,028,342    1,028,342
      Accumulated DD&A                                 (1,028,342)    (953,342)
            Net Timber Property                                 --       75,000
      Technology/Patent Rights (note 6)                  7,767,000    6,707,000
      Accumulated DD&A                                 (1,208,148)    (435,000)
            Net Tech./Patent Rights                      6,558,852    6,272,000
      Property, Equipment, Furniture & Fixtures            514,749     485,648
      Accum. Depr (P, E, P & P)                          (472,105)    (140,878)
Net (P, E, P & P)                                           42,644      344,770
      Leasehold Improvements                                    --           --
      Accu. Amort. (Lease improvements)                         --           --
            Net Lease Improvements                              --           --
              Total Fixed Assets                       $25,790,596  $26,226,490
                                                       ===========  ===========

TOTAL ASSETS                                           $27,358,033 $27,126,418
                                                       =========== ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


DALECO RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
==============================================================================

                                                              2002        2001
LIABILITIES
CURRENT LIABILITIES
Trade A/P                                                 $721,982     $ 2,006,495
Notes Payable (note 7)                                     112,543         132,543
Note Due Related Pty. (note 8)                             688,946         551,946
HFI Financing (note 10a)                                 5,154,783       5,154,783
Loans--1st Regional (note 10d)                              100,000        100,000
CAMI Loans (Note 7c)                                       514,881         514,881
Sonata and Standard Energy Financing (notes 7b and 10b)          0         307,092
Accrued Interest Expense (notes 7(c), 8, 10a and 10b)    2,148,265       2,298,212
Accrued Dividend Expense (notes 11d and 16)              1,337,929         726,390
Accrued Expense Reimbursements                              56,031          43,454
Accrued Salary Expense                                     170,595         120,595
                        TOTAL CURRENT LIABILITIES      $11,005,956     $11,956,391
                                                       -----------     -----------

LONG TERM DEBT                                                  $0              $0
Total Long Term Debt                                            $0              $0

TOTAL LIABILITIES                                      $11,005,956     $11,956,391
                                                       -----------     -----------

EQUITY
Beginning Retained Earnings                          $(19,743,005)   $(18,886,706)
Current Period Income/(loss)                             (478,738)       (548,212)
Add. Paid in Capital                                    36,378,167      34,550,242
Preferred Stock (note 11)                                    3,830          20,178
Common Stock                                               191,822          34,525
                        TOTAL EQUITY                   $16,352,077     $15,170,027
                                                       -----------     -----------

                        TOTAL LIABILITIES AND EQUITY   $27,358,033     $27,126,418
                                                       ===========     ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


DALECO RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF LOSS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


                                                   THREE MONTHS ENDED           NINE MONTHS ENDED

                                                   JUNE 30,       JUNE 30,       JUNE 30,     JUNE 30,
                                                     2002           2001          2002          2001
REVENUE
      O&G Sales                                      $303,629       $577,456        $786,980    $2,156,293
      N P I Receipts                                        0              0               0             0
      Royalty Receipts                                  4,074          7,701          12,604        23,510
      Timber Sales                                          0              0               0             0
      Mineral Sales                                         0              0               0             0
            TOTAL OPERATING INCOME                   $307,703       $585,157        $799,584    $2,179,803
                                                     --------       --------        --------    ----------
      Interest Income                                       0              0               0             0
      Well Management                                  17,111         52,033          51,334       246,505
      Ptr. Management                                       0              0               0             0
      Other Income                                          0              0               0             0
            TOTAL OTHER INCOME                        $17,111        $52,033          51,334      $246,505
                                                     --------       --------        --------      --------
            TOTAL INCOME                             $324,814       $637,190        $850,918    $2,426,308
                                                     --------       --------        --------    ----------
EXPENSES
      LOE--Oil and Gas                                 206,700        61,165         509,904       610,621
      LOE--Timber                                            0             0               0             0
      LOE--Minerals                                          0             0               0             0
      N P I Exp.                                             0             0               0             0
      Prod Tax                                          21,314        37,667          58,954       118,595
      DD&A (Fixed Assets)                              276,256       267,834       1,095,685       828,643
      Third Party Distributions                          3,500       415,986          39,767     1,115,002
            TOTAL WELL EXPENSE                        $507,770      $782,652      $1,704,310    $2,672,861
                                                      --------      --------      ----------    ----------
      Interest Expense                                  71,137       216,963         461,773       591,911

      General and Administrative Expenses              205,626       107,596         480,499       405,220
      Legal and Professional Fees                       13,182        57,762         187,567       118,808
      Financial Advisor Fees                                 0             0          30,000             0
      Shareholder Information                            5,837         3,148          23,413         6,296
      Amortization of Debt Costs                             0        17,281               0        51,843
      Amortization of Goodwill                               0             0               0             0
            TOTAL EXPENSES                            $803,552    $1,185,402      $2,887,552    $3,846,939
                                                      ========    ==========      ==========    ==========
            NET INCOME (LOSS)                       $(478,738)    $(548,212)    $(2,036,644)   $(1,420,631)
                                                    ==========    ==========    ============   ============

Primary Net Income (loss) per Common Share             $(0.02)       $(0.16)         $(0.11)        $(0.41)

Fully Diluted Net Income (Loss) per Common Share       $(0.01)       $(0.02)         $(0.06)        $(0.06)

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

DALECO RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF DEFICIT FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================



                                                          2002              2001

DEFICIT--BEGINNING OF PERIOD                      ($19,743,005)    ($18,886,706)

Net loss for the period                               (478,738)        (548,212)

Dividends on Preferred Stock                                 --               --

DEFICIT--END OF PERIOD                             ($20,221,742)   ($19,434,918)
                                                   =============   =============

                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENT


DALECO RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


                                                                       THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                   JUNE 30,         JUNE 30,              JUNE 30,         JUNE 30,
                                                                     2002             2001                  2002             2001

OPERATING ACTIVITIES
Net loss for the period                                           $(478,738)      $(548,212)            $(2,036,644)   $(1,420,631)
Items not affecting working capital
      Change in DD&A for period                                    $276,256         $267,834             $1,095,685         51,843
      Amortization of Good Will                                          --               --                     --             --
                        Subtotal                                   $276,256         $285,115             $1,095,685      $(880,486)
Items affecting Working Capital:
      (Increase) Decrease in other assets                               $--              $--              $(18,274)             $--
      (Increase) Decrease in Pre-paid Royalties                          --               --                     --              --
      (Increase) Decrease in Accounts Receivable                    383,960        (183,955)                 78,026          99,536
      Increase (Decrease) in Partnership Accrued Distributions           --               --                     --              --
      Increase (Decrease) in Trade Payables                       (182,608)          677,047            (1,351,834)       1,214,913
      Increase (Decrease) in other Accrued Expenses                  56,031               --                 12,577              --
      Gain/(loss) on Sale of Properties                                  --               --                     --              --
                        Subtotal                                   $257,383         $493,092           $(1,279,505)      $1,314,449
                                                                   --------         --------           ------------      ----------

CASH PROVIDED (USED) FOR OPERATING ACTIVITIES                       $54,901         $229,995           $(2,220,464)        $774,304
                                                                    -------         --------           ------------        --------

INVESTING ACTIVITIES
      (Increase)/decrease in Investment in Subsidiaries            $242,257              $--                $57,743             $--
      Leasing, Acquisition and Well Costs Incurred                       --               --                     --              --

CASH PROVIDED FROM/(USED FOR) INVESTING ACTIVITIES                 $247,257              $--                $57,743             $--

FINANCING ACTIVITIES
      Increase/(decrease) Notes due Related Parties                $137,000          $16,274               $137,000         $16,275
      Increase/(decrease) Other Notes due                          (20,000)               --              (281,549)              --
      Increase/(decrease) Accrued Interest                          (9,198)               --              (121,504)         362,244
      Increase/(decrease) Accrued Dividends                       (201,213)        (420,000)              (850,297)     (1,260,000)
      Dividends Paid                                               (10,000)               --               (20,000)              --
      Proceeds of Equity Issuance                                   201,081           55,000              1,428,752          55,000
      Proceeds of L/T Debt                                               --               --                     --              --
CASH PROVIDED FROM/(USED FOR) FINANCING ACTIVITIES                   97,670        (348,725)                292,402       (826,481)

NET INCREASE/(DECREASE) IN CASH FOR PERIOD                         $394,828       $(118,730)           $(1,870,319)       $(52,177)

CASH AND CASH EQUIVALENTS--BEGINNING OF PERIOD                     $235,893         $262,262             $2,501,040        $195,709
                                                                   --------         --------             ----------        --------

CASH AND CASH EQUIVALENTS--END OF PERIOD                           $630,721         $143,532               $630,721        $143,532
                                                                   ========         ========               ========        ========

            CHANGE IN CASH FY                                      $394,828       $(118,730)           $(1,870,319)       $(52,177)

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================

1.    CONTINUED OPERATIONS

The financial statements have been prepared on the basis of a going concern, which contemplates that the Company will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments that would be necessary should the Company be required to liquidate its assets. As of June 30, 2002, the Company has reported a loss of $478,738. The ability of the Company to meet its total liabilities of $11,005,956 and to continue as a going concern is dependent upon the availability of future funding, achieving profitable timber operations and successful development of newly acquired mineral assets. On July 24, 2002 ("Closing Date"), the Company entered into a $10,000,000 Equity Line of Credit Agreement with Cornell Capital Partners, L.P. ("CCP"). As part of the transaction, the Company issued to CCP a two year convertible debenture in a face amount of $300,000. The debenture is convertible into common stock at a price equal to the lessor of 120% of the final bid price on the Closing Date or 80% of the average lowest three closing bid prices as reported by Bloomberg of the Company's common stock for the five trading days immediately preceding the date of the conversion. The equity line provides for the Company to draw down $75,000 per week over a three year period. Prior to commencing its draws under the Equity Line, the Company will be filing a registration statement on Form SB-2 with the Securities and Exchange Commission.

The Company will continue to research and entertain project specific funding commitments and other capital funding alternatives if and as they become available.

As of June 30, 2002, the Company and certain of it subsidiaries were in default of certain debt obligations (See Notes 7, 8 and 10(a) below) . The holders of these instruments are working with the Company to achieve the ultimate extinguishment of the obligations.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A.    USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       B.    BASIS OF CONSOLIDATION

The consolidated financial statements of Daleco Resources Corporation (the "Company") have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries Westlands Resources Corporation, Sustainable Forest Industries Inc., Deven Resources, Inc., Tri-Coastal Energy, Inc., Clean Age Minerals, Incorporated, CA Properties, Inc. and 16/6, Inc. The Company's investments in oil and gas leases are accounted for using proportionate consolidation whereby the Company's prorata share of each of the assets, liabilities, revenues and expenses of the investments are aggregated with those of the Company in its financial statements. The Companies investments in minerals are accounted for using purchasing accounting methods.

       C.    OIL AND GAS PROPERTIES AND EQUIPMENT

The Company follows the successful efforts method of accounting for the costs of exploration and development activities. Direct acquisition costs of developed and undeveloped leases are capitalized. Costs of undeveloped leases on which proved reserves are found are transferred to proven oil and gas properties. Each undeveloped lease with significant acquisition cost is reviewed periodically and a valuation allowance provided for any estimated decline in value. Capitalized costs of proved developed leases are charged to income on the units of production basis based upon total proved reserves. The capitalized costs of these proved developed leases are written down to their projected net recoverable amount.

Costs of  exploratory  wells  found to be dry  during  the  year or  before  the issuance of these financial statements are charged against earnings in that year. Costs of successful exploration wells and development wells are capitalized. All costs of development wells and successful exploration wells are charged to earnings on a unit-of-production basis based upon proved developed reserves. Where the costs of developed wells and successful exploration wells exceed projected net recoverable amounts, such wells are written down to their

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================

projected net recoverable amount. Net recoverable amount is the aggregate of estimated un-discounted future net revenues from proven reserves less operating and production expenses.

Effective in the first quarter of 1997, the Company began assessing the impairment of capitalized costs of proved oil and gas properties and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Under this method, the Company generally assesses its oil and gas properties on a field-by-field basis utilizing its current estimate of future revenues and operating expenses. In the event net un-discounted cash flow is less than the carrying value, an impairment loss is recorded based on estimated fair value, which would consider discounted future net cash flows. SFAS 121 did not have any impact on the Company's change in method of assessing impairment of oil and gas properties and other long-lived assets.

       D.    SITE RESTORATION, DISMANTLEMENT AND ABANDONMENT COSTS

The salvage value of producing wells is expected to exceed the cost of site restoration and abandonment. As a result, no such costs are accrued in these financial statements. The Company has not accrued any costs associated with the potential abandonment and restoration of mineral extraction mine sites to date. Any required site specific restoration cost accruals will be made once mineral extraction is initiated.

       E.    PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over the straight-line method over a period of five years. The carrying value of property and equipment is impaired from time to time in addition to typical depreciation charges based on independent appraisals of the operational condition of the specific unit of property and/or equipment.

       F.    TIMBER RIGHTS

The Company has recorded the acquisition of timber rights at cost. These costs are deferred until commercial production commences. Where the costs exceed projected net recoverable amounts, the timber rights are written down to the projected net recoverable amount. Net recoverable amount is the aggregate of estimated un-discounted future net revenues from the sale of timber less operating and production expenses.

       G.    MINERAL ACQUISITION

The Company has recorded the acquisition of Clean Age Minerals, Incorporated and associated mineral rights at cost.

       H.    DEBT ISSUE COSTS

Debt issue costs as of December 31, 1998, represent those associated with the Heller Financial, Inc. loan (see Note 10) and are being amortized over a period of five years. As of March 31, 2002, all debt issuance costs had been fully amortized.

       I.    CASH AND CASH EQUIVALENTS

            Cash and cash equivalents include cash and investments with original maturities of three months or less.

       J.    FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents, receivables, and all liabilities have fair values approximating carrying amounts, except for the Heller Financial, Inc. loan for which it is not practicable to estimate fair values. The loans are to be repaid out of net cash flows. Additional interest or profit participation is payable after the payment of principal. The fair value of all debt is based on discounted cash flow analysis.

       K.    REVERSE STOCK SPLIT

Effective February 24, 1998, the majority of stockholders of the Company approved a reverse ten-for-one stock split. The effect of the reverse stock

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


split has been retroactively reflected in these financial statements. All references to the number of common and preferred shares, stock options, warrants, and per share amounts elsewhere in these financial statements and related footnotes have been restated as appropriate to reflect the effect of the reverse split for all periods presented.

3.    OIL AND GAS AND EQUIPMENT

                                                             2002         2001
                                                             ----         ----

Proven lease acreage costs                             $5,429,996   $5,429,996

Proven undeveloped lease acreage costs                  1,745,840    1,745,840

Well costs                                              5,432,145    5,432,145
                                                        ---------    ---------
                                                      $12,607,950  $12,607,950

Accumulated depletion, depreciation and amortization     6,087,950   5,682,330
                                                         ---------   ---------
                                                        $6,520,000  $6,925,620
                                                        ==========  ==========

(A)   SALE OF OIL AND GAS PROPERTIES

$878,685 in cash was received from the sale of the Company's coalbed methane properties in Alabama in December 1999 (First Quarter of Fiscal 2000). The Company reported the depreciation of these properties in its audited financial statements for the fiscal year ending September 30, 1999, but could not report the income until the net amounts were actually received during fiscal year 2000.

On September 28, 2001, effective January 1, 2001, the Company's sponsored partnership, Developing Energy Partners I, L.P. sold all of its wells in Pennsylvania and West Virginia for $3,250,000, of which $2,234,722 was received at closing and $1,015,278 was attributed to production revenues collected between January 1, 2001 and September 28, 2001.

Since the Company, as managing general partner, was responsible for the receipt and distribution of all funds from the sales of these assets, 100% of the proceeds were tabulated as part of the gross revenues of the Company on its financial statements for the relevant periods. As indicated on those statements, net funds attributable to the limited partners of Developing Energy Partners I, L.P. were shown as both a line item, "Third Party Distributions", and within the appropriate notes to those financial statements.

On or about July 31, 2002 but effective as of July 1, 2002, the Company sold all of its oil and gas properties in Pontotoc County, Oklahoma, consisting of 11 gross wells and 1.08 net wells, to the operator. These properties were marginal properties and wells with the revenues from production being just slightly above lease operating costs. Since these properties were part of the collateral for the Heller Loan (See Note 10(a)), all the proceeds from the sale went to Heller.

4.    TIMBER RIGHTS ACQUISITION

Effective September 29, 1995, the Company entered into an agreement ("Acquisition Agreement") to purchase 100% of the issued and outstanding shares of the Common Stock of Sustainable Forest Industries, Inc. ("Sustainable"), a privately held Delaware company, in exchange for 150,000 shares of Common Stock of the Company.

Prior to this, Sustainable entered into a Timber Acquisition Agreement on September 27, 1995 with Oreu Timber and Trading Co., Ltd. ("Oreu"), a Guyana corporation which is an affiliate of May Joy Agricultural Cooperative Society Ltd. ("May Joy"). Under the terms of the agreement, Sustainable has been assigned the exclusive harvesting and cutting rights for the timber concession issue by Permit No. 1367. This permit was originally granted to May Joy who subsequently assigned harvesting rights to Oreu as per an agreement dated January 3, 1995.

In exchange for the timber rights, Oreu received a 10% ownership of Sustainable. This ownership was subsequently converted to equivalent shares of the Company as a result of the acquisition of Sustainable.

The acquisition has been accounted for by the purchase method. The purchase price of $962,500 was determined based on the fair value of the 150,000 common

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


shares of the Company given to acquire Sustainable. The fair value of the net liabilities of Sustainable acquired was $65,842 resulting in consideration of approximately $1,028,500 which has been recorded as timber rights. To reflect adjustments to the carry value of these assets, the Company has taken charges accumulating $1,028,500 as of September 30, 2001.

The Company has maintained its concession rights since the inception of timber operations in 1997.

5.    MINERAL PROPERTIES

A. CLEAN AGE MINERALS, INCORPORATED. In September 2000, the Company acquired Clean Age Minerals, Inc. ("CAMI") by way of merger with the Company's wholly owned subsidiary, Strategic Minerals, Inc. CAMI has three (3) subsidiaries, CA Properties, Inc., Matrix-Loc, Inc. and Lone Star Minerals, Inc. (collectively "CAP").

      CAP owns or has under long-term lease: (a) 5,200 acres(+/-) in Marfa, Presidio County, Texas, containing high grade zeolite; (b) 5,020 acres(+/-) of calcium carbonate deposits located in the Oro Grande area, Cibola County, New Mexico; (c) five (5) mining claims located in Sierra County, New Mexico covering 800 acres(+/-) of kaolin; (d) seventeen (17) mining claims covering 1360 acres (+/-) in Grant County, New Mexico containing perlite (note: The perlite property title rights associated with the perlite claims are being disputed and may have an adverse impact on the Company's ability to the extraction of these minerals); and (e) eleven (11) zeolite mining claims covering approximately 220 acres(+/-) located in Beaver County, Utah.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


      B.    MINERALS AND EQUIPMENT
                                                  2002              2001
      Proven undeveloped lease costs       $12,609,100       $12,609,100
      Mine development costs                        --                --
      Accumulated depletion and                     --                --
      Depreciation
                                           $12,609,100       $12,609,100
                                           -----------       -----------

      C.    PREPAID ROYALTIES.

      The Company receives a credit in the nature of "prepaid royalties" for rents paid on the Marfa Zeolite Lease, Presidio County, Texas, and a portion of the New Mexico Oro Grande Limestone Lease in Cibola County, New Mexico.

6.    PATENTS & TECHNOLOGY

As part of the acquisition of Clean Age Minerals, Inc. (See Note 6(a) above), the Company also acquired U.S. Patent No: 5387738. This patent, owned by Clean Age Minerals, Inc. (previously owned by Matrix-Loc, Inc. which was acquired by Clean Age Minerals, Inc. as a result of Matrix-Loc's merger with Clean Age Minerals as of March 18, 2002), deals with a reagent and process for the remediation of water and contaminated soils. The Company's subsidiary 16/6, Inc. has applied for a patent on its I(2)Technology. (Patent Pending #09/659641) This patent application covers the ability to extract certain text documentation from existing published documents.

7.    NOTES PAYABLE

a. During the year ended September 30, 1995, the Company received $1,100,000 in return for two notes payable, with the producing wells of the Company used as collateral. Interest of 10% per annum was due monthly. In fiscal 1996, the Company repaid $300,000 of the outstanding balance. In fiscal 1997, the remaining $800,000 was converted into 16,000 shares of 10% cumulative preferred stock, at $50.00 per share ("Series A Preferred Stock"). The Series A Preferred Stock was subject to a put on August 20, 1999. The holders of the Series A Preferred Stock filed a lawsuit in the Los Angeles Superior Court, California against the Company, as well as Mr. Amir and Mr. Erlich as guarantors. Mr. Amir satisfied his obligation under his guarantee and purchased one-half, or 8,000 shares of the Series A Preferred Stock, of the 16,000 shares of the Series A Preferred Stock owned by the Kanes. The Company and Mr. Erlich entered into a Stipulation for the Entry of Judgment granting the Company until August 1, 2001 in which to satisfy the put for the remaining 8,000 shares of Series A Preferred Stock plus accumulated interest. (See Litigation Note 14). Mr. Amir converted his Series A Preferred shares into 408,163 shares of Company common stock. A portion of the dividends due Mr. Amir on the Series A Preferred Stock was paid to Mr. Amir in the third quarter of fiscal 2002. (See Note 8(a)).

b. During fiscal 1998, the Company borrowed $145,000 from four (4) persons. The debt was evidenced by Notes which matured on November 21, 1998. The Notes earned interest at 2% over the prime rate charged by the Huntingdon National Bank of Columbus, Ohio, through the maturity date, and 18% thereafter. The Note holders were also given warrants. (See Note 11(b)--Warrants) $75,000 in principal amount plus accrued interest due to Sonata Investment Company, Ltd. ("Sonata") was paid to Sonata on November 30, 2001. On June 7, 2002, Mr. Lincoln converted his Note in the amount of $20,000, plus accrued and unpaid interest of $13,528.17, into 49,818 shares of common stock. The debt was converted at a price of $.673 per share which represented the average of the bid and closing prices for the five day period prior to the conversion. Presently, only two of the 4 Notes comprising $50,000, in the aggregate, of the original $145,000 remain outstanding On August 1, 2001, the Company borrowed $42,000 from Standard Energy Company. This loan earned interest at 2% per annum. The Standard Energy Company loan was satisfied on November 30, 2001. As of June 30,2002, only two of the original four (4) notes, each in the face amount of $25,000, remain outstanding.

c. Pursuant to Paragraph 5.1 of the Agreement and Plan of Merger by and among Clean Age Minerals, Incorporated ("CAMI") and Strategic Minerals, Inc. ("SMI") and the Company dated September 19, 2000, obligations of CAMI to

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


      certain officers, directors and third parties were to have been satisfied by SMI or the Company within one (1) year of the merger. The indebtedness totaled (including the Martin Debt as defined in Note 8(b) below) $514,881 and was evidenced by Notes dated September 19, 2000. The Notes were due and payable on or before September 18, 2001 and provide for interest at the rate of 8% per annum. These Notes remain outstanding. As of June 30, 2002, the total amount payable on these notes is $586,979 representing principal of $514,881 and accrued but unpaid interest of $72,098.

8.    DUE TO (FROM) RELATED PARTIES

       (a)   DUE TO (FROM) AMIR

      Mr. Amir has entered into four (4) Notes with the Company as follows:

      (1) Note dated October 1, 1995, bearing interest at the rate of prime plus 3 percent in the principal amount of $91,062.00.

      (2) Note dated October 1, 1995 bearing interest at the rate of 7% in the principal amount of $435,884.

      (3) Note dated July 20, 1998 in the face amount of $25,000 (See Note 7(b)) bearing interest at the rate of 2% over the prime rate charged by the Huntingdon National Bank of Columbus, Ohio, through the maturity date, November 21, 1998 and 18% thereafter.

      (4) Note dated June 17, 2002 bearing interest at the rate of 7% in the principal amount of $137,000.

      As of June 30, 2002, the outstanding principal and accrued but unpaid interest on the obligations listed under numbers 1 through 4 to Mr. Amir amounted to $699,763.

      Mr. Amir was also entitled to payment of $25,000 under his Key Man Contract on June 30, 2002. (See Note 13(b)).

      Prior to conversion of his Series A Preferred Stock into common stock, Mr. Amir was entitled to have received dividends in the amount of $91,550.72 of which $59,337.72 remains outstanding (See Note 7(a)).

      As of June 30, 2002, the Company owed Mr. Amir $11,762.41 in unreimbursed expenses and $16,667 in accrued but unpaid salary.

      During 2002, the Company paid Mr. Amir $170,000 in partial payment of the accrued and unpaid interest on his notes, unreimbursed expenses and dividends attributable to the Class A Preferred Stock. These payments have been reflected in the current and prior quarterly statements. Mr. Amir subsequently advanced the Company an additional $137,000 (see 8(a)(4) above).

      As of June 30, 2002, the Company was indebted to Mr. Amir in the amount of $812,531.

(b) By virtue of the merger of Clean Age Minerals, Incorporated ("CAMI") with Strategic Minerals, Inc. on September 19, 2000, Strategic Minerals, Inc. assumed the obligation of CAMI to Mr. Robert E. Martin in the amount of $134,811 ("Martin Debt"). The Martin Debt was to have been satisfied on or before September 18, 2001 but was not and remains outstanding. As of June 30, 2002, the Martin Debt amounts to $153,593 representing $134,811 in principal and $ 18,782 in accrued but unpaid interest. The Martin Debt is evidenced by a Note providing for an annual rate of interest of 8%.

(c) NOVINSKIE DEBT. Under the terms of Mr. Novinskie's employment agreement (See Note 13(b)), Mr. Novinskie was to have received a cash bonus of $25,000 as of June 30, 2002. This bonus was not paid. As of June 30, 2002, the Company owed Mr. Novinskie $38,120 in unreimbursed expenses and $16,667 in accrued but unpaid salary and $25,000 in accrued and unpaid bonuses (as discussed previously).

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


9.    DEBENTURES

                                            2002        2001
                                            ----        ----

            8% Convertible Debentures    $30,000     $30,000
                                         -------     -------

       A.    7% CONVERTIBLE DEBENTURES

      On May 31, 1996 the Company issued $1,000,000 of 7% convertible debentures with interest payable in cash or stock on a semi-annual basis, and a term of three years. The placement agent's fees were 10% of the gross proceeds and 10,000 warrants at $10.00, with an expiration date of May 30, 2001 (see Note 12). The debentures could be converted after a holding period of: (a) as to 50% of the principal amount, 40 days (July 10, 1996), and
      (b) the remaining 50%, 60 days (July 30, 1996). The debentures are convertible into the Company's Common Stock at the lessor of (1) a 35% discount on the previous five day average closing bid price at conversion, or; (2) the previous day average closing bid price at closing (May 31, 1996). As of December 31, 1996, $600,000 of the 7% debentures had been converted into 107,712 common shares. The remaining balance was converted into 132,916 common shares during 1997.

       B.    8% CONVERTIBLE DEBENTURES

      On September 11, 1996, the Company issued $1,310,000 worth of 8% convertible debentures with interest payable in stock only and accruing until conversion or redemptions after the term of two years. The placement agent's fees were 10% of the gross proceeds and 12,111 warrants at $10.07 expiring November 16, 2001. The debentures may be converted after a holding period of 45 days after closing at the lessor of: (1) the fixed conversion price ($10.171875), or (2) 75% of the average closing bid price for the five trading days immediately preceding the date of conversion. As of June 30, 2000, $1,280,000 of the 8% debentures had been converted into 981,322 common shares.

10.   LONG-TERM DEBT

Long-term debt of the Company consists of the following:

       A.    HELLER FINANCIAL, INC.

      In August 1997, the Company entered into an arrangement with Heller Financial, Inc. ("Heller") whereby Heller agreed to provide the Company with up to $15,000,000 to rework existing horizontal wells, re-complete its vertical wells as horizontal wells, and develop additional acreage. Under the terms of the agreement, all of the properties of Westlands were transferred to a newly formed limited partnership, Tri-Coastal Energy, L.P., the general partner of which is Tri-Coastal Energy, Inc., (Tri-Coastal) and the sole limited partner of which is Westlands. Westlands is also the sole shareholder of Tri-Coastal Energy, Inc. The amount outstanding (principal and accrued interest) under this arrangement as of June 30, 2002 and 2001, was $6,982,954 and $7,017,390, respectively.
      Interest on the borrowings is at prime plus 2%. Principal is paid out of 85% of the net cash flow from the properties. Additional interest is payable from 50% of the net cash flow from these properties after the payment of principal. In January 1999, Heller declared the loan to be in default, as a result of the pledged properties failure to generate the required interest payments. This was solely attributable to the decrease in the low worldwide prices for oil. As a result, the full amount of the Heller Loan has been reclassified as current debt. With the recovery of oil prices, the Heller Loan has come back into compliance, however, Heller has not rescinded its default notice. The obligations to Heller are non-recourse to the Company and payable solely out of the oil and properties pledged to Heller as collateral.

       B.    SONATA INVESTMENT COMPANY, LTD.

      During the third quarter of fiscal 1997, Sustainable entered into a loan agreement with Sonata Investment Company, LTD. for $250,000, which remained outstanding as of December 31, 2000. Sustainable had the right to request an additional $250,000 prior to December 31, 1999, which was not exercised. The Company and Westlands were guarantors of the loan with Westland's (now Tri-Coastal Energy, L.P.) wells being pledged as collateral, subordinated to the Heller Financing. The loan was to have been repaid out of 25% of Sustainable's net cash flow with any remaining balance due by December 31, 1999. Interest is at 12%. In addition, Sonata received a profits participation of 25% of the net profits of Sustainable while the loan was outstanding and 20% after the loan is repaid (after payout). While the obligations were outstanding, Sonata sought and the

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================

      Company agreed to grant Sonata additional collateral to secure its loan in the nature of a security interest in the Patent then owned by Matrix-Loc and the mineral leases owned by subsidiaries of CAMI. The totality of the Sonata debt, plus all accrued and unpaid interest was satisfied on November 30, 2001, and all collateral for the loan was released.

       C.    PNC BANK LOAN

      During the fourth quarter of fiscal 1998, Deven Resources, Inc. obtained a term loan of $300,000 with interest at prime plus 12%. Principal was due at $25,000 per quarter. The loan was secured by specific properties owned by Deven. This loan was paid off on December 15, 1999 through the sale of Deven's Net Profits interests in certain properties in Armstrong and Fayette Counties, Pennsylvania.

       D.    FIRST REGIONAL BANK

      In September 1998, the Company assumed a $100,000 loan with First Regional Bank when it acquired Haly Corporation. Interest is at 6.9% and the loan matures December 12, 2002. The loan is secured by personal assets of an officer of the Company.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================



11.   CAPITAL STOCK

                                                                                                     NUMBER OF
                                                                                                      SERIES B
                                                                         NUMBER OF SERIES            PREFERRED
                                             NUMBER OF COMMON                 A PREFERRED           SHARES PAR
                                            SHARES, PAR VALUE           SHARES PAR VALUE           VALUE $0.01
                                              $0.01 PER SHARE         $0.01 PER SHARE(1)         PER SHARE (1)
                                              ---------------         ------------------         -------------


Balance as of June 30, 2001                        3,452,574                      16,000             2,001,800

Issued pursuant to the Terra Silex                   817,728
Agreement
Issued for the acquisition of 16/6,  Inc.          1,000,000
Issued  for  development of Natural                  300,000
Resource Exchange Issuance to Kanes                   50,000
Issuance to SCOA                                     640,000
Issuance on conversion of Series A                   408,163                     (8,000)
Preferred Stock
Issuance on the conversion of                     12,513,774                                       (1,626,800)
Series B Preferred
Balance as of June 30, 2002                       19,182,239                       8,000               375,000


(1) On February 28, 2002, the Shareholders approved an amendment to the Articles of Incorporation of the Company, providing for an increase in the authorized common stock of the Company from 20,000,000 shares to 50,000,000 shares of Common Stock. The Shareholders also approved the change of the Company's state of incorporation from Delaware to Nevada. This was effected through the merger of Daleco Resources Corporation, a Delaware corporation ("Old Daleco") with and into Daleco Resources Corporation of Nevada, a Nevada corporation ("New Daleco"). The merger was consummated as of March 26, 2002. The Articles of Incorporation of New Daleco provide for authorized capital stock of 50,000,000 shares of common stock, par value $0.01 and 20,000,000 shares of preferred stock, par value $0.01.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================



       A.    COMMON STOCK OPTIONS
                                               2002           2001
                                               ----           ----
            Outstanding and Exercisable (3)
             at beginning of period       6,110,000      3,610,000

            Canceled                      (414,384)      (125,000)

            Granted                             ---      2,500,000

            Reclassified(1)                (85,616)          -----

            Exercised                           ---          -----

            Outstanding and Exercisable(2)
             at end of period             5,610,000      6,110,000
                                          ---------      ---------

      (1) These shares were reclassified as a grant under the Key Man Contracts with Mr. Amir and Mr. Novinskie. Previously they were included as options. The exact amount of the grant was not determinable until June 30, 2002 when the exercise price of the $25,000 portion of the $50,000 Key Man Contract bonus was to be paid to Mr. Novinskie and Mr. Amir in common stock.

      (2) Of the 5,610,000 options outstanding, 5,110,000 are held by current officers, directors and employees of the Company. The exercise price for the options held by insiders range from $0.25 per share to $2.19 per share.

      On November 16, 2001, the Company entered into Key Man Employment Contracts with Mr. Dov Amir, Chairman of the Board of Directors and Chief Executive Officer of the Company, Mr. Gary J. Novinskie, President and Chief Operating Officer of the Company, and Mr. Robert E. Martin, a Director of the Company and President of Clean Age Minerals, Inc. (previously Strategic Minerals, Inc., see merger discussion). Under the employment agreements (see Note 13 below), Messrs. Amir and Novinskie were granted options for 500,000 shares of common stock and Mr. Martin was granted options for 1,000,000 shares of common stock. All these options expire on the third anniversary of the vesting of the options or two years after the key man ceases to be an employee of the Company. The exercise price for Mr. Martin's options are priced at $1.08 per share, 90% of the average closing price for the common stock for the five business days prior to October 1, 2001. The exercise price for Messrs. Amir's and Novinskie's options is 90% of the average closing price for the common stock at the close of business for the five trading days immediately preceding June 30, 2002. The exercise price was determined to be $0.526 per share Mr. Amir and Mr. Novinskie received a signing bonus under the Key Man Contracts of $50,000, $25,000 of which is to be paid in common stock on or before June 30, 2002, at a price equal to the average closing price for the common stock for the five business days preceding the date of issuance. Mr. Amir and Mr. Novinskie were each awarded 42,808 shares under this grant.

      On September 11, 2000 the Board of Directors of the Company granted options for 3,500,000 shares of common stock to three directors, one officer and an employee of the Company. Messrs. Amir and Novinskie officers and directors of the Company, were each awarded options for 1,000,000 shares. Ms. Spencer, the Secretary of the Company, was granted an option for 250,000 shares and an employee, Mr. Payne, the Controller, was awarded an option for 250,000. Mr. Trainor, a director, was awarded options for 1,000,000. Mr. Trainor's options were transferred to his law firm in accordance with his firms policies. Subsequently, Mr. Trainor's law firm assigned to him options for 500,000 of the 1,000,000 originally granted. The 3,500,000 options are exercisable at a price of $.25 per share which was above the fair market value of the Company's stock at the time of issue. The options were granted for service and dedication to the Company to the recipients who while not being currently paid or paid at a wage scale substantially below market continued to work for the benefit of the Company and the shareholders. These options vested upon their grant.

      (3) The Company accounts for all stock-based compensation (options) in accordance with the Financial Accounting Standard Boards Statement of Financial Accounting Standards No. 123 (SFAS 123). SFAS 123 permits the Company's use of the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. Under SFAS 123, the fair value of stock options and compensation costs are measured as of the grant date.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================

       B.    COMMON STOCK WARRANTS

      Common Stock warrants outstanding at June 30, 2002, consist of the following(1):

                                                                   PRICE PER
ISSUANCE                     EXPIRATION DATE     AMOUNT (1)          SHARE
--------                     ---------------     ----------          -----
Financing Sources (2)      August 10, 2002 to                      $0.55 to
                            November 20, 2005      724,579           $2.50

Terra Silex Warrant (3)     December 31, 2006      250,000           $1.25

SCOA Warrants(4)            November 15, 2006     2,240,000     $2.00 to $3.00

       (1)   COMMON STOCK WARRANTS ATTACHED TO DEBENTURE

      In connection with the issuance of the 8% convertible debentures in September 1996; a number of warrants were granted to the holders of the debentures, the agents, and subagents who placed the debentures.

      On June 8, 2002, warrants for 65,500 shares with an exercise price of $10.81 per share expired. Those warrants were issued as part of the Company's issuance of 8% convertible debentures in 1996. With the expiration of these warrants, no warrants remain outstanding from the issuance of the 8% convertible debentures.


       (2)   FINANCING SOURCES

      On July 21, 1998, a total of 263,638 warrants expiring on November 20, 2005 were granted to four persons who loaned the Company a total of $145,000 in July 1998. (See Note 7b). The warrants may be exercised at any time before the expiration date at an exercise price of $0.55. On August 9, 2001, the expiration date for a total of 25,000 warrants was extend to August 10, 2002 for warrants previously granted (August 26,1997) to Kane interests as consideration for extending the time period on the redemption of their remaining Class "A" Preferred Shares. The exercise price of the "Kane Warrants" at any time before the expiration date is $2.50.

      On November 28, 2001, a total of 435,941 warrants to purchase common stock were granted to Sonata Investment Ltd (warrants for 395, 273 shares of common stock ("Sonata Warrant")) and Standard Energy (warrants for 40, 668 shares of common stock ("Standard Warrant")) as consideration for entering into the Loan Conversion Agreement dated August 1, 2001. The Loan Conversion Agreement extended the date by which the Company had to satisfy its obligations to both Sonata Investment Company, Ltd. ("Sonata") (See
      Note 10(b)) and Standard Energy Company ("Standard") and granted both Sonata and Standard the right to convert the debt into common stock of the Company at such time as the Company advised Sonata and Standard of its intent to satisfy the Company's obligations to one or both entities. Sonata and Standard are affiliated entities. The exercise price was fixed at $1.05. The Sonata and Standard Warrants were to have expired August 1, 2002. However, the Company agreed to extend the termination date of the Sonata and Standard Warrants until July 31, 2004 in exchange for Sonata's relinquishing its twenty percent (20%) interest in the net profits of the Company's subsidiary Sustainable Forest Industries, Inc. (See Note 10(b))

       (3)   TERRA SILEX WARRANT

      Under a Stock Purchase Agreement dated September 11, 2001 by and among the Company and Terra Silex Holding, LLC, Terra Silex was granted a warrant for 250,000 shares ("Terra Silex Warrant") at an exercise price of $1.25 The Terra Silex Warrant expires on December 31, 2006.

       (4)   SUMITOMO WARRANTS

      Under a Stock Purchase Agreement by and among Sumitomo Corporation of America ("SCOA") and the Company dated as of November 16, 2001, SCOA was granted warrants for 1,700,000 shares of common stock with a five (5) year term at exercise prices ranging from $2.00 per share for the first 850,000

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================


      shares, $2.50 per share for the next 510,000 shares and $3.00 per share for the remaining 340,000 shares. The Company and SCOA also entered into a Master Distribution and Marketing Agreement dated as of November 16, 2001 under which SCOA was granted warrants for 540,000 shares. These warrants have a five (5) year term and have an exercise price of $2.00 per share for the first 108,000 shares, $2.50 pen share for the next 162,000 shares and $3.00 per share for the remaining 270,000 shares.

       C.    NET INCOME PER SHARE

      Net income per share was calculated on the primary basis of the weighted average number of common shares outstanding which amounted to 19,182,239 for the period ended June 30, 2002 (2001 -- 3,452,574). For the periods ending June 30, 2002 and 2001, the exercise of the options and warrants outstanding as at year end did not have a dilutive effect on the net income per share.

       D.    PAYMENT OF ACCRUED DIVIDENDS

      $603,024 of accrued dividends attributable to the 8% Cumulative Convertible Preferred Stock issued in the acquisition of CAMI ("CAMI Preferred") was paid in 480,998 shares of Common Stock upon conversion of 1,626,800 shares of the CAMI Preferred Stock to Common Stock commencing October, 2001 through June 30, 2002. See also Note 16, regarding payment of accrued dividends on the Series A Preferred Stock held by the Kanes through June 30, 2002.

12.   INCOME TAXES

The Company has no current and deferred taxes payable. The Company and its subsidiary have significant tax losses to be applied against future income. The subsidiary Company's tax filings show net operating losses to be applied against future taxable income in the amount of approximately $27 million to be utilized in various years through 2009. The tax benefit of these losses is estimated to be approximately $10 million. No potential benefit of these losses has been recognized in the accounts.

13.   EMPLOYMENT CONTRACTS AND COMMITMENTS

a. In connection with the acquisition of Sustainable and under a Management Agreement dated April 17, 1995, the Company agreed to engage two key officers for a period of seven years ending April 17, 2002. The two key officers are entitled to a base salary of $75,000 plus additional incentive payments each based upon a percentage of net income of Sustainable. At the time of termination for any reason, the key officers are entitled to a severance payment equal to the total of the annual base salary plus additional annual incentive payments he is then receiving multiplied by the remaining years, or portions thereof, of the contract period. During fiscal 1997, the Company reached a settlement with one of the officers in the total amount of $60,000 to be paid at $5,000 per month through February 1998. The one remaining SFI employment contract expired in accordance with its terms on April 17, 2002 and was not renewed. The Company retains the services of the employee. As of June 30, 2002, Mr. Novinskie and Mr. Amir's employment contracts provided for bonuses of $50,000 each to be paid one-half in common stock and one-half in cash. The price of the stock to be issued was determined by taking the closing average of the bid and asked price for the Company's stock for the five
      (5) trading days preceding June 30, 2002. (See Note 13(b) below).

b. On November 16, 2001, the Company entered into a Stock Purchase Agreement with SCOA ("SCOA SPA"). As a condition to the closing of the SCOA SPA, SCOA required that the Company enter into Key Man Employment Contracts ("Key Man Contracts") with Messrs. Robert E. Martin, Gary J. Novinskie and Dov Amir. The Key Man Contracts are for an initial three (3) year term. The Key Man Contracts provide for acceleration of the vesting of incentive options should the Key Man be terminated prior to the expiration of the term of the Key Man Contracts. Each of Messrs Novinskie and Amir are granted options for 500,000 shares of Company Common Stock while Mr. Martin was granted options for 1,000,000 shares of Common Stock. There are like provisions for the acceleration of the salary due each employee over the life of the Contract. (See Note 11a.) The Key Man Contract also provided for a bonus to Messrs. Novinskie and Amir of $50,000 to be paid one-half in cash and one-half in stock. (See Note 13(a) above). Mr. Novinskie's cash bonus has not been paid. Mr. Amir's bonus was debted against an advance given to Mr. Amir in the third quarter. (See Note 8.) Under Mr. Martin's Key Man Contract, he was granted a salary of $50,000 for the six month period April 1, 2002 through September 30, 2002 ($8,333.34 per month), and $100,000 per year for the remaining two

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================

      (2)years of his Key Man Contract. In accordance with his contract, the Company commenced paying Mr. Martin's salary as of April 1, 2002.

14.   LITIGATION SETTLEMENT AND PENDING LITIGATION

a. SOUTHLAND DRILLING COMPANY, A DIVISION OF TRIAD DRILLING COMPANY V. WESTLANDS RESOURCES CORPORATION. Daleco Resources Corporation and Tri-Coastal Energy. L.P., Cause No. 98-34542, In the 270th Judicial District Court of Harris County, Texas. On or about July 21, 1998, Southland Drilling Company ("Southland") commenced a lawsuit against the Company and its subsidiaries Westlands and Tri-Coastal. The lawsuit sought to recover the amount of $260,577.66 allegedly due and owing for work performed on the DRC GA #3 Well and the DRC VI #1 Well, Burleson County, Texas. The Company settled this matter by the filing of a Joint Motion for Entry of Agreed Judgment on December 1, 2000. Under the terms of the agreement, the Company is obligated to pay Southland $300,000 ("Settlement Amount") and has given a judgment note in that amount to Southland. The Company had 90 days from settlement in which to pay the note during which period Southland will forbear from taking any action. The Company failed to pay the Settlement Amount within the allotted 90 day period. As part of the Terra Silex Agreement, Terra Silex acquired the Southland Judgment from Southland and filed a release and satisfaction of the Southland Judgment.

b. KANE V. DALECO RESOURCES CORP., ET. AL. On or about January 14, 2000, Stanley B. Kane, et. al. commenced an action in the Superior Court, Los Angeles, California to enforce their right to have the Company repurchase 16,000 shares (stated value $50,000 purchase) of Series A, 10% Cumulative Preferred Stock. The Plaintiffs had the right to put the stock to the Company on August 20, 1999, which they did. Although the Company continued to pay quarterly interest on the Series A Preferred Stock, it did not redeem the shares due to its lack of liquidity. Also named in the suit were Messrs. Dov Amir (a current officer and director of the Company) and Mr. Louis Erlich (who was an officer and director of the Company at the time of the issuance of the Series A Preferred Stock) who had given personal guaranties to the Plaintiffs.

      Mr. Amir satisfied his obligation under his guaranty to purchase one-half on 8,000 shares from the Plaintiffs. The Company entered into Stipulation for the Entry of Final Judgment and Judgment thereon as to Daleco Resources Corporation, pursuant to which the Company shall have until August 1, 2001 in which to redeem the remaining 8,000 shares for $400,000 plus accrued interest through the date of settlement at a rate of ten percent (10%) per annum. The Kanes have been granting the Company an extension of the August 1, 2001 date on a month to month basis. On December 7, 2001, the Company paid the Kanes $90,000 representing all accrued and unpaid dividends on the Series A Preferred Stock through December 31, 2001. The Company has paid all dividends due and payable to the Kanes for periods through the fiscal quarter ending March 31, 2002. Payments for the current quarter (ending June 30, 2002), in the amount of $10,000, are still outstanding.

      Mr. Erlich has filed a Cross Complaint against the Company for payment of his obligation under his guarantee.

c. ELIZABETH MCFADDEN V. BBC/DRI BLACKLICK JOINT VENTURE, BELDEN & BLAKE CORPORATION AND DEVEN RESOURCES, Inc., Civil Action--Equity, No. 50640 CD 2001, Court of Common Pleas, Indiana County, Pennsylvania.

      This action was commenced by Plaintiff to prevent Belden & Blake Corporation from laying a pipeline and utilization of an easement across Plaintiffs property. Plaintiff's action had been dismissed once, and Plaintiff had refiled the complaint allegedly addressing new issues and adding Deven Resources, Inc. as a new defendant.

      Developing Energy Partners I, L.P. ("DEP"), for which Deven Resources, Inc. ("DRI") was the general partner, owned a 40% interest in BBC/DRI Blacklick Joint Venture ("Joint Venture"). Belden & Blake Corporation ("BBC") owned the remaining 60% of the Joint Venture prior to September 28, 2001 at which time it acquired the 40% interest held by DEP. The pipeline and utilization of the easement by BBC which are the subject of this action are attributable to wells drilled on acreage under lease to the Joint Venture ("BBC Wells"). DEP went non-consent on the BBC Wells. Under the Joint Venture agreement, since DEP went non-consent on the BBC Wells, DEP had no responsibility or liability for any costs associated with the BBC Wells. Since the pipeline and easement usage across the lands of the Plaintiff was exclusively related to the BBC Wells, DEP had no liability for the costs associated with this lawsuit. The relief sought by the lawsuit is to enjoin BBC from laying its lines across the Plaintiffs property and for damages to the surface of Plaintiffs property resulting from BBC's actions.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS
ENDED JUNE 30, 2002 AND 2001--PREPARED BY MANAGEMENT (UNAUDITED)
===============================================================================

Under the terms of the agreement covering the sale of DEP's 40% interest in the Joint Venture, BBC agreed to indemnify and hold DEP and its general partner, DRI, harmless from and against any and all damages and costs, if any, arising out of the McFadden litigation.

15.   ACQUISITIONS

      CLEAN AGE MINERALS, INCORPORATED

CAMI, a Nevada corporation, was acquired by the Company through a merger with the Company's newly formed subsidiary, Strategic Minerals, Inc., a Nevada corporation, on September 19, 2000 Strategic Minerals, Inc. was the surviving corporation which subsequently changed its name to Clean Age Minerals, Incorporated. The Shareholders of CAMI received 2,001,800 shares of Daleco Resources Corporation Series B, 8% Cumulative Convertible Preferred Stock, stated value $10.00, par value $.01, in exchange for 20,018,000 shares of CAMI Common Stock constituting all of the capital stock of CAMI. CAMI, through its subsidiaries CAP and Lone Star owns in fee and leasehold interests in non-metallic minerals in the States of Texas, New Mexico and Utah. The Company does not presently mine its minerals. Additionally, the Company acquired, as part of the merger, a patented process utilizing many of the minerals owned or under lease to the Company, for the cleansing and decontamination of water and soils.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and
Stockholders of Daleco Resources Corporation


      We have audited the accompanying consolidated balance sheets of Daleco Resources Corporation and subsidiaries as of September 30, 2001 and September 30, 2000, and the related consolidated statements of loss, deficit, and cash flows for each of the two years ended September 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated statements based on our audit.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Daleco Resources Corporation and subsidiaries as of September 30, 2001 and 2000, and the results of operations and its cash flows for each of the two years then ended September 30, 2001, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant recurring net losses, negative operating cash flow, and has uncertainly relative to full recoverability of assets including Clean Age Minerals, Inc., which raise some doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                           /s/ Jay J. Shapiro
                                           ------------------------------------
                                           Jay J. Shapiro, C.P.A.
                                           A Professional Corporation

Encino, California
January 15, 2002


DALECO RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2001 AND 2000

                                                                2001           2000
                                                            ------------   -----------

ASSETS
  Current Assets
   Cash Accounts                                            $   2,501,040   $   109,235
   C/Ds                                                            75,000        75,000
   Account receivables                                            310,936       838,649
   Jib Receivables                                                     --            --
   Prepaid Mineral Royalties (note 5c)                            409,642             -
   Other Current Assets                                            18,274        11,474
                                                            -------------   -----------
    Total Current Assets                                     $  3,314,891   $ 1,034,358
                                                            -------------   -----------

Other Assets
  Investment in Mining Joint Venture                        $          -- $          --
  Goodwill                                                        813,357       813,357
  Accumulated Amortization Goodwill                             (813,357)       813,357
    Net Goodwill                                                       --            --
  Debt Placement Costs                                            584,815       584,815
  Accumulated Amortization                                      (584,815)     (515,689)
    Net Debt Placement Costs                                           --        69,126
  Equity Placement Costs                                               --            --
  Accumulated Amortization Equity Costs                                --            --
    Net Equity Placement                                               --            --
  Other Assets                                                         --            --
                                                            -------------   -----------
    Total Other Assets                                      $          --   $    69,126
                                                            =============   ===========

Fixed Assets
  Oil and Gas Properties (note 3)                           $  12,607,950   $12,607,950
  Accumulated DD&A                                            (5,807,950)   (5,563,687)
    Net Oil and Gas Property                                    6,800,000     7,044,263
  Mineral Properties (note 5)                                  12,609,100    12,609,100
  Accumulated DD&A                                                     --            --
    Net Mineral Property                                       12,609,100    12,609,100
  Timber Properties (note 4)                                    1,028,342     1,028,342
  Accumulated DD&A                                            (1,028,342)     (728,342)
    Net Timber Property                                                --       300,000
  Technology/Patent Rights (note 6)                             7,767,000     6,594,500
  Accumulated DD&A                                              (633,363)             -
    Net Tech./Patent Rights                                     7,133,637     6,594,500
  Property, Equipment, Furniture & Fixtures                       485,648       485,648
  Accum. Depr (P, E, P & P)                                     (173,020)      (90,878)
    Net (P, E, P & P)                                             312,628       394,770
  Leasehold Improvements                                               --            --
  Accu. Amort. (Lease Improvements)                                    --            --
    Net Lease Improvements                                             --            --
                                                            -------------  ------------
    Total Fixed Assets                                      $  26,855,365   $26,942,633
                                                            =============  ============
    Total Assets                                            $  30,170,256   $28,046,117
                                                            =============   ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS



DALECO RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2001 AND 2000

                                                                2001           2000
                                                            ------------   -----------


LIABILITIES
  Current Liabilities

   Trade A/P                                                 $ 1,403,176      $  1,782,021
   Notes Payable (note 7)                                        559,881           586,237
   Note Due related Pty (note 8)                                 633,489           536,446
   HFI Financing (note 10a)                                    5,154,783         5,154,783
   Loans--1st Regional (note 10d)                                100,000           100,000
   Sonata and Standard Energy Financing (notes 7b and 10b)       349,092           307,092
   Accrued Interest Expense (notes 10a and 10b)                2,188,226         1,863,254
   Accrued Dividend Expense (notes 11d and 16)                 1,701,689            58,311
   Accrued Expense Reimbursements                                 43,454            54,816
   Accrued Salary Expense                                        111,220                --
    Total Current Liabilities                                $12,245,009      $ 10,442,959

   Long Term Debt                                            $        --      $         --

    Total Long Term Debt                                     $        --      $         --

                                                             $12,245,009      $ 10,442,959

EQUITY
  Beginning Retained Earnings                                $(16,674,186)    $(15,670,775)
  Current Period Income/(loss)                                 (1,510,911)      (1,003,411)
  Add. Paid in Capital                                          36,041,640       34,386,140
  Preferred Stock (note 11)                                         20,178           20,178
  Common Stock (note 11)                                            48,526           31,026
                                                             -------------    -------------
    Total Equity                                             $  17,925,247    $  17,763,158
                                                             -------------    -------------
    Total Liabilities and Equity                             $  30,170,258    $  28,206,117
                                                             =============    =============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


DALECO RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF LOSS
AS OF SEPTEMBER 30, 2001 AND 2000

                                                                2001           2000
                                                            ------------   -----------

Revenue
  Oil and Gas Sales                                         $     3,644,442   $   3,191,750
  Net Profit Interest Receipts                                           --          10,541
  Royalty Receipts                                                   29,358          18,915
  Timber Sales                                                           --              --
  Mineral Sales                                                          --              --
                                                            ---------------   -------------

   Total Operating Income                                   $     3,673,800   $   3,221,206
                                                            ---------------   -------------

  Interest Income                                                        --              --
  Well Management                                                   264,339         383,597
  Ptr. Management                                                    52,078          96,646
  Other Income                                                    2,234,722         878,685
                                                            ---------------   -------------

   Total Other Income                                       $     2,551,139   $   1,358,928
                                                            ---------------   -------------

   Total Income                                             $     6,224,939   $   4,580,134
                                                            ===============   =============
Expenses

  Lease Operating Expenses -- Oil and Gas                   $     1,186,240   $   1,127,436
  Lease Operating Expenses -- Timber                                     --              --
  Lease Operating Expenses -- Minerals                               73,288              --
  Net Profit Interest Expenses                                           --              --
  Prod Tax                                                          136,333         136,667
  DD&A (includes Depreciation) (note 4)                           1,459,768         713,775
  Third Party Distributions                                       3,007,617       1,750,410
                                                            ---------------   -------------

   Total Property Expense                                   $     5,863,246   $   3,728,288
                                                            ---------------   -------------

Interest Expense                                                    781,443         928,776
  General and Administrative Expenses                               601,238         402,593
  Legal and Professional Expenses                                   408,207         413,692
  Financial Advisor Fees                                                 --              --
  Shareholder Information                                            12,592           6,509
  Amortization of Debt Costs                                         69,124         103,689
  Amortization of Goodwill                                               --              --
                                                            ---------------   -------------

  Total Expenses                                            $     7,735,849   $   5,583,547
                                                            ===============   =============

Net Income (Loss)                                           $   (1,510,910)   $ (1,003,413)
                                                            ===============   =============

Basic and Fully Diluted Net Loss per Share (note 12(c))     $ (0.31)/$0.06)   $0.32/$(0.04)
                                                            ===============   =============



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS



DALECO RESOURCES CORPORATION
CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
AS OF SEPTEMBER 30, 2001 and 2000


Common Stock Outstanding                                        2001           2000
-------------------------------------------------------      -----------   -----------
Shares
  Beginning of Period                                            3,102,574      3,102,574
  Issued                                                         1,750,000              0
  Cancelled                                                              0              0
  End of Period                                                  4,852,574      3,102,574
                                                             -------------  -------------
   Value at Par ($.01/Share)                                 $      48,526  $      31,026

Preferred Stock Outstanding
  Shares Class "A"
   Beginning of Period                                              16,000         16,000
   Issued                                                                0              0
   Converted to Common                                                   0              0
   Canceled                                                              0              0
   End of Period                                                    16,000         16,000
                                                             -------------  -------------
    Value at Par ($.01/Share)                                $         160  $         160

  Shares Class "B"
   Beginning of Period                                           2,001,800              0
   Issued                                                                0  $   2,001,800
   Converted to Common                                                   0              0
   Cancelled                                                             0              0
   End of Period                                                 2,001,800      2,001,800
    Value at Par ($.01/Share)                                $      20,018  $      20,018
                                                              ------------  -------------
    Preferred Value at Par ($.01/Share)                      $      20,178  $      20,178

Additional Paid in Capital
  Beginning of Period                                        $  34,386,140  $  14,388,258
  Equity Placements-Capital                                        496,000            ---
  Equity Placements-Acq.                                         1,159,500     19,997,882
                                                              ------------  -------------

   End of Period                                             $  36,041,640  $  34,386,140

Accumulated Retained Earnings/(Deficit)
  Beginning of Period                                        $ (16,674,186) $(15,670,775)
  Income/Loss for Year                                       $ (1,510,910)  $ (1,003,411)
                                                             -------------  -------------

   End of Period                                             $(18,185,096)  $(16,674,186)

Equity
  Beginning of Period                                        $  17,763,158  $ (1,251,329)
  End of Period                                              $  17,925,248  $  17,763,158
                                                             -------------  -------------

Change in Equity for Period                                  $     162,090  $  19,014,487

DALECO RESOURCES CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
AS OF SEPTEMBER 30, 2001 and 2000

                                                                2001           2000
                                                            ------------    ------------


Operating Activities
  Net income loss for the year                              $(1,510,910)    $(1,003,413)
  Items not affecting working capital depletion:
  Change in depletion, depreciation, and amortization for      1,459,768         713,775
   period
  Debt amortization                                               69,124         103,689
  Amortization of Good Will                                      215,011              --
                                                            ------------    ------------
   Sub Total:                                                  1,743,903         817,464
                                                            ------------    ------------

Items affecting working capital depletion
  (Increase)/Decrease in Other Assets                            (6,800)        (11,474)
  (Increase)/Decrease in pre-paid royalties                    (409,642)              --
  (Increase)/Decrease in account receivables                     527,713         308,059
  Increase/(Decrease) in Partnership Accrued Distributions     1,133,000     (1,389,286)
  Increase/(Decrease) in Trade Payables                        (378,844)          54,816
  Increase/(Decrease) in other Accrued Expenses                   99,858              --
  Gain (loss) on sale of oil and gas properties                       --           6,126
                                                            ------------    ------------
   Sub Total:                                               $    965,286    $(1,031,759)
                                                            ------------    ------------

Cash provided (used) by operating activities                $    983,268    $  1,217,708

Investing Activities
  (Increase)/Decrease in subsidiary/other investments        (1,172,500)       (426,847)
  Leasing, Acquisition and Well Costs Incurred                        --             --
  Cash provided from/(used for) Investing Activities        $(1,172,500)    $  (426,847)
                                                            ------------    ------------

Financing Activities
  Increase/(decrease) in Notes due Related Parties          $     97,043    $     47,907
  Increase/(decrease) in Other Notes Due                          15,644         773,329
  Increase/(decrease) in Accrued Interest                        324,972         732,983
  Increase/(decrease) in accrued Dividends                     1,643,378        (58,311)
  Dividends Paid                                                      --          21,689
  Proceeds of Equity Issuance                                    500,000              --
  Proceeds of Long Term Debt                                          --              --
                                                            ------------    ------------

Cash provided from/(used for) financing activities          $  2,581,037    $  1,634,219
                                                            ------------    ------------

Net Increase/Decrease in cash for period                    $  2,391,805    $   (10,336)
                                                            ============    ============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

DALECO RESOURCES CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
AS OF SEPTEMBER 30, 2001 and 2000

                                                                2001           2000
                                                            ------------    ------------


Increase/(Decrease) in Cash and Cash Equivalents             $2,391,805    $  (10,336)
Cash and Cash Equivalents - Beginning of Period              $  109,235    $   119,571
                                                            -----------    -----------

Cash and Cash Equivalents - End of Period Cash              $ 2,501,040    $   109,235
                                                            ===========    ===========
Supplemental Information:
Income Taxes paid                                                     0              0

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000





1.    CONTINUED OPERATIONS

The financial statements have been prepared on the basis of a going concern, which contemplates that the Company will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments that would be necessary should the Company be required to liquidate it assets. As of September 30, 2001 the Company has reported a loss of $1,290,951. The ability of the Company to meet its total liabilities of $11.7 Million and to continue as a going concern is dependent upon the availability of future funding, achieving profitable timber operations and successful development of newly acquired mineral assets.

As of September 30, 2001, certain of the Company's subsidiaries were in default of certain debt obligations.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


A.    USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


B.    BASIS OF CONSOLIDATION

The consolidated financial statements of Daleco Resources Corporation (the "Company") have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries Westlands Resources Corporation ("Westlands", Sustainable Forest Industries Inc. ("Sustainable"), Deven Resources, Inc.("Deven"), Tri-Coastal Energy, Inc., Haly Corp., Clean Age Minerals, Incorporated, CA Properties, Inc., Lone Star Properties, Inc., Matrix-Loc, Inc. and 16/6, Inc. The Company's investments in oil and gas leases are accounted for using proportionate consolidation whereby the Company's prorata share of each of the assets, liabilities, revenues and expenses of the investments are aggregated with those of the Company in its financial statements. The Companies investments in minerals are accounted for using purchasing accounting methods.


C.    OIL AND GAS PROPERTIES AND EQUIPMENt

The Company follows the successful efforts method of accounting for the costs of exploration and development activities. Direct acquisition costs of developed and undeveloped leases are capitalized. Costs of undeveloped leases on which proved reserves are found are transferred to proven oil and gas properties. Each undeveloped lease with significant acquisition cost is reviewed periodically and a valuation allowance provided for any estimated decline in value. Capitalized costs of proved developed leases are charged to income on the units of production basis based upon total proved reserves. The capitalized costs of these proved developed leases are written down to their projected net recoverable amount.

Costs of  exploratory  wells  found to be dry  during  the  year or  before  the issuance of these financial statements are charged against earnings in that year. Costs of successful exploration wells and development wells are capitalized. All costs of development wells and successful exploration wells are charged to earnings on a unit-of-production basis based upon proved developed reserves. Where the costs of developed wells and successful exploration wells exceed projected net recoverable amounts, such wells are written down to their projected net recoverable amount. Net recoverable amount is the aggregate of estimated un-discounted future net revenues from proven reserves less operating and production expenses.

Effective in the first quarter of 1997, the Company began assessing the impairment of capitalized costs of proved oil and gas properties and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Under this method, the Company generally assesses its oil and gas properties on a field-by-field basis utilizing its current estimate of future revenues and operating expenses. In the event net un-discounted cash flow is less than the carrying value, an impairment loss is recorded based on estimated fair value, which would consider discounted future

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


net cash flows. SFAS 121 did not have any impact on the Company's change in method of assessing impairment of oil and gas properties and other long-lived assets.


D.    SITE RESTORATION, DISMANTLEMENT AND ABANDONMENT COSTS

The salvage value of producing wells is expected to exceed the cost of site restoration and abandonment. As a result, no such costs are accrued in these financial statements. The Company has not accrued any costs associated with the potential abandonment and restoration of mineral extraction mine sites to date. Any required site specific restoration cost accruals will be made once mineral extraction is initiated.


E.    PROPERTY AND EQUIPMENT

Property  and  equipment  are  recorded  at  cost  and   depreciated   over  the
straight-line method over a period of five years.


F.    TIMBER RIGHTS

The Company has recorded the acquisition of timber rights at cost. These costs are deferred until commercial production commences. Where the costs exceed projected net recoverable amounts, the timber rights are written down to the projected net recoverable amount. Net recoverable amount is the aggregate of estimated un-discounted future net revenues from the sale of timber less operating and production expenses.


G.    MINERAL ACQUISITION

The Company has recorded the acquisition of CAMI and associated mineral rights at cost.


H.    DEBT ISSUE COSTS

Debt issue costs as of September 30, 1998, represent those associated with the Heller Financial, Inc. loan (see Note 10) and are being amortized over a period of five years. As of September 30, 2001, all debt issuance costs have been fully amortized.


I.    CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and investments with original maturities of three months or less.


J.    FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents, receivables, and all liabilities have fair values approximating carrying amounts, except for the Heller Financial, Inc., and Sonata Investment Company, LTD., loans for which it is not practicable to estimate fair values. The loans are to be repaid out of net cash flows. Additional interest or profit participation is payable after the payment of principal. The fair value of all debt is based on discounted cash flow analysis.


K.    REVERSE STOCK SPLIT

Effective February 24, 1998, the majority of stockholders of the Company approved a reverse ten-for-one stock split. The effect of the reverse stock split has been retroactively reflected in these financial statements. All reference to the number of common and preferred shares, stock options, warrants, and per share amounts elsewhere in these financial statements and related footnotes have been restated as appropriate to reflect the effect of the reverse split for all periods presented.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


3.    OIL AND GAS AND EQUIPMENT

                                                          2001            2000
                                                      -----------    -----------
               Proven lease acreage costs              $5,429,996     $5,429,996

               Proven undeveloped lease acreage costs  $1,745,810     $1,745,810
               costs

               Well costs                              $5,432,145     $5,432,145
                                                      -----------    -----------

                                                      $12,607,950    $12,607,950

               Accumulated depletion,                   5,587,991      5,563,687
               depreciation and amortization

                                                       $7,019,959     $7,044,263
                                                      -----------    -----------

(A)   SALE OF OIL AND GAS PROPERTIES

$878,685 in cash was received from the sale of the Company's coalbed methane properties in Alabama in December 1999 (First Quarter of Fiscal 2000). The Company reported the depreciation of these properties in its audited financial statements for the fiscal year ending September 30, 1999, but could not report the income until the net amounts were actually received during fiscal year 2000.

DD&A for FY 00 included adjustments for the divestment of certain of the Company's interests/wells located in Kansas and Oklahoma.

On September 28, 2001, effective January 1, 2001, the Company's sponsored partnership, DEP, sold all of its wells in Pennsylvania and West Virginia for $3,250,000, of which $2,234,722 was received at closing and 1,015,278 was attributed to production revenues collected between January 1, 2001 and September 28, 2001.


4.    TIMBER RIGHTS ACQUISITION

Effective September 29, 1995, the Company entered into an agreement ("Acquisition Agreement") to purchase 100% of the issued and outstanding shares of the Common Stock of Sustainable Forest Industries Inc. ("Sustainable"), a privately held Delaware Company, in exchange for 150,000 shares of Common Stock of the Company.

Prior to this, Sustainable entered into a Timber Acquisition Agreement on September 27, 1995 with Oreu Timber and Trading Co., Ltd. ("Oreu"), a Guyana Corporation which is an affiliate of May Joy Agricultural Cooperative Society Ltd. ("May Joy"). Under the terms of the agreement, Sustainable has been assigned the exclusive harvesting and cutting rights for the timber concession issue by Permit No. 1367. This permit was originally granted to May Joy who subsequently assigned harvesting rights to Oreu as per an agreement dated January 3, 1995.

In exchange for the timber rights, Oreu received a 10% ownership of Sustainable. This ownership was subsequently converted to equivalent shares of the Company as a result of the acquisition of Sustainable.

The acquisition has been accounted for by the purchase method. The purchase price of $962,500 was determined based on the fair value of the 150,000 common shares of The Company given up to acquire Sustainable. The fair value of the net liabilities of Sustainable acquired was $65,842 resulting in consideration of approximately $1,028,500 which has been recorded as timber rights. To reflect adjustments to the carry value of these assets, the Company has taken charges accumulating $1,028,342.

The Company has maintained it concession rights since the inception of timber operations in 1997 (see Note 10).

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


5.    Mineral Properties

a. Clean Age Minerals, Incorporated. In September 2000, the Company acquired Clean Age Minerals, Inc. ("CAMI") by way of merger with the Company's wholly owned subsidiary, Strategic Minerals, Inc. CAMI has three (3) subsidiaries, CA Properties, Inc., Matrix-Loc, Inc. and Lone Star Minerals, Inc. (collectively "CAP").

CAP owns or has under long-term lease: (a) 5,200 acres(+/-) in Marfa, Presidio County, Texas, containing high grade zeolite; (b) 5,020 acres(+/-) of calcium carbonate deposits located in the Oro Grande area, Cibola County, New Mexico;
(c) five (5) mining claims located in Sierra County, New Mexico covering 800 acres(+/-) of kaolin; (d) seventeen (17) mining claims covering 1,360 acres(+/-) in Grant County, New Mexico containing perlite; and (e) eleven (11) zeolite mining claims covering approximately 220 acres(+/-) located in Beaver County, Utah.

b.     Minerals and Equipment

                                                           2001         2000
                                                        ----------- ------------
             Proven undeveloped lease costs             $12,609,100  $12,609,100
             Mine development costs                               0            0
             Accumulated depletion and Depreciation               0            0
                                                        $12,609,100  $12,609,100
                                                      ------------- ------------
c.    Prepaid Royalties

The Company received a credit in the nature of "prepaid royalties" for rents paid on the Marfa Zeolite Lease, Presidio County, Texas, and a portion of the New Mexico Oro Grande Limestone Lease in Cibola County, New Mexico.


6.    PATENTS & TECHNOLOGY

As part of the acquisition of Clean Age Minerals, Inc. (See Note 6(a) above), the Company also acquired U.S. Patent No: 5387738. This patent, owned by Matrix-Loc, Inc. deals with a reagent and process for the remediation of water and contaminated soils.


7.    NOTES PAYABLE

a. During the year ended September 30, 1995, the Company received $1,100,000 in return for two notes payable, with the producing wells of the Company used as collateral. Interest of 10% per annum was due monthly. In fiscal 1996, the Company repaid $300,000 of the outstanding balance. In fiscal 1997, the remaining $800,000 was converted into 16,000 shares of 10% cumulative preferred stock, at $50.00 per share ("Series A Preferred Stock"). The Series A Preferred Stock was subject to a put on August 20, 1999. The holders of the Series A Preferred Stock filed a lawsuit in the Los Angeles Superior Court, California against the Company, as well as Mr. Amir and Mr. Erlich as guarantors. Mr. Amir satisfied his obligation and purchased his, or 8,000 shares of the Series A Preferred Stock. The Company and Mr. Erlich entered into a Stipulation for the Entry of Judgment granting the Company until August 1, 2001 in which to satisfy the put for the remaining 8,000 shares of Series A Preferred Stock plus accumulated interest. (See Litigation Note 17). Mr. Amir has not made a demand on the Company for payment.

b. During fiscal 1998, the Company borrowed $145,000 from four (4) persons. The debt was evidenced by Notes which matured on November 21, 1998. The Notes earned interest at 2% over the prime rate charged by the Huntingdon National Bank of Columbus, Ohio, through the maturity date, and 18% thereafter. The Noteholders were also given warrants. $75,000 in principal amount plus accrued interest due to Sonata Investment Company, Ltd. ("Sonata") was paid to Sonata on November 30, 2001. (See Note 11(b)--Warrants and Schedule IX--Short Term Borrowings). On August 1, 2001, the Company borrowed $42,000 from Standard Energy Company. This loan earned interest at 2% per annum. This loan was satisfied on November 30, 2001.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


8.    DUE TO (FROM) RELATED PARTIES

                                                        2001         2000
                                                   ------------- ------------

                Net due (from) to Amir and Erlich
                Bearing interest at prime +3%        $91,062     $    91,062
                Bearing interest at 7%               542,429         463,854
                                                   ------------- ------------
                                                    $633,489        $554,916
                                                   ------------- -------------

Mr. Amir is an officer and shareholder of the Company. Mr. Erlich is a shareholder and former officer and director of the Company. These amounts have no fixed repayment terms.


                                                        2001         2000
                                                   ------------- ------------
                8% Convertible Debentures           $ 30,000      $ 30,000
                                                   ------------- ------------

A.    7% CONVERTIBLE DEBENTURES

On May 31, 1996 the Company issued $1,000,000 of 7% convertible debentures with interest payable in cash or stock on a semi-annual basis, and a term of three years. The placement agent's fees were 10% of the gross proceeds and 10,000 warrants at $10.00, with an expiration date of May 30, 2001 (see Note 12). The debentures could be converted after a holding period of: (a) as to 50% of the principal amount, 40 days (July 10, 1996), and (b) the remaining 50%, 60 days (July 30, 1996). The debentures are convertible into the Company's Common Stock at the lessor of (1) a 35% discount on the previous five day average closing bid price at conversion, or; (2) the previous day average closing bid price at closing (May 31, 1996). As of September 30, 1996, $600,000 of the 7% debentures had been converted into 107,712 common shares. The remaining balance was converted into 132,916 common shares during 1997.


B.    8% CONVERTIBLE DEBENTURES

On September 11, 1996, the Company issued $1,310,000 worth of 8% convertible debentures with interest payable in stock only and accruing until conversion or redemptions after the term of two years. The placement agent's fees were 10% of the gross proceeds and 12,111 warrants at $10.07 expiring November 16, 2001. The debentures may be converted after a holding period of 45 days after closing at the lessor of: (1) the fixed conversion price ($10.171875), or (2) 75% of the average closing bid price for the five trading days immediately preceding the date of conversion. As of September 30, 2000, $1,280,000 of the 8% debentures had been converted into 981,322 common shares.


10.   LONG-TERM DEBT

Long-term debt of the Company consists of the following:


A.    HELLER FINANCIAL, INC.

During the forth quarter of fiscal 1997, the Company entered into an arrangement with Heller Financial, Inc. ("Heller") whereby Heller agreed to provide the Company with up to $15,000,000 to rework existing horizontal wells, re-complete its vertical wells as horizontal wells, and develop additional acreage. Under the terms of the agreement, all of the properties of Westlands were transferred to a newly formed limited partnership, Tri-Coastal Energy, L.P., the general partner of which is Tri-Coastal Energy, Inc., (Tri-Coastal) and the sole limited partner of which is Westlands. Westlands is also the sole shareholder of Tri-Coastal. The amount outstanding (principle and accrued interest) under this arrangement as of September 30, 2001 and 2000, was $7,017,390 and $6,945,150, respectively. Interest on the borrowings is at prime plus 2%. Principal is paid out of 85% of the net cash flow from the properties. Additional interest is payable from 50% of the net cash flow from these properties after the payment of principal. In January 1999, Heller declared the loan to be in default, as a result of the pledged properties failure to generate the required interest payments. This was solely attributable to the decrease in the low worldwide prices for oil. As a result, the full amount of the Heller Loan has been reclassified as current debt. With the recovery of oil prices, the Heller Loan

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


has come back into compliance, However, Heller has not rescinded its default notice. The obligations to Heller are non-recourse to the Company and payable solely out of the oil and properties pledged to Heller as collateral.


B.    SONATA INVESTMENT COMPANY, LTD.

During the third quarter of fiscal 1997, Sustainable entered into a loan agreement with Sonata Investment Company, LTD. for $250,000, which remains outstanding as of September 30, 1997. Sustainable has the right to request an additional $250,000 prior to December 31, 1999. The Company and Westlands are guarantors of the loan with Westlands (now Tri-Coastal Energy, L.P.) wells being pledged as collateral, subordinated to the Heller Financing. The loan is to be repaid out of 25% of Sustainable's net cash flow with any remaining balance due by December 31, 1999. Interest is at 12%. In addition, Sonata will receive a profits participation of 25% of the net profits of Sustainable while the loan is outstanding and 20% after the loan is repaid (after payout). Should Sustainable request the additional $250,000 from Sonata and should Sonata elect not to make said advance, then the after payout rate reduces from 20% to 15%. The full amount of this loan has been reclassified as current debt. Sonata sought and the Company agreed to grant Sonata additional collateral to secure its loan in the nature of a security interest in the Patent owned by Matrix-Loc and the mineral leases owned by subsidiaries of CAMI. The totality of the Sonata debt, plus all accrued and unpaid interest was satisfied on November 30, 2001.


C.    PNC BANK LOAN

During the fourth quarter of fiscal 1998, Deven Resources, Inc. obtained a term loan of $300,000 with interest at prime plus 12%. Principal is due at $25,000 per quarter. The loan is secured by specific properties owned by Deven. This loan was paid off on December 15, 1999 through the sale of Deven's Net Profits interests in certain properties in Armstrong and Fayette Counties, Pennsylvania.


D.    FIRST REGIONAL BANK

As of September 30, 1998, the Company assumed a $100,000 loan with First Regional Bank when it acquired Haly Corporation (see Note 19). Interest is at 6.9% and the loan matures December 12, 2001. The loan is secured by personal assets of an officer of the Company.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000

11.   CAPITAL STOCK


                                                              NUMBER OF   NUMBER OF
                                                               COMMON     PREFERRED
                                                             SHARES PAR    SHARES,
                                                                VALUE     PAR VALUE
                                                              $0.01 PER   $0.01 PER
                                                                SHARE       SHARE
                                                            ------------  ----------


Authorized                                                    20,000,000  10,000,000
                                                            ------------  ----------

Balance as of September 30, 2000                               3,102,574   2,017,800
                                                            ============  ==========

Issued pursuant to the Terra Silex Agreement                     400,000
                                                            ------------

Issued for the acquisition of 16/6th                           1,000,000
                                                            ------------

Issued for development of Natural Resource Exchange              300,000
                                                            ------------

Issuance to Kanes                                                 50,000
                                                            ------------

Balance as of September 30, 2001                               4,852,574   2,017,800
                                                            ------------  ==========

Upon re-domestication of the Company into the U.S. as of October 1, 1997, par value was established at $0.01 per share for both common and preferred stock. On February 24, 1998, the Company conducted a reverse 10 for 1 stock split.

A.    COMMON STOCK OPTIONS
                                                                  2001       2000
                                                            -----------  ----------

               Outstanding and Exercisable at beginnning of   3,610,000     235,000
                year
               Canceled                                           -----   (125,000)
               Granted                                            -----   3,500,000
               Exercised                                          -----       -----
               Outstanding and Exercisable at end of year     3,610,000   3,610,000
                                                             ==========  ==========

On September 17, 2000 the Board of Directors of the Company granted options to three directors (Messrs., Amir, Novinskie and Trainor), two of whom are also officers of the Company and two employees. The options are exercisable at a price of $.25 per share which was the fair market value of the Company's stock at the time of issue. The options were granted for service and dedication to the Company by persons who were either not being paid currently and/or continued to work for the benefit of the Company and the shareholders at a wage scale substantially below market. The following summary sets out the activity in Common Stock purchase options:

In January 1995, the Company granted fully vested Common Stock purchase options expiring on January 6, 2000 for 85,000 common shares at $2.50 per share. On the same date, the Common Stock purchase options previously outstanding, which expired on September 5, 1995 for 35,670 common shares at $3.20 per share, were gifted back to the Company and canceled.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS 123). SFAS 123 permits the Company's continued use of the intrinsic value

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


based method prescribed by Accounting Principles Board Opinion No. 25 (APB 25). SFAS 123 requires additional disclosures, including pro forma calculations of net earnings and earnings per share, as if the fair value method of accounting prescribed by SFAS 123 had been applied. The fair value of stock options and compensation cost are measured at the date of grant.

The Common Stock purchase options were issued for past services at an exercise price of $2.50 per share when the underlying stock was at $2.245 per share. Had compensation cost been determined based on the fair value of the Common Stock purchase options using the provisions of SFAS 123, the Company's net loss and loss per share in 1995 would have increased by $161,500 and $0.10, respectively.

For the pro forma calculation, the fair value of each option on the date of grant was estimated using the Black-Scholes option pricing model and the following assumptions for awards in 1995: zero dividend yield expected volatility of 119.64%, risk -free interest rate of 7.84%, and expected life of 5 years. Using these assumptions, the grant-date fair value per share of the options granted in 1995 was $1.80.


B.    COMMON STOCK WARRANTS

Common Stock warrants outstanding at September 30, 2001, consist of the following:

                                                                                      PRICE PER
ISSUANCE                                          EXPIRATION DATE           AMOUNT       SHARE
-------------------------------                   ----------------------  ---------- ------------

8% Debenture Holders and Placement Agents(1.)     November 26, 2001                           $4.386
                                                  to June 8, 2002          131,000            $10.81

Financing Sources(2.)                             August 1, 2002                              $0.55
                                                  to November 20, 2000     288,138            $2.50

Terra Silex Warrant                               September 20, 2001
                                                  to December 31, 2006     125,000            $1.25


(1.)  Common Stock Warrants Attached to Debenture


      In connection with the issuance of the 8% convertible debentures in September 1996; a number of warrants were granted to the holders of the debentures, the agents, and subagents who placed the debentures.


      With respect to the warrants granted to the debenture holders and subagents, the warrants were granted in three equal installments of September 11, 1996; November 26, 1996; and June 8, 1997. These warrants will expire five years from the date of each installment: September 11, 2001; November 26, 2001; and June 8, 2002. The number of shares of Common Stock into which the warrants may be converted and the exercise price of the warrants were determined by (among other variables and future events) the amount of debentures still outstanding on each date of grant, and the average closing bid price of the Company's Common Stock for the five trading days immediately preceding each date of grant.


      On September 11, 1996, a total of 12,211 warrants expiring on September 11, 2001 were granted to the agents. The warrants may be exercised at any time before the expiration date by either of the two methods as follows:
      (1) each warrant may be exercised for one common share with an exercise price of $10.73, or (2) all or a portion of the warrants may be exercised on a cashless basis where a reduced number of shares of Common Stock will be issued based upon the difference between the average closing price of the Company's Common Stock for the five business days immediately preceding the date of exercise and the exercise price, divided by the average closing market price, times the number of warrants being exercised.


(2.)  Common Stock Warrants Attached to Notes


      On July 21, 1998, a total of 218,183 warrants expiring on November 20, 2005 were granted to four persons who loaned the Company a total of $145,000 in July 1998. (See Note 7b). The warrants may be exercised at any time before the expiration date at an exercise price of $0.55.


C.    NET INCOME PER SHARE

Net income per share was calculated on the basis of the weighted average number of shares outstanding which amounted to 4,852,574 for the year ended September 30, 2001 (2000 - 3,102,574). For the years ended September 30, 2001 and 2000, the exercise of the options and warrants outstanding as at year-end did not have a dilutive effect on the net income per share.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


D.    PAYMENT OF ACCRUED DIVIDENDS

$417,360 of accrued dividends attributable to the 8% Cumulative Convertible Preferred Stock issued in the acquisition of CAMI ("CAMI Preferred") was paid in 332,467 shares of Common Stock upon conversion of 1,198,800 shares of the CAMI Preferred Stock to Common Stock commencing October, 2001 through December 31, 2001. See also Note 16, regarding payment of $90,000 in accrued dividends on the Series A Preferred Stock held by the Kanes in December 2001.


12.   INCOME TAXES

The Company has no current and deferred taxes payable. The Company and its subsidiary have significant tax losses to be applied against future income. The subsidiary Company's tax filings show net operating losses to be applied against future taxable income in the amount of approximately $28 million to be utilized in various years through 2009. The tax benefit of these losses is estimated to be approximately $10 million. No potential benefit of these losses has been recognized in the accounts.


13.   SEGMENTED INFORMATION

Substantially all of the Company's operating activities is in oil and gas exploration and development in the United States, which is considered to be the Company's domestic energy segment. In addition, the Company has 100% owned subsidiaries involved in the harvesting of timber Concessions in Guyana, SA (timber segment) and in the extraction of industrial minerals, which comprise its mineral segment. The mineral subsidiary is also engaged in the marketing of its patented environmental technology. The following table identifies customers of the Company who purchased greater than ten percent of the oil and gas produced by the Company:


                                                               2001         2000
                                                            PERCENTAGE   PERCENTAGE
                                                             OF TOTAL     OF TOTAL
                                                             SALES (%)    SALES (%)
                                                            -----------  ----------

Oil Production
  GulfMark                                                    80.5%        85.6%
  Tri-Power Resources                                         17.8%         8.8%
Gas Production
  Aquila Southwest Pipeline Corp.                             11.2%        13.3%
  Mitchell Gas Services                                        6.9%        10.9%
  Enron North American Corp                                   15.4%        16.9%
  Dominion Gas Services, et. al.                              63.9%        18.4%


14.   ADDITIONAL INFORMATION ON PETROLEUM AND NATURAL GAS ACTIVITIES

                                                                        DEPRECIATION,
                              PROPERTY                                   DEPLETION AND
                             ACQUISITION   EXPLORATION  DEVELOPMENT(1)  AMORTIZATION
                             -----------   -----------  --------------- -------------

September 30, 2001                    --            --               --      $231,566
September 30, 2000                    --            --         $637,000      $106,875


(1) Development costs include costs associated with the developed leaseholds as well as tangible and intangible well costs.


15.   EMPLOYMENT CONTRACTS AND COMMITMENTS

In connection with the acquisition of Sustainable and under Management Agreement dated April 17, 1995, the Company agreed to engage two key officers for a period of seven years ending April 17, 2002. The two key officers are entitled to a

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


base salary of $75,000 plus additional incentive payments each based upon a percentage of net income of Sustainable. At the time of termination for any reason, the key officers are entitled to a severance payment equal to the total of the annual base salary plus additional annual incentive payments he is then receiving multiplied by the remaining years, or portions thereof, of the contract period. During fiscal 1997, the Company reached a settlement with one of the officers in the total amount of $60,000 to be paid at $5,000 per month through February 1998.

In connection with the acquisition of Deven and under the Stock Purchase Agreement dated October 1, 1996, the Company agrees that should certain Deven officers be involuntarily terminated, other than in response to the Deven Officer's gross negligence, willful misconduct, ineptitude or inability to perform the duties of his position, ("Involuntary Personnel Action") on or before September 30, 2001 ("Coverage Period"), the said Deven Officer who was the object of said Involuntary Personnel Action shall be entitled to receive a sum equal to 150% of the aggregate base salary plus the cash equivalent of all benefits for the period of time between the date of the Involuntary Personnel Action and the remaining portion of the Coverage Period ("Settlement Consideration").

However, the Settlement Consideration shall not be less than two years severance even though the period between the Involuntary Personnel Action and the expiration of the Coverage Period is less than two years.


16.   LITIGATION SETTLEMENT AND PENDING LITIGATION

SOUTHLAND DRILLING COMPANY, A DIVISION OF TRIAD DRILLING COMPANY V. WESTLANDS RESOURCES CORPORATION, DALECO RESOURCES CORPORATION AND TRI-COASTAL ENERGY, L.P., Cause No. 98-34542, In the 270th Judicial District Court of Harris County, Texas. On or about July 21, 1998, Southland Drilling Company ("Southland") commenced a lawsuit against the Company and its subsidiaries Westlands and Tri-Coastal. The lawsuit sought to recover the amount of $260,577.66 allegedly due and owing for work performed on the DRC GA #3 Well and the DRC VI #1 Well, Burleson County, Texas. The Company settled this matter by the filing of a Joint Motion for Entry of Agreed Judgement on December 1, 2000. Under the terms of the agreement, the Company is obligated to pay Southland $300,000 ("Settlement Amount") and has given a judgment note in that amount to Southland. The Company had 90 days from settlement in which to pay the note during which period Southland will forbear from taking any action. The Company failed to pay the Settlement Amount within the allotted 90 day period. As part of the Terra Silex Agreement, Terra Silex acquired the Southland Judgment from Southland and filed a release and satisfaction of the Southland Judgment.

KANE V. DALECO RESOURCES CORP., ET. AL. On or about January 14, 2000, Stanley B. Kane, et. al. commenced an action in the Superior Court, Los Angeles, California to enforce their right to have the Company repurchase 16,000 shares (stated value $50,000 purchase) of Series A, 10% Cumulative Preferred Stock. The Plaintiffs had the right to put the stock to the Company on August 20, 1999, which they did. Although the Company continued to pay quarterly interest on the Series A Preferred Stock, it did not redeem the shares due to its lack of liquidity. Also named in the suit were Messrs. Dov Amir (a current officer and director of the Company) and Mr. Louis Erlich (who was an officer and director of the Company at the time of the issuance of the Series A Preferred Stock) who had given personal guaranties to the Plaintiffs.

Mr. Amir satisfied his obligation under his guaranty to purchase one-half or 8,000 shares from the Plaintiffs. The Company entered into Stipulation for the Entry of Final Judgment and Judgment thereon as to Daleco Resources Corporation, pursuant to which the Company shall have until August 1, 2001 in which to redeem the remaining 8,000 shares for $400,000 plus accrued interest through the date of settlement at a rate of ten percent (10%) per annum. The Kanes have been granting the Company an extension of the August 1, 2001 date on a month to month basis. On December 7, 2001, the Company paid the Kanes $90,000 representing all accrued and unpaid dividends on the Series A Preferred Stock through December 31, 2001. No further dividend payments are due until the end of January 2002.

Mr. Erlich has filed a Cross Complaint against the Company for payment of his obligation under his guarantee.

ELIZABETH   MCFADDEN  V.  BBC/DRI  BLACKLICK  JOINT  VENTURE,   BELDEN  &  Blake
CORPORATION AND DEVEN RESOURCES, INC., Civil Action--Equity, No. 50640 CD 2001, Court of Common Pleas, Indiana County, Pennsylvania.

This action was commenced by Plaintiff to prevent Belden & Blake Corporation from laying a pipeline and utilization of an easement across Plaintiff's property. Plaintiff's action had been dismissed once, and Plaintiff had refiled the complaint allegedly addressing new issues and adding Deven Resources, Inc. as a new defendant.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


Developing Energy Partners I, L.P. ("DEP"), for which Deven Resources, Inc. ("DRI") was the general partner, owned a 40% interest in BBC/DRI Blacklick Joint Venture ("Joint Venture"). Belden & Blake Corporation ("BBC") owned the remaining 60% of the Joint Venture prior to September 28, 2001 at which time it acquired the 40% interest held by DEP. The pipeline and utilization of the easement by BBC which are the subject of this action are attributable to wells drilled on acreage under lease to the Joint Venture ("BBC Wells"). DEP went non-consent on the BBC Wells. Under the Joint Venture agreement, since DEP went non-consent on the BBC Wells, DEP had no responsibility or liability for any costs associated with the BBC Wells. Since the pipeline and easement usage across the lands of the Plaintiff was exclusively related to the BBC Wells, DEP had no liability for the costs associated with this lawsuit. The relief sought by the lawsuit is to enjoin BBC from laying its lines across the Plaintiff's property and for damages to the surface of Plaintiff's property resulting from BBC's actions.

We believe that neither DEP nor DRI would have any liability arising out of this cause of action.


17.   ACQUISITIONS


CLEAN AGE MINERALS, INCORPORATED

CAMI, a Nevada corporation, was acquired by the Company through a merger with the Company's newly formed subsidiary, Strategic Minerals, Inc., a Nevada corporation, on September 19, 2000 Strategic Minerals, Inc. was the surviving corporation which subsequently changed its name to Clean Age Minerals, Incorporated. The Shareholders of CAMI received 2,001,800 shares of Daleco Resources Corporation Series B, 8% Cumulative Convertible Preferred Stock, stated value $10.00, par value $.01, in exchange for 20, 018,000 shares of CAMI Common Stock constituting all of the capital stock of CAMI. CAMI, through its subsidiaries CAP and Lone Star owns in fee and leasehold interests in non-metallic minerals in the States of Texas, New Mexico and Utah. The Company does not presently mine its minerals. Additionally, the Company acquired, as part of the merger, a patented process utilizing many of the minerals owned or under lease to the Company, for the cleansing and decontamination of water and soils. (See, "Management's discussion and Analysis-Business and Properties".)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and
Stockholders of Daleco Resources Corporation


Our reports to the Board of Directors and Stockholders of Daleco Resources Corporation and subsidiaries dated January 15, 2002 and July 12, 2001 and March 15, 2000, relating to the consolidated basic financial statements of Daleco Resources Corporation and subsidiaries appears on page 38 (F-20 to F-37 in this Prospectus). Those audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information on pages 60 through 68 (F-39 to F-48 in this Prospectus) is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and in our opinion, is fairly stated in all material respect in relation to the basic financial statements taken as a whole.

In our opinion, such financial statement schedules present fairly, in all material respects, the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant recurring net losses, negative operating cash flow, and has uncertainty relative to full recoverability of assets including Clean Age Minerals, Inc., which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Jay J. Shapiro
---------------------------
Jay J. Shapiro, CPA
A Professional Corporation

Encino, California
January 15, 2002

DALECO RESOURCES CORPORATION
SCHEDULE II- AMOUNTS RECEIVABLES FROM UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES YEARS ENDED SEPTEMBER 30, 2001 AND 2000

This schedule has been omitted, as there are no receivables.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000

SCHEDULE IV - NON-CURRENT INDEBTEDNESS OF AND TO RELATED PARTIES YEAR ENDED SEPTEMBER 30, 2001 AND 2000


This schedule has been omitted, as there are no non-current indebtedness of and to related parties.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000

SCHEDULE V - PROPERTY, PLANT AND EQUIPMENT YEAR ENDED SEPTEMBER 30, 2001 (EXPRESSED IN THOUSANDS)


                                                                     YEAR ENDED
                                                                    SEPTEMBER 30
                                                            -------------------------
                                                                2001          2000
                                                            ------------  ----------


COST
  Proven Lease Acreage
   Balance - Beginning of year                                     5,430       5,430
   Additions                                                          --          --
   Disposal                                                           --          --
                                                            ------------  ----------
   Balance - End Of Year                                           5,430       5,430
                                                            ------------  ----------

  Proven Undeveloped Lease Acreage
   Balance - Beginning of Year                                     1,746       1,746
   Additions                                                          --          --
   Disposal                                                           --          --
                                                            ------------  ----------
   Balance - End of Year                                           1,746       1,746
                                                            ------------  ----------

  Well Costs
   Balance Beginning of Year                                       5,432       4,795
   Additions                                                          --         637
   Disposal -                                                         --          --
                                                            ------------  ----------
   Balance - End of Year                                           5,432       5,432
                                                            ------------  ----------

TOTAL COST(1)                                                    $12,608     $12,608
                                                            ============  ==========


__________


(1) Reflects cost of residual oil and gas assets held at year end. The carrying value of the Company's share of the properties divested by its subsidiary were written off in prior periods.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000

SCHEDULE VI - ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT YEAR ENDED SEPTEMBER 30, 2001
(EXPRESSED IN THOUSANDS)


                                                                      YEAR ENDED
                                                                     SEPTEMBER 30
                                                             --------------------------
ACCUMULATED DEPRECIATION AND DEPLETION                           2001          2000
                                                             ------------  ------------

Prove Lease Acreage
Balance - Beginning of Year                                         2,953       2,424
Charge for the Year                                                   140         529
Disposal                                                               --          --
                                                             ------------  ----------
Balance - End of Year                                               3,093       2,953
                                                             ------------  ----------
Proven Undeveloped Lease Acreage
Balance Beginning of Year                                             674         674
Charge for Year                                                        77         ---
Disposal                                                               --          --
                                                             ------------  ----------
Balance - End of Year                                                 751         674
                                                             ------------  ----------

Well Costs
Balance - Beginning of Year                                         1,937       1,511
Charge for Year                                                        27         426
Disposal                                                               --          --
                                                             ------------  ----------
Balance - End of Year                                               1,964       1,937
                                                             ------------  ----------

TOTAL DEPRECIATION, DEPLETION AND AMORTIZATION                     $5,808      $5,564
                                                             ============  ==========

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


SCHEDULE IX - SHORT-TERM BORROWINGS FOR THE YEARS ENDED
SEPTEMBER 30, 2001 AND 2000

There were no other short-term borrowings for the years ended September 30, 2001 and 2000.

DALECO RESOURCES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2001 AND 2000


DALECO RESOURCES CORPORATION
SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION

This schedule has been omitted as the information is furnished in the income statement included with the consolidated financial statements.

DALECO RESOURCES CORPORATION
SUPPLEMENTAL INFORMATION (UNAUDITED)
AS AT SEPTEMBER 30, 2001 AND 2000


ESTIMATED NET QUANTITIES OF PROVEN OIL AND GAS RESERVES

Proved reserves are the estimated quantities which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operation conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. These reserve estimates were prepared by independent engineers and are based on current technology and economic conditions. The Company considers such estimates to be reasonable; however, due to inherent uncertainties and the limited nature of reservoir data, estimates of underground reserves are imprecise and subject to change over time as additional information becomes available.

The following table shows the changes in the Company's proved oil and gas reserves for the year.


                                             2001                     2000
                                  -------------------------  --------------------------
                                              CRUDE OIL                     CRUDE OIL
                                                AND            NATURAL        AND        NATURAL
                                              CONDENSATE         GAS       CONDENSATE      GAS
                                               (BARRELS)       (MMCF)       (BARRELS)     (MMCF)
                                              ----------       -------     ----------    -------


Proven Developed and Undeveloped Reserves        599,154        8346     1,030,739     11,615
                                              ----------       -------   ==========    =======
Balance - Beginning of Year                           --            --           --         --
Acquisition of Reserves                               --            --           --         --
Disposition of Reserves                               --         3,122    (108,287)      (255)
(1) & (2) Revision of Previous Estimates          69,932           614    (302,622)    (2,408)
Production for Year                             (26,288)         (636)     (20,676)      (606)
Balance - End of Year                            642,798         3,974      599,154      8,346
                                              ==========       =======    =========    =======
Proved Developed Reserves as at
September 30                                      59,977           873       92,812      4,784
                                              ==========       =======   ==========    =======

__________


(1) Revision to prior estimate reflects down time in crude price experienced in 1999.


(2) Improvement in performance of Company's Pennsylvania natural gas production.

DALECO RESOURCES CORPORATION
SUPPLEMENTAL INFORMATION (UNAUDITED)
AS AT SEPTEMBER 30, 2001 AND 2000


MEASURE OF DISCOUNTED FUTURE NET CASH FLOW FROM ESTIMATED PRODUCTION PROVED OIL AND GAS RESERVES STANDARDIZED

The standardized measure of discounted future net cash flows from estimated production of proven oil and gas reserves after income taxes is presented in accordance with the provisions of Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities" (SFAS No. 69). In computing this data assumptions other than those mandated by SFAS No. 69 could produce substantially different results. The company cautions against viewing this information as a forecast of future economic conditions or revenues.

The standardized measure of discounted future net cash flows is determined by using estimated quantities of proved reserves and taking into account the future periods in which they have been projected to be developed and produced.
Estimated future production is priced at the year-end price. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the proved reserves. The future pretax net cash flows are then reduced further by deducting future income tax expenses as applicable. The resultant net cash flows are reduced to present value amounts by applying the SFAS No. 69 mandated 10% discount factor.


               STANDARDIZED MEASURE OF DISCOUNTED NET CASH INFLOWS
                        AS AT SEPTEMBER 30, 2001 AND 2000
                                                                2001           2000
                                                           -------------  -------------

Future cash inflows                                           27,128,207   $51,644,462
                                                           -------------  -------------

Future production costs                                      (3,048,640)  (10,437,492)
                                                           -------------  -------------
Future development costs                                     (8,517,000)   (8,230,400)
                                                           -------------  -------------

Future income tax expense*                                            --            --
                                                                      --            --
                                                           -------------  -------------

                                                              15,562,567    32,976,570
                                                           -------------  -------------

Discount factor at 10%                                       (6,240,216)  (12,207,938)
                                                           -------------  -------------

Standardized Measure of Future Net Cash Flows                  9,322,351   $20,768,632
                                                           =============  =============



* The Company presently has approximately $29 million of loss carry forwards. Based on these carry forwards no future taxes payable have been included in the determination of future new cash inflows. Future head office general and administrative expenses have been excluded from the cash flows.

DALECO RESOURCES CORPORATION
SUPPLEMENTAL INFORMATION (UNAUDITED)
AS AT SEPTEMBER 30, 2001 AND 2000

                   SUMMARY OF CHANGES IN STANDARDIZED MEASURE
                       OF DISCOUNTED FUTURE NET CASH FLOWS

                                                                2001        2000
                                                           -------------  ----------

Balance - Beginning of Year                                   20,768,632   $16,444,753
Increase (decrease) in future net cash flows:
  Sales for the year net of related costs                    (2,487,560)   (1,402,517)
  Revisions to estimates of proved reserves                   (9,161,801     6,605,081
Acquisition of Reserves                                               --            --
Extensions and discoveries net of related costs:                      --            --
  Sales of reserves in place                                 (4,796,920)     (878,685)
                                                           -------------  ------------
Balance - End of Year                                        $ 9,322,351   $20,768,632
                                                           =============  ============

ITEM 8 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

We have not authorized any dealer,
salesperson or other person to provide
any information or make any
representations about Daleco Resources
Corporation except the information or
representations contained in this
prospectus. You should not rely on any
additional information or
representations if made.

         -----------------------

This prospectus does not constitute an               ----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                               PROSPECTUS

  [ ] except the common stock offered by             ---------------------
      this prospectus;

  [ ] in any jurisdiction in which the
      offer or solicitation is not
      authorized;                              37,239,232 Shares of Common Stock

  [ ] in any jurisdiction where the
      dealer or other salesperson is not
      qualified to make the offer or              DALECO RESOURCES CORPORATION
      solicitation;

  [ ] to any person to whom it is
      unlawful to make the offer or
      solicitation; or

  [ ] to any person who is not a United                ____________, 2002
      States resident or who is outside
      the jurisdiction of the United
      States.

The delivery of this prospectus or any
accompanying sale does not imply that:

  [ ] there have been no changes in the
      affairs of Daleco Resources
      Corporation after the date of this
      prospectus; or

  [ ] the information contained in this
      prospectus is correct after the
      date of this prospectus.

         -----------------------

Until _________, 2002, all dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 78:751 of the Nevada Revised Statutes (Nevada General  Corporation
Law) authorizes indemnification of directors, officers, and employees of a Nevada Corporation. Daleco's by laws (i) authorize the indemnification of directors and officers (the "Indemnitee") under specified circumstances to the fullest extent authorized by the law of Nevada, (ii) provides for the advancement of expenses to the Indemnitee for defending any proceedings related to the specified circumstances to the fullest extent authorized by the law of Nevada, (ii) provides for the advancement of expenses to the Indemnitee the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains no policies of insurance under which the directors and officers of registrants are insured in connection with the defense of actions, suites or proceedings, to which they are parties by reason of being or having been such directors or officers.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Daleco will pay all expenses in connection with this offering.

             Securities and Exchange Commission Registration Fee  $    1,523
             Printing and Engraving Expenses                      $    2,500
             Accounting Fees and Expenses                         $   15,000
             Legal Fees and Expenses                              $   50,000
             Miscellaneous                                        $   15,977


             TOTAL                                                $   85,000

SALES OF UNREGISTERED SECURITIES

      In July 2002, Daleco entered into the Equity Line of Credit Agreement where Daleco may, at its discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $10 million. The amount of each advance is subject to an aggregate maximum advance amount of $75,000 in any 5 trading-day period with up to 4 advances a month. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 5% discount to the lowest daily weighted average price of our common stock for the 5 trading days immediately following the notice date. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Equity Line of Credit, together with a one-time commitment fee of $390,000, which was paid by the issuance of 847,826 shares of our common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Additionally, Westrock Advisors, Inc. was paid a fee of 21,739 shares of Daleco's common stock, which is equal to $10,000 at a closing bid of $0.46 on July 23, 2002 for acting as the placement agent.

      In July 2002, Daleco entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P., where Daleco shall issue and sell to Cornell up to Three Hundred Thousand Dollars of convertible debentures. These debentures are convertible into shares of common stock at a price equal to equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date, or (b) an amount equal to eighty percent (80%) of the average lowest three closing bid prices of the common stock for the five trading days immediately preceding the conversion date. 120% of the Closing price would have been $.552 which would result in Cornell Capital receiving 610,652 shares. Should 80% of the price of the stock on the conversion date by less than $.552, then Cornell Capital would be entitled to more than 610,652 shares for the conversion of the debentures.

      Effective, November 16, 2001, Daleco entered into a Stock Purchase Agreement with Sumitomo Corporation of America. The Sumitomo Corporation of America Securities Purchase Agreement provided for the purchase of 640,000 shares of Company common stock at a price of $1.25 per share. The Sumitomo Corporation of America Securities Purchase Agreement also granted Sumitomo Corporation of America 1,700,000 warrants, at exercise prices ranging from $2.00 per share for the first 850,000 shares, $2.50 per share for the next 510,000 shares and $3.00 per share for the remaining 340,000 shares. The Sumitomo Corporation of America Securities Purchase Agreement provides for Sumitomo
Corporation of America to nominate one person to serve as a director of Daleco and also to have an "observer" present at the meetings of the Board of Directors. At such time as Sumitomo Corporation of America has acquired at least 1,500,000 shares under the Securities Purchase Agreement through the exercise of its warrants plus the additional acquisition (640,000 original purchase shares plus 860,000 warrant shares), the observer shall be nominated to serve as a director of Daleco. Also on November 16, 2001, Daleco entered into a Master Distribution and Marketing Agreement with Sumitomo Corporation of America. Under the Marketing Agreement, Sumitomo Corporation of America received warrants for 540,000 shares. These warrants have a five (5) year term and have an exercise price of $2.00 per share for the first 108,000 shares, $2.50 per share for the next 162,000 shares and $3.00 per share for the remaining 270,000 shares.

      On September 20, 2001, Daleco entered into a Stock Purchase Agreement with Terra Silex Holdings, LLC pursuant to which Daleco agreed to sell Terra Silex up to 1,800,000 shares of common stock at a price of $1.25 per share. At the time of the Terra Silex Agreement, the market price of Daleco's common stock was $1.05. The Terra Silex Agreement provided for the purchase of the common stock in three (3) tranches. At closing, Terra Silex acquired 400,000 shares. The second tranche was to close within sixty (60) days, subject to Terra Silex's satisfactory completion of its due diligence. The second tranche for 400,000 shares closed on November 20, 2001. The third tranche for 1,000,000 shares was to have closed sixty (60) days after the second tranche closing, subject to Terra Silex's continued satisfactory due diligence. Terra Silex requested and was granted an extension until February 15, 2002 in which to exercise the third tranche. Terra Silex was also granted a warrant for 500,000 shares. The term of the warrant for five (5) years at an exercise price of $1.25 and is pro rated in amount should Terra Silex not fund all three tranches. On February 15, 2002, Terra Silex failed to exercise the third tranche. As such, Terra Silex's right to purchase additional shares under this Terra Silex Agreement terminated. The Terra Silex warrant is only vested as to 250,000 shares with the remaining 250,000 shares of the Terra Silex warrant having been forfeited as a result of Terra Silex's failure to fund the third tranche.

      In July 2001, Daleco acquired 16/6, Inc., a Pennsylvania corporation. The acquisition was acquired through the exchange of 1,000,000 shares of common stock for all of the issued and outstanding shares of 16/6, Inc. 16/6, Inc. owned proprietary comparative analysis software and has a patent pending for the retrieval of materials off the Internet and micro-payments thereof.

      On September 19, 2000, Daleco acquired all of the outstanding capital stock of Clean Age Minerals in exchange for 2,001,800 shares of Series B preferred stock. The Series B preferred stock is convertible into common stock at a rate of 85% of the average closing price of Daleco's common stock for the 5 trading days immediately preceding the date of conversion but in no case for less than $1.25 per share.

      On September 11, 2000 the Board of Directors of Daleco granted options for 3,500,000 shares of common stock to three directors, one office and an employee of Daleco. Messrs., Amir, Novinskie officers and directors of Daleco were each awarded options for 1,000,000 shares. Ms. Spencer the Secretary of Daleco was granted an option for 250,000 shares and an employee, Mr. Payne, the Controller, was awarded an option for 250,000 Mr. Trainor, a director, was awarded options for 1,000,000. Mr. Trainor's options were transferred to his law firm in accordance with his firm's policies. Subsequently, Mr. Trainor's law firm assigned to him options for 500,000 of the 1,000,000 originally granted. The 3,500,000 options are exercisable at a price of $.25 per share which was above the fair market value of Daleco's stock at the time of issue. The options were granted for service and dedication to Daleco to the recipients who while not being currently paid or paid at a wage scale substantially below market continued to work for the benefit of Daleco and the shareholders. These options vested upon their grant.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Daleco so as to make an informed investment decision. More specifically, Daleco had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Daleco's securities.

EXHIBITS AND REPORTS ON FORM 8-K

      (a)   Exhibits, Financial Statement Schedules and Reports on Form 8-K.

      [NEED TO FURTHER FORMAT, GET LEGAL NAMES, DATES, AND FURTHER COMPLETE]


EXHIBIT NO.  DESCRIPTION                         LOCATION
-----------  ------------------------------      ------------------------------

2.1 Agreement and Plan of Merger dated Provided herewith as of July 7, 2001, by and among Daleco Resources Corporation, DROC
             Acquisition, Inc. and 16/6, Inc.
             Thomas Smith

2.2          Agreement and plan of               Provided herewith
             reorganization by and among
             Daleco Resources Corporation, Inc.,
             Strategic Minerals, Inc. and
             Clean Age Minerals, Inc. dated
             September 19, 2000.

3.1          Memorandum of Incorporation of      Incorporated by reference to
             United Westlands Resources, Ltd.    Exhibit 3.1 to the Company's
             dated April 20, 1982                Annual Report on Form 10-KSB for
                                                 the fiscal year ended September
                                                 30, 1996, as filed with the SEC on
                                                 January 14, 1997

3.2          Articles of United Westlands        Incorporated by reference to
             Resources, Ltd.                     Exhibit 3.2 to the Company's
                                                 Annual  Report  on Form  10-KSB
                                                 for  the   fiscal   year  ended
                                                 September  30,  1996,  as filed
                                                 with  the  SEC on  January  14,
                                                 1997

3.3          Certified Special Resolution and    Incorporated by reference to
             Altered Memorandum of Daleco        Exhibit 3.3 to the Company's
             Resources Corporation filed May 2,  Annual Report on Form 10-KSB for
             1986                                the fiscal year ended September
                                                 30, 1996, as filed with the SEC on
                                                 January 14, 1997

3.4          Articles of Continuance of Daleco   Incorporated by reference to
             Resources Corporation filed July    Exhibit 3.4 to the Company's
             15, 1986                            Annual Report on Form 10-KSB for
                                                 the fiscal year ended September
                                                 30, 1996, as filed with the SEC on
                                                 January 14, 1997

3.5          Articles of Incorporation of        Incorporated by reference to the
             Daleco Resources Corporation        Company's Registration Statement
                                                 on Form S-8 as filed with the SEC
                                                 on March 18, 1997

3.6          Registrant's domestication in the   Incorporated by reference to the
             State of Delaware effective         Company's Annual Report on Form
             September 30, 1996                  10-KSB for the fiscal year ended
                                                 September 30, 1997, as filed with
                                                 the SEC on December 30, 1997

5.1          Opinion re Legality                 Provided herewith

10.1         Asset Purchase Agreement by and     Incorporated by reference to
             among Company, Westlands Resources  Exhibit 10.1 to the Company's
             Corporation and CMW Oil Company et  Annual Report on Form 10-KSB for
             al. dated May 28, 1992              the fiscal year ended September
                                                 30, 1996 as filed with the SEC on
                                                 January 14, 1997

10.2         Amendment of Asset Purchase         Incorporated by reference to
             Agreement                           Exhibit 10.2 to the Company's
                                                 Annual  Report  on Form  10-KSB
                                                 for  the   fiscal   year  ended
                                                 September  30,  1996  as  filed
                                                 with  the  SEC on  January  14,
                                                 1997


EXHIBIT NO.  DESCRIPTION                         LOCATION
-----------  ------------------------------      ------------------------------


10.3         Second Amendment of Asset Purchase  Incorporated by reference to
             Agreement                           Exhibit 10.3 to the Company's
                                                 Annual  Report  on Form  10-KSB
                                                 for  the   fiscal   year  ended
                                                 September  30,  1996,  as filed
                                                 with  the  SEC on  January  14,
                                                 1997

10.4         Acquisition Agreement by and among  Incorporated by reference to
             the Company, Joseph A. Nicolosi,    Exhibit 10.4 to the Company's
             Jr. and John W. Ryan and the        Annual Report on Form 10-KSB for
             shareholders of Sustainable Forest  the fiscal year ended September
             Industries, Inc. dated April 15,    30, 1996, as filed with the SEC on
             1995                                January 14, 1997

10.5         Acquisition Agreement by and        Incorporated by reference to
             between the Company and Deven       Exhibit 10.5 to the Company's
             Resources, Inc. effective October   Annual Report on Form 10-KSB for
             1, 1996                             the fiscal year ended September
                                                 30, 1996, as filed with the SEC on
                                                 January 14, 1997

10.6         Drilling Bid Proposal and Footage   Incorporated by reference to
             Drilling Contract dated January 8,  Exhibit 3.5 to the Company's
             1993 between Westlands Resources    Annual Report on Form 10-KSB
             Corporation and Questor Drilling    for the fiscal year ended
             Corp.                               September 30, 1996, as filed
                                                 with the SEC on January 14,
                                                 1997

10.7         Form F-X, Appointment of Agent for  Incorporated by reference to
             Service of Process and Undertaking  Exhibit 5.1 to the Company's
                                                 Annual Report on Form 10-KSB
                                                 for the fiscal year ended
                                                 September 30, 1996, as filed
                                                 with the SEC on January 14,
                                                 1997

10.8         Agreement by and between Daleco     Incorporated by reference to
             Resources Corporation and Wall      Exhibit 4(b) to the Company's
             Street Equities, Inc. dated         Registration Statement on Form
             October 31, 1996                    S-8 as filed with the SEC on
                                                 March 18, 1997

10.9         Agreement by and between  Daleco    Incorporated by reference to
             Resources Corporation  and Atwood   Exhibit 4(c) to the Company's
             Capital Corporation dated March     Registration Statement on Form
             12, 1997                            S-8 as filed with the SEC on
                                                 March 18, 1997

10.10        Letter dated February 15, 1996      Incorporated by reference to
             between Daleco Resources            Exhibit (4d) to the Company's
             Corporation and John Conti as       Registration Statement on For
             amended by letter dated April       S-8 as filed with the SEC on
             21, 1997                            May 22, 1997

10.11        Acquisition Agreement by and        Incorporated by reference to
             between Registrant and Haly         Exhibit 10.3 to the Company's
             Corporation dated September 29,     Annual Report on Form 10-KSB
             1997                                for the fiscal year ended
                                                 September 30, 1997, as filed
                                                 with the SEC on December 30,
                                                 1997

10.12        Letter of Intent dated July 23,     Provided herewith
             2001, by and between Terra Silex
             Holdings, LLC and the Daleco
             Resources Corporation

10.13        Stock Purchase Agreement dated      Provided herewith
             September 20, 2001 by and between
             Terra Silex Holdings Ltd. Co. and
             Daleco Resources Corporation

10.14        Warrant Agreement between Terra     Provided herewith
             Silex Holdings Ltd.  Co. and
             Daleco Resources Corporation

10.15        Registration Rights Agreement       Provided herewith
             dated September 20, 2001


EXHIBIT NO.  DESCRIPTION                         LOCATION
-----------  ------------------------------      ------------------------------


10.16        Stock Purchase Agreement by and     Provided herewith
             between Sumitomo Corporation of
             America and Daleco Resources
             Corporation

10.17        Warrant to Purchase Common Stock    Provided herewith
             of Daleco Resources Corporation

10.18        Warrant to Purchase Common Stock    Provided herewith
             of Daleco Resources Corporation

10.19        Registration Rights Agreement by    Provided herewith
             and between Daleco Resources
             Corporation and Sumitomo
             Corporation of America

10.20        Master Distribution and Marketing   Incorporated by reference to
             Agreement   between   Sumitomo      Exhibit 10.4 to the Company's
             Corporation of America and Daleco   Annual Report on Form 10-KSB
             Resources Corporation               for the fiscal year ended
                                                 September 30, 2001 as filed
                                                 with the SEC on January 25,
                                                 2002

10.21        Employment Agreement, dated         Provided herewith
             November 16, 2001, between the
             Registrant and Dov Amir

10.22        Employment Agreement, dated         Provided herewith
             November 16, 2001, between the
             Registrant and Gary Novinskie

10.23 Time Note, dated February 1, 2000, Provided herewith between the Registrant and Louis
             Erlich

10.24        Stock Purchase Agreement, dated     Incorporated by reference to
             November 16, 2001, between the      Exhibit 10.8 of Form 10-KSB
             Registrant and Sumitomo             filed with the SEC on January
             Corporation of America              25, 2002

10.25        Equity Line of Credit Agreement,    Provided herewith
             dated July 23, 2002, between the
             Registrant and Cornell Capital
             Partners, LP

10.26        Registration Rights Agreement,      Provided herewith
             dated July 23, 2002, between the
             Registrant and Cornell Capital
             Partners, LP

10.27        Escrow Agreement, dated July 23,    Provided herewith
             2002, among the Registrant,
             Cornell Capital Partners, LP,
             Butler Gonzalez LLP, and Wachovia,
             N.A.

10.28        Placement Agent Agreement, dated    Provided herewith
             July 23, 2002, between the
             Registrant and Westrock Advisors,
             Inc.

10.29        Securities Purchase Agreement,      Provided herewith
             dated July 23, 2002, between the
             Registrant and the Buyers

10.30        Registration Rights Agreement,      Provided herewith
             dated July 23, 2002, between the
             Registrant and the Buyers


EXHIBIT NO.  DESCRIPTION                         LOCATION
-----------  ------------------------------      ------------------------------

10.31        Debenture, dated July 23, 2002,     Provided herewith
             between the Registrant and Cornell
             Capital Partners LP

10.32        Escrow Agreement, dated July 23,    Provided herewith
             2002, among the Registrant, the
             Buyers, and Wachovia, N.A.

10.33        Transfer Agent Instructions, dated  Provided herewith
             July 23, 2002, among the
             Registrant, Cornell Capital
             Partners, LP, and Stock Trans, Inc.

10.34        Key Man Contract effective October  Provided herewith
             1, 2001, by and between Daleco
             Resources Corporation,
             Subsidiaries and Robert E. Martin

10.35        Registration Rights Agreement       Provided herewith
             dated July 7, 2001,
             by and among Daleco  Resources
             Corporation and the Shareholders
             of 16/6, Inc.

16           Letter on Change in Certifying      Incorporated by reference to
             Accountant                          Exhibit 16 to the Company's Annual
                                                 Report on Form  10-KSB  for the
                                                 fiscal year ended September 30,
                                                 1998,  as filed with the SEC on
                                                 May 18, 1999

21           Subsidiaries of Issuer              Incorporated by reference to
                                                 Exhibit 22 to the Company's Annual
                                                 Report on Form 10-KSB for the
                                                 fiscal year ended September 30,
                                                 1996, as filed with the SEC on
                                                 January 14, 1997

22           Westlands Resources Corporation,    Incorporated by reference to
             Nevada Sustainable Forest           Exhibit 22.1 to the Company's
             Industries, Inc., Delaware          Annual Report on Form 10-KSB for
                                                 the fiscal year ended September
                                                 30, 1996, as filed with the SEC on
                                                 January 14, 1997

23.1         Consent of Jay J. Shapiro,          Provided herewith
             CPA

23.2         Consent of Kirkpatrick and          Provided herewith
             Lockhart, LLP

      (B)    REPORTS ON FORM 8-K.

      None.

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on September 3, 2002.

                                  DALECO RESOURCES CORPORATION

                                  By: /s/ Gary J. Novinskie
                                     -------------------------------------
                                  Name:  Gary J. Novinskie
                                  Title: President, Chief Financial Officer,
                                         Chief Operating Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                      TITLE                                  DATE
---------                      -----                                  ----

/s/ Gary J. Novinskie          President, Chief Financial Officer,    September 3, 2002
------------------------       Chief Operating Officer and Director
Gary J. Novinskie



/s/ Dov Amir                   Chairman of the Board, Chief           September 3, 2002
------------------------       Executive Officer and Director
Dov Amir



/s/ Warren Trainor             Director                               September 3, 2002
------------------------
Warren Trainor


/s/ Robert Martin              Director                               September 3, 2002
------------------------
Robert Martin